As filed with the Securities and Exchange Commission on February 9, 2009

Registration Statement No. 333-152949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

AMENDMENT #6 to

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

_____________________

PERF-GO GREEN HOLDINGS, INC.

(Name of Registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	20-3079717 (I.R.S. Employer Identification No.)

12 East 52nd Street, 4th Floor

New York, New York 10022

(212) 935-3550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and principal place of business)

Michael Caridi

Interim Chief Financial Officer

12 East 52nd Street, 4th Floor

New York, New York 10022

(212) 935-3550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adam P. Silvers, Esq. Ruskin Moscou Faltischek, P.C. 1425 RexCorp Plaza, 15th Floor Uniondale, New York 11556 (516) 663-6600

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer: and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, (par value $0.0001 per share)(3)	727,168 shares	$1.16	$1.16	$33.15
Common Stock, (par value $0.0001 per share)(4)(6)	4,175,406 shares	$1.16	$1.16	$190.35
Common Stock, (par value $0.0001 per share (5)(6)	991,764 shares	$1.16	$1.16	$45.21

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends, recapitalizations anti-dilution provisions in the Notes (defined herein) or Warrants (defined herein), or other similar transactions which occur during this continuous offering.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the Registrant’s common stock on August 6, 2008, which was $1.16, as reported by the Over-the Counter Bulletin Board (“OTC-BB”).

(3)	Represents 727,168 shares of common stock currently issued and outstanding and held by certain Selling Stockholders (“Registrable Bridge Shares”).
(4)	Represents 4,175,406 shares of common stock issued or issuable upon conversion of outstanding convertible promissory notes held by certain Selling Stockholders (the “Registrable Notes”).
(5)	Represents 991,764 shares of common stock issuable upon exercise of outstanding warrants held by certain Selling Stockholders (the “Registrable Warrants”).
(6)

Rounded to the nearest whole Share. In accordance with that certain Registration Rights Agreement, dated as of June 10, 2008, by and among the Registrant and the Selling Stockholders, we are required to file this registration statement on Form S-1 to effect the registration of the Common Stock underlying the Notes (defined herein), all shares of Common Stock issuable as interest on the Notes, the Common underlying the Pipe Warrants (defined herein), any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Notes or the Warrants (defined herein) and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (the “Registrable Securities”) within 60 days of the closing date; as permitted by SEC Guidance (provided that the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29, and, in the event that any Registrable Securities are excluded from the Registration Statement due to the interpretation of Rule 415, the Registrable Securities included in each registration statement shall be allocated among all investors pro rata based on the total number of Registrable Securities proposed to be included in the registration statements.

The Registrant paid a Registration Fee of $1,178.57 on August 11, 2008 which was calculated based upon a total of 25,444,938 shares to be registered.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY PERF GO-GREEN HOLDINGS, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED February ___, 2009

PRELIMINARY PROSPECTUS

Up to 5,894,338 Shares

Common Stock ($0.0001 par value per share)

The Selling Stockholders of Perf-Go Green Holdings, Inc. identified in this prospectus (the “Selling Stockholders”) may from time to time sell up to an aggregate of 5,894,338 Shares (“Shares”) of our common stock, par value $0.0001 per Share (the “Common Stock” or the “Company’s Common Stock”). The Shares include 4,175,406 Shares issued or issuable upon conversion of our 10% Convertible Promissory Notes (the “Registrable Notes”). Certain Selling Stockholders acquired the Registrable Notes in connection with a transaction (the “Offering”) whereby such Selling Stockholders (all of which are institutional and other accredited investors) invested an aggregate of $5,950,000 in cash in the Company in exchange for 10% Convertible Promissory Notes (the “Notes”) and Common Stock Purchase Warrants (the “Pipe Warrants”). In addition, the Shares include 991,764 warrants (the “Registrable 2007 Warrants”) issued to three Selling Stockholders in connection with a private placement effectuated by the Company in December 2007 (the “2007 Offering”). In addition, the Shares include 727,168 shares of the Company’s Common Stock (“Bridge Shares”) currently issued to certain Selling Stockholders who purchased secured convertible notes (the “Bridge Shares”) and common stock purchase warrants (the “Bridge Warrants”) in connection with a private placement transaction in January and February 2008 (the “Bridge Offering”). The Pipe Warrants, Registrable 2007 Warrants and Bridge Warrants are collectively referred to herein as the “Warrants.”

We expect that sales made pursuant to this prospectus will be made:

•	in broker’s transactions,

•	in block trades on the OTC-BB,

•	in transactions directly with market makers, or

•	in privately negotiated sales or otherwise.

See “Selling Stockholders” and “Plan of Distribution” for further information about the Selling Stockholders and the manner of offering of the Shares.

We will not receive any of the proceeds of sales by the Selling Stockholders, although we will receive up to approximately $991,764 from the exercise of the Registrable 2007 Warrants to the extent they are exercised in cash.  We intend to use any proceeds  received from the Selling Stockholders’ exercise of the Registrable 2007

Warrants for Working Capital and general corporate purposes. The Company will pay the expenses incurred to register the Shares for resale, but the Selling Stockholders will pay any underwriting discounts, if any, concessions, or brokerage commissions associated with the sale of their Shares.

The Selling Stockholders will determine when they will sell their Shares, and in all cases they will sell their Shares at the current market price or at negotiated prices at the time of the sale. Securities laws and Securities and Exchange Commission (“SEC”) regulations may require the Selling Stockholders to deliver this prospectus to purchasers when they resell their Shares.

Our common stock currently trades on the OTC-BB under the symbol “PGOG.” On January 27, 2009, the closing price of one share of our common stock was $0.50.

Investing in our common stock involves a high degree of risk. See“Risk Factors” beginning on page 5 for a discussion of certain risk factors that should be considered by prospective purchasers of the Company’s Common Stock offered under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2009.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” or “may,” or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. You should read these factors, including the information under “Risk Factors” beginning on page 5, and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to update publicly any of them in light of new information or future events. Since our common stock is considered a “penny stock” we are ineligible to rely on the safe harbor for forward looking statements provided in Section 27A of the Securities Act and Section 21E of the Exchange Act.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our consolidated financial statements and the related notes to those statements included in this prospectus. This prospectus contains certain forward-looking statements. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

OUR BUSINESS

Our executive office is located at 12 East 52nd Street, 4th Floor, New York, New York 10022. Our telephone number is (212) 935-3550. We maintain an Internet Website at www.perfgogreen.com. Information contained on its Internet Website is for informational purposes only and is not part of this Registration Statement on Form S-1.

Perf-Go Green Holdings, Inc., formerly known as ESYS Holdings, Inc. and La Solucion, Inc., (the “Company”) was incorporated in Delaware in April 2005. Its business was originally intended to provide assistance to the non-English speaking Hispanic population in building and maintaining a life in North Carolina but it did not establish operations in connection with its business plan.

On May 13, 2008, the Company entered into a Share Exchange Agreement with Perf-Go Green, Inc., (“Perf Go Green”) a privately-owned Delaware corporation and its stockholders pursuant to which the Company acquired all of the outstanding shares of common stock of Perf-Go Green (the “Share Exchange”). Perf-Go Green was originally organized as a limited liability company on November 15, 2007 and converted to a “C” corporation on January 7, 2008. As consideration for the Share Exchange, the Company issued an aggregate of 21,079,466 shares of common stock, $0.0001 par value (the “Common Stock”) to the Perf-Go Green stockholders resulting in a change in control of the Company with Perf-Go Green Stockholders owning approximately 65% of the Company’s common stock. In addition, the directors and officers of Perf-Go Green were elected as directors and officers of the Company. As a result of the Share Exchange, the Company has succeeded to the business of Perf-Go Green as its sole business.

Our objective is to create an environmentally friendly “green” company for the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. We believe our biodegradable plastic products offer a practical and viable solution for reducing plastic waste from the world environment. Based solely on environmental claims statements made by EPI Environmental Technologies, Inc. (“EPI”), the Company that manufactures TDPA, an oxo-biodegradable plastic additive that speeds up the break down of our plastic products, we believe our plastic products will break down in landfill environments within twelve (12) to twenty four (24) months, leaving no visible or toxic residue. We have not conducted any research, testing or studies to verify EPI’s claims. All of our products incorporate recycled plastic. Our products make important strides towards the reduction of plastic from the environment.

We have partnered with Spectrum Bags, Incorporated, a division of IPS Industries, Inc. (“Spectrum”), a mid-sized manufacturer and distributor of plastic bags and plastic products to manufacture and distribute our plastic products. With its headquarters located in Cerritos, California, Spectrum’s revenues exceed $250,000,000 in the United States. Spectrum’s President, Ben Tran, is one of our directors and shares in one of the patents on our handle tie-bags.

The manufacturing of our biodegradable plastic products is a multi-step process. Spectrum starts by using recycled plastic and combines it with TDPA. Spectrum has been issued a license by EPI to use TDPA. Spectrum utilizes a proprietary application method to produce the film made with TDPA for our trash bags. As a result of this process, we believe, based on EPI’s environmental claims relating to TDPA, our plastic products, when discarded in soil in the presence of microorganisms, moisture and oxygen, will biodegrade, decomposing into simple materials found in nature and will be degradable. We believe this degradable plastic additive technology will be suitable in the creation of many mainstream consumer products.

During 2008, we launched and began marketing our products in six (6) prominent plastic product categories:

•	Thirteen gallon, extra tall kitchen garbage bags

•	Thirty gallon garage, lawn and leaf garbage bags

•	Commercial garbage bags (various sizes for office buildings and for municipalities, parks and beaches.)

•	Kitty litter liner bags (three sizes)

•	10 foot by 20 foot plastic drop cloths

•	Doggie Duty( Bags

The sale and distribution of our initial product offerings, the thirteen gallon extra tall kitchen trash bags and thirty gallon garage, lawn and leaf garbage bags, began in the third quarter of 2008. We believe that we are the first company to mass-market biodegradable trash bags and other plastic products.

We are implementing a major business to business/business to government strategy for our commercial line of trash bags and retail check out bags. SOHO Partnership in New York City, CEDA in Cooks County, the Parks Department of Stamford, Connecticut and Grand Hyatt New York are recently added customers.

RISK FACTORS

We need to raise additional capital or take other measures in the next few months in order to continue our operations and the current credit and financial environment is very uncertain.

The Company’s cash flow projections presently indicate that projected revenues will not be sufficient to fund operations over the coming twelve months. As such, the Company will need to raise additional financing or take other measures within the next few months in order to continue its operations. However, as a newly formed business, the Company’s ability to accurately project revenues and expenses can be significantly impacted by unforeseen events, developments and contingencies that cannot be anticipated. For example, the recent instability in the capital markets may make it difficult to raise capital on terms acceptable to the Company, if at all. As such, there can be no assurance that management’s plans to raise additional financing will be successful or sufficient in order to sustain our operations over the coming twelve months.

Although we emerged from the development stage during the three months ended September 30, 2008, our business is subject to numerous risks as an early stage company.

During the three months ended September 30, 2008, we commenced principal operations and achieved significant revenues, the principal criteria for emerging from the development stage. Emergence from the development stage does not indicate that our operations have less risk; to the contrary, our operations are dependent upon us building successful level of revenues to sustain our operations and with little history to draw on and limited experience in this business, our business faces numerous risks to potential success including but not limited to customer acceptance of our products, competition, having the human and financial resources to achieve our plans, etc. There is no assurance that our business will be successful.

You should read carefully all of the risk factors discussed under “Risk Factors” beginning on page 5.

THE OFFERING

The following is a brief summary of this offering:

Common Stock Currently Outstanding	33,762,802
Common Stock Offered by the Selling Stockholders	727,168 shares of common stock
Common Stock Offered by the Selling Stockholders issued upon conversion of the Registrable Notes	4,175,406 shares of common stock
Common Stock offered by the Selling Stockholders issuable upon the exercise of the Registrable 2007 Warrants	991,764 shares of common stock
Common Stock outstanding after the offering (1)	38,583,642 shares of common stock
Use of Proceeds

We will not receive any of the proceeds of sales of shares by the Selling Stockholders although we will receive up to $991,764 from the exercise of the Registrable Warrants to the extent they are exercised in cash.

Risk Factors

The securities offered involve a high degree of risk. You should read carefully the factors discussed under “Risk Factors” beginning on page 5 and the other information included in this prospectus before investing in our securities.

OTC-BB Trading Symbol	PGOG

(1)        Assumes the conversion of all of the Registrable Notes and exercise of all of the Registrable Warrants issued in connection with the Offering, the Bridge Offering and the 2007 Offering (discussed herein).

OUR CORPORATE INFORMATION

Perf-Go Green Holdings, Inc. was incorporated in Delaware in 2005. Our principal executive offices are located at 12 East 52nd Street, 4th Floor, New York, New York 10022. Our telephone number is 212-935-3550and our principal website address is www.perfgogreen.com. The information found on or accessible through our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our consolidated financial statements and the related notes thereto included in those statements, as well as our filings with the Securities and Exchange Commission under the Exchange Act, before you purchase any of our common stock. If any of the following risks and uncertainties develops into actual events, our business, results of operations of financial condition could be adversely affected. In those cases, the trading price of our securities could decline, and you may lose all or part of your investment.

Investors, prior to making an investment decision, should carefully read all information pertaining to the Company and consider, along with other matters referred to herein, the risk factors set forth below, and other information throughout this Registration Statement on Form S-1 before making a decision to purchase securities. You should only purchase securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

We need to raise additional capital or take other measures in the next few months in order to continue our operations and the current credit and financial environment is very uncertain.

The Company’s cash flow projections presently indicate that projected revenues will not be sufficient to fund operations over the coming twelve months. As such, the Company will need to raise additional financing or take other measures within the next few months in order to continue its operations. However, as a newly formed business, the Company’s ability to accurately project revenues and expenses can be significantly impacted by unforeseen events, developments and contingencies that cannot be anticipated. For example, the recent instability in the capital markets may make it difficult to raise capital on terms acceptable to the Company, if at all. As such, there can be no assurance that management’s plans to raise additional financing will be successful or sufficient in order to sustain our operations over the coming twelve months.

Although we emerged from the development stage during the three months ended September 30, 2008, our business is subject to numerous risks as an early stage company.

During the three months ended September 30, 2008, we commenced principal operations and achieved significant revenues, the principal criteria for emerging from the development stage. Emergence from the development stage does not indicate that our operations have less risk; to the contrary, our operations are dependent upon us building successful level of revenues to sustain our operations and with little history to draw on and limited experience in this business, our business faces numerous risks to potential success including but not limited to customer acceptance of our products, competition, having the human and financial resources to achieve our plans, etc. There is no assurance that our business will be successful.

We have no operating history.

We have only recently commenced the marketing and sale of our biodegradable plastic products. Prospective investors in our securities have no operating history on which to base an evaluation of our future performance. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development, particularly companies in new or rapidly evolving markets. Although we believe that we have developed a model that will be successful, there can be no assurance that we will be able to achieve or sustain profitability, or generate sufficient cash flow to meet our capital and operating expense obligations. As a result, you could lose your entire investment.

We are dependent on our relationship with Spectrum and if that relationship were terminated, the Company’s business, financial condition and results of operations would be materially adversely affected.

We do not own the intellectual property which makes our products biodegradable. We have established a working relationship with Spectrum Bags, Incorporated (“Spectrum”), a division of IPS Industries, Inc., the exclusive  manufacturing and  distribution partner for  our plastic products. Spectrum  has a licensing agreement with EPI Environmental Technologies, Inc. (“EPI”). EPI holds the patent for TDPA, the chemical additive which we believe, based on environmental claims statements published by EPI, makes our plastic products 100% biodegradable in conjunction with the Spectrum process. Spectrum has developed the process under which TDPA is utilized to make our products biodegradable. This process is Spectrum Plastic’s trade secret. Our agreement with Spectrum allows us to market and sell our biodegradable plastic products utilizing TDPA. In the event of the termination of the agreement with Spectrum, we would be required to find a new manufacturer and distributor. We would also be required to develop a relationship with EPI in order to continue to utilize TDPA or find a replacement product. There is no assurance that we would successfully locate a replacement for Spectrum or EPI or that such replacement entities are capable of producing products which make the quality of those produced by Spectrum or EPI. The loss of our relationship with Spectrum or Spectrum’s license to use TDPA would have a material adverse effect on our business, financial condition and results of operations.

We have not performed any independent testing of the biodegradability of our plastic products.

The manufacturing of our biodegradable plastic products is a multi-step process. Spectrum starts the process by using recycled plastic and then combines it with TDPA. Spectrum utilizes a proprietary application method to produce the film made with TDPA for our trash bags. Based solely on EPI’s environmental claims relating to the degradability of TDPA, we believe our plastic products will biodegrade when discarded in soil in the presence of microorganisms, moisture and oxygen decomposing into simple materials found in nature and will be degradable. We have not independently verified EPI’s claims nor have we tested the effect, if any, of Spectrum Plastic’s process on the biodegradability of our plastic products. There can be no assurance that our plastic products will achieve our expected result. In the event our products do not conform to EPI’s claims regarding degradability, our business, financial condition and results of operations would be materially adversely affected.

We may be unable to manage our growth.

We are planning for rapid growth and intend to aggressively build our Company. The growth in the size and geographic range of our business will place significant demands on management and our operating systems. Our ability to manage our growth effectively will depend on our ability to attract additional management personnel; to develop and improve our operating systems; to hire, train, and manage an employee base; and to maintain adequate service capacity. Additionally, the proposed rapid roll-out of our products and operations may require hiring additional management personnel to oversee procurement and materials management duties. We will also be required to rapidly expand our operating systems and processes in order to support the projected increase in product applications and demand. There can be no assurance that we will be able to effectively manage growth and build the infrastructure necessary to achieve its rapid roll-out plan.

Disruptions in world financial markets could impede our ability to raise capital necessary to continue our operations and could have a material adverse impact on our future results of operations, financial condition or cash flows, and/or could cause the market price of our common stock to decline.

We face risks attendant to changes in economic environments, changes in interest rates, and instability in securities and capital markets, around the world, among other factors. Major market disruptions and the current adverse changes in market conditions and the regulatory climate in the United States and worldwide may impair our ability to raise capital under any future financial arrangements. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors may impede our ability to raise the capital necessary to continue our operations, and may have a material adverse effect on future results of operations, financial condition or cash flows and could cause the price of our common stock to decline significantly.

Our success depends on our ability to retain our key personnel.

Our present and future performance will depend on the continued service of our senior management personnel, key sales personnel, and consultants. Our key employees include Anthony Tracy, our Chairman and Chief Executive Officer, Michael Caridi, our Chief Operating Officer and Interim Chief Financial Officer, and Linda Daniels, our Chief Marketing Officer. The loss of the services of any of these individuals could have an adverse effect on us. We currently have three-year employment agreements with Mr. Tracy, Mr. Caridi and Ms. Daniels. We do not maintain any key man life insurance on any of our key personnel.

The commercial success of our business depends on the widespread market acceptance of plastics manufactured with TDPA, the chemical additive which we believe makes our plastic products biodegradable and if we are unable to generate interest in plastic products produced with TDPA, we will be unable to generate sales and we will be forced to cease operations.

The market for biodegradable plastics produced with TDPA is still developing. Our success will depend on consumer acceptance of plastics produced with TDPA. At present, it is difficult to assess or predict with any assurance the potential size, timing and viability of market opportunities for our product in the plastics market. The standard plastics market sector is well established with entrenched and well-capitalized competitors with whom we must compete. Achieving widespread market acceptance for these products will require substantial marketing efforts and the expenditure of sufficient resources to create brand recognition and customer demand and to cause potential customers to consider the potential benefits of the Company’s products as against the traditional products to which they have long been accustomed. Moreover, we have limited marketing capabilities and resources. To date, substantially all of our marketing activities have been conducted by members of management. The prospects for our product line will be largely dependent upon our ability to achieve market penetration for such products. Achieving market penetration will require sufficient efforts by the Company to create awareness of and demand for our products. The Company’s ability to build its customer base will depend in part on our ability to locate, hire and retain sufficient qualified marketing personnel and to fund marketing efforts, including advertising. There can be no assurance that our products will achieve widespread market acceptance or that our marketing efforts will result in profitable operations

We may not be successful in protecting our intellectual property and proprietary rights and we may be required to expend significant amounts of money and time in attempting to protect our intellectual property and proprietary rights and if we are unable to protect our intellectual property and proprietary rights our competitive position in the market could suffer.

We have obtained a patent to protect our proprietary technologies relating to our unique dispensing system. In addition, we currently hold one registered trademark and have pending six trademark applications and one patent application pertaining to our intellectual property rights. If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results. Patents may not be issued for our patent applications that we may file in the future or for our patent applications we have filed to date, third parties may challenge, invalidate or circumvent any patent issued to us, unauthorized parties could obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights, rights granted under patents issued to us, if any, may not afford us any competitive advantage, others may independently develop similar technology and protection of our intellectual property rights may be limited in certain foreign countries. We may be required to expend significant resources to monitor and police our intellectual property rights. Any future infringement or other claims or prosecutions related to our intellectual property could have a material adverse effect on our business. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management’s attention and resources, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. We may not be in a position to properly protect our position or stay ahead of competition in new research and the protecting of the resulting intellectual property.

Although we believe that our products do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur which could have a material adverse effect on our business.

In the event that products we sell are deemed to infringe upon the patents or other proprietary rights of third parties, we could be required to modify our products or obtain a license for the manufacture and/or sale of such products and services. In such event, we cannot assure you that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business. Moreover, we cannot assure you that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. In addition, if our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have an adverse effect on our business.

We have not yet commenced full scale production of our biodegradable plastic products and it is possible that some of these products may not perform as well as other biodegradable or conventional plastics.

Individual products produced with TDPA may not perform as well as other biodegradable or conventional plastic disposables. We are still developing many of our plastic products and we have not yet evaluated the performance of all of them. If our plastic products made with TDPA fail to perform comparably to conventional plastic products or biodegradable plastic products derived from other substances, this could cause consumers to prefer alternative products.

We may not be able to timely fill orders for our products.

In order for us to successfully market our products, we must be able to timely fill orders for our product line. Our ability to timely meet our supply requirements will depend on numerous factors including our ability to successfully maintain an effective distribution network and to maintain adequate inventories and our ability of the Company’s sole supplier to adequately produce the Company’s products in volumes sufficient to meet demand. Failure of the Company to adequately supply its products to retailers or of the Company’s supplier to adequately produce products to meet demand could materially adversely impact the operations of the Company.

Unavailability of raw materials used to manufacture our products, increases in the price of the raw materials, or the necessity of finding alternative raw materials to use in our products could delay the introduction and market acceptance of our products.

Our failure to procure adequate supplies of raw materials could delay the commercial introduction or shipment and hinder market acceptance of our biodegradable plastic products. For example, we are dependent upon EPI’s ability to maintain readily available supplies of TDPA in commercial quantities. If the supply of TDPA is disrupted, we may need to seek alternative sources of raw materials or modify our product formulations if the cost or availability of TDPA becomes prohibitive.

If the Company’s supply chain is disrupted, our financial condition and results of operations could be materially adversely affected.

We rely on Spectrum for the manufacturing and distributions of our products. The interruption of supply, or a significant increase in the cost of manufacturing for any reason, could have a material adverse effect on our business, financial condition and results of operation. We could be materially and adversely affected should any of Spectrum Plastic’s facilities be seriously damaged as a result of a fire, natural disaster or otherwise. Further, we could be materially and adversely affected should Spectrum be subject to adverse market, business or financial conditions.

We may not be able to successfully compete in the environmentally-friendly plastic products market.

The market for environmentally-friendly plastic products is recent and a rapidly growing segment of the United States economy. Numerous companies similar to us have entered the biodegradable market in the last few years in anticipation of the perceived opportunities surrounding environmentally safe products and as a result the markets for the Company’s products are highly competitive. A significant factor in the ability of the Company’s consumer products to compete successfully in the market will be its ability to secure and maintain shelf space with major national retail chains. There is no assurance that the Company’s business plan to acquire and maintain such shelf space can be successfully implemented. The consumer product industry is highly competitive and the Company will compete with established manufacturers and distributors, many of which will have significantly greater operating history, name recognition and resources than the Company. Other companies and vendors may also enter into competition with the Company as a result of the Company’s increased marketing efforts as expected after this Offering is successfully completed. The lack of financial strength of the Company may be a negative factor for the Company’s ability to penetrate the home center market even if the Company’s products are superior.

We are dependent on third parties to transport our products, so their failure to transport our products could adversely affect our earnings, sales and geographic market.

We will use third parties for the vast majority of our shipping and transportation needs. If these parties fail to deliver our products in a timely fashion, including due to lack of available trucks or drivers, labor stoppages or if there is an increase in transportation costs, including due to increased fuel costs, it would have a material adverse effect on our earnings and could reduce our sales and geographic market.

Purchasers of our products may assert product liability claims against us, which may materially and adversely affect our financial condition.

Actual or claimed defects in our products could give rise to product liability claims against us. We might be sued because of injury or death, property damage, loss of production or suspension of operations resulting from actual or claimed defects in our products. Regardless of whether we are ultimately determined to be liable, we might incur significant legal expenses not covered by insurance. In addition, products liability litigation could damage our reputation and impair our ability to market our products. Litigation could also impair our ability to retain products liability insurance or make our insurance more expensive. We currently carry product liability insurance with a liability limit of $2,000,000. Spectrum carries general commercial liability and umbrella liability insurance that covers the products it manufactures with a liability limit of $6,000,000. We could incur product liability claims in excess of this insurance coverage or that are subject to substantial deductibles, or we may incur uninsured product liability costs. If we are subject to an uninsured or inadequately insured products liability claim based on our products, our business, financial condition and results of operations would be adversely affected.

Environmental, health and safety laws regulating the operation of our business could increase the costs of producing our products and expose us to environmental claims.

Our business is subject to local, state and federal laws and regulations concerning environmental, health and safety matters, including those relating to air emissions, wastewater discharges and the generation, handling, storage, transportation, treatment and disposal of refuse and hazardous materials. Violations of such laws and regulations could lead to substantial fines and penalties. Also, there are risks of substantial costs and liabilities relating to the investigation and remediation of past or present contamination at third-party disposal sites, regardless of fault or the legality of the original activities that led to such contamination. Moreover, future developments, such as changes in laws and regulations, more stringent enforcement or interpretation of laws and regulations, and claims for property damage or personal injury would cause us to incur substantial losses or expenditures. Although we believe we are in substantial compliance with all applicable laws and regulations, such laws, regulations, enforcement proceedings or private claims might have a material adverse effect on our business, results of operations and financial condition. Additionally, we do not maintain insurance against environmental risks. As a result, any claims against us may result in liabilities and costs which we cannot afford, resulting in the failure of our business.

Our Company may become subject to regulation by the U.S. Food and Drug Administration as well as other governmental agencies.

The manufacture, sale and use of biodegradable plastic products may be subject to regulation by the U.S. Food and Drug Administration (the “FDA”) as well as other federal and state agencies. The FDA’s regulations are concerned with substances used in food packaging materials, not with specific finished food packaging products. Thus, food and beverage containers are in compliance with FDA regulations if the components used in the food and beverage containers: (i) are approved by the FDA as indirect food additives for their intended uses and comply with the applicable FDA indirect food additive regulations; or (ii) are generally recognized as safe for their intended uses and are of suitable purity for those intended uses. We may develop additional products, including food packaging products. The FDA may find that our biodegradable food packaging products are not in compliance with all requirements of the FDA and require additional FDA approval. In addition, other federal and state agencies may impose additional regulatory requirements on our products and business, all of which could have a material adverse affect on our business operations.

Our Company is subject to regulation by the Federal Trade Commission with respect to our environmental marketing claims.

The Company advertises its products as biodegradable and must conform with the Federal Trade Commission’s Guides for the use of Environmental Marketing Claims (the “Guides”). In the event Federal Trade Commission (“FTC”) determined that our products are not in compliance with the Guides and applicable State law regulations, the FTC may bring enforcement actions against on the basis that our marketing claims are false or misleading. Such action could have a material adverse affect on our business operations.

The Company is controlled by existing stockholders.

The Company’s officers, directors and principal stockholders and their affiliates own or control a majority of the Company’s outstanding common stock. As a result, these stockholders, if acting together, would be able to effectively control matters requiring approval by the stockholders of the Company, including the election of the Company’s Board of Directors.

We may not meet our deadlines for registration and effectiveness of a “resale” registration in connection with the Offering.

Pursuant to terms of the Registration Rights Agreement we entered into in connection with the offering of the Notes and Pipe Warrants to purchase common stock, we have agreed to file a “resale” registration statement with the SEC covering the shares of our common stock underlying the Notes and Warrants (defined below) within 60 days of the closing of the Share Exchange. We agreed to use our best efforts to ensure that such registration statement is declared effective within 120 days of the initial filing date. Thus, we are subject to substantial penalties for our inability to meet such deadline.

Our certificate of incorporation limits the liability of our directors.

Our certificate of incorporation limits the personal liability of the director of our Company for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, to the fullest extent allowed by Delaware law. Accordingly, except in limited circumstances, our directors will not be liable to us or our stockholders for breach of their duties.

Provisions of our certificate of incorporation, bylaws and Delaware corporate law have anti-takeover effects.

Some provisions in our certificate of incorporation and bylaws could delay or prevent a change in control of our Company, even if that change might be beneficial to our stockholders. Our certificate of incorporation and bylaws contain provisions that might make acquiring control of us difficult, including provisions limiting rights to call special meetings of stockholders and regulating the ability of our stockholders to nominate directors for election at annual meetings of our stockholders. In addition, our board of directors has the authority, without further approval of our stockholders, to issue common stock having such rights, preferences and privileges as the board of directors may determine. Any such issuance of common stock could, under some circumstances, have the effect of delaying or preventing a change in control of our Company and might adversely affect the rights of holders of common stock.

In addition, we are subject to Delaware statutes regulating business combinations, takeovers and control share acquisitions, which might also hinder or delay a change in control of the Company. Anti-takeover provisions in our certificate of incorporation and bylaws, anti-takeover provisions that could be included in the common stock when issued and the Delaware statutes regulating business combinations, takeovers and control share acquisitions can depress the market price of our securities and can limit the stockholders’ ability to receive a premium on their shares by discouraging takeover and tender offer bids, even if such events could be viewed as beneficial by our stockholders.

RISKS RELATED TO OUR COMMON STOCK

Upon consummation of the Share Exchange, we became subject to the liabilities of Perf, both known and unknown.

Upon consummation of the Share Exchange, we became subject to all liabilities, claims and obligations of Perf-Go Green, both known and unknown. It is possible Perf-Go Green is subject to certain liabilities, claims and obligations unknown to us. If we are subject to any such liabilities or obligations, our business, financial condition and results of operations could be materially and adversely affected.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

We became a public company and subject to the applicable reporting requirements under the securities laws upon consummation of the Share Exchange. Our management team has had very limited public company management experience or responsibilities. This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our internal financial reporting procedures are still being developed and we will need to allocate significant resources to meet applicable internal financial reporting standards.

As a public company we will be required to adopt disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. We are taking steps to develop and adopt appropriate disclosure controls and procedures.

These efforts require significant time and resources. If we are unable to establish appropriate internal financial reporting controls and procedures, our reported financial information may be inaccurate and we will encounter difficulties in the audit or review of our financial statements by our independent auditors, which in turn may have material adverse effects on our ability to prepare financial statements in accordance with generally accepted accounting principles and to comply with our SEC reporting obligations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

We became subject to Section 404 of the Sarbanes-Oxley Act of 2002 upon consummation of the Share Exchange. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. Commencing with our fiscal year ending March 31, 2009, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with, Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5 (“AS 5”) which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the  deadline imposed by  the Sarbanes-Oxley Act for compliance  with the requirements  of Section

404 and AS5. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal controls could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

There are additional requirements and costs associated with becoming a public company which may prove to be burdensome, especially for a smaller public company.

As a result of the Share Exchange, we became subject to the information and reporting requirements of the U.S. securities laws, including the Sarbanes-Oxley Act. The U.S. securities laws require, among other things, review, audit and public reporting of our financial results, business activities, adequacy of controls and other matters. We cannot assure you that we will be able to comply with all of these requirements. Our cost of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if it had remained privately-held and the Share Exchange had not been consummated. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the securities issued in the Offering. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional consultants and professionals. Our failure to comply with U.S. securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our securities and the ability of our stockholders to resell their securities.

We became public through the Share Exchange and we may not be able to attract the attention of major brokerage firms.

Additional risks are associated with our Company becoming public through the Share Exchange.  For example, security analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. In addition, even if we should so desire, we cannot assure you that brokerage firms will want to conduct any public offerings on our behalf in the future.

Affiliates of our Placement Agent are also stockholders of the Company, and consequently, may have interests which differ from those of our Company.

Two affiliates of the Placement Agent are stockholders of the Company. These affiliates may possess several conflicts of interest, including but not limited to, having investment objectives which differ from those of investors in the Offering, holding periods or rights that differ from investors, potentially different returns from investors in the Offering, among several other factors. Investors should carefully evaluate these and other potential conflicts of interest prior to determining whether to invest in the Company.

There will be a limited trading market for our common stock.

It is anticipated that there will be a limited trading market for the Company’s common stock on the OTC-BB. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of our common stock. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

The Company’s common stock may not be actively traded, and the bid and asked prices for our common stock on the OTC-BB may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of the Company’s common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•

dilution caused by our issuance of additional shares of common stock and other forms of equity securities in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions or other business initiatives;

•	fluctuations in revenue from our biodegradable plastics products;

•	changes in the market for biodegradable plastics products and/or in the capital markets generally;

•	changes in the demand for biodegradable plastics products, including changes resulting from the introduction or expansion of new biodegradable products;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our Company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the our industry;

•	announcements by relevant governments pertaining to incentives for biodegradable product development programs;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•

significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in the Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, expenses that we incur, and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Investors will experience dilution upon the exercise of options.

We have adopted an equity incentive plan pursuant to which we, in the discretion of our Board of Directors, will be able to issue shares of restricted stock and options, which if exercised, could decrease the net tangible book value of your common stock, in the aggregate of 10,000,000 shares.

We have issued a substantial number of securities convertible into shares of our common stock which will result in substantial dilution to the ownership interests of our existing stockholder.

In connection with the Offering, at June 30, 2008, approximately 31,343,999 million shares of our common stock were reserved for issuance, which equals 130% of the maximum shares of our common stock issuable upon exercise or conversion (before adjustment as permitted) of the following securities: (i) 13,992,333 million shares of common stock issuable upon conversion of the Notes, and payment of interest thereron and (ii) 17,350,666 million shares of common stock issuable (before adjustment as permitted) upon exercise in full of the Warrants (defined below) issued to the holders of the Notes, certain other investors and the placement agent (without regard to any limitations on exercise). The exercise or conversion of these securities will result in a significant increase in the number of outstanding shares and substantially dilute the ownership interests of our existing stockholders.

The conversion ratio of the Notes and the exercise price of the Warrants may be substantially below the market price of our stock at the time of exercise.

The Notes are currently convertible into our common stock at a fixed ratio of $0.75 per share. The Pipe Warrants (defined below) and 2007 Warrants (defined below) issued are exercisable at a fixed exercise price of $1.00 per share. Subject to certain exceptions, these conversion ratios and exercise prices are subject to downward adjustment in the event we issue additional shares of common stock at prices below the then-current conversion ratio or exercise price. Conversion of the notes or exercise of the warrants is only likely to occur at such time as the conversion ratio or exercise price, as the case may be, is lower than the current market price for our common stock. Issuance of common stock at a price below our current market price would have a dilutive effect on current stockholders and could potentially have a negative impact on our stock price.

Directors and officers of the Company have a high concentration of common stock ownership.

Based on the 33,762,802 shares of common stock outstanding, our officers and directors own approximately 15,735,425 shares, or 46.6% of our outstanding common stock. This number does not include 7,407,600 shares issuable upon the exercise of options (both vested and unvested) outstanding as of September 30, 2008. Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of the Company. Additionally, as a result of their high level of ownership, our officers and directors might be able to strongly influence the actions of the Company’s board of directors and the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the voting and other rights of our stockholders.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Shares of common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA’s automated quotation system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

USE OF PROCEEDS

We will not receive any of the proceeds from sales of shares of commons tock by the Selling Stockholders. We will receive proceeds from the exercise, if any, of the Registrable Warrants to the extent they are exercised in cash. We intend to use any such proceeds from the exercise of the Registrable Warrants, if any, for working capital and other general corporate purposes. We will have broad discretion as to the use of these proceeds.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine the price at which they may sell our common stock covered by this prospectus, and such sales may be made at prevailing market prices, or at privately negotiated prices.

SELLING STOCKHOLDERS

This prospectus covers shares of our common stock, including shares of our common stock underlying the Registrable Notes, shares of our common stock underlying the Registrable 2007 Warrants, and the Registrable Bridge Shares. Certain Selling Stockholders who held Notes convertible into 733,332 shares of our common stock have converted the Notes into shares of common stock.

The following table sets forth a summary of the Shares we are seeking to register on behalf of the Selling Stockholders:

Selling Stockholder	Shares
Registrable Bridge Shares held by certain Selling Stockholders(1)	727,168
Common Stock issued upon conversion of Registrable Notes held by certain Selling Stockholders(2)	4,175,406
Common Stock issuable upon exercise of Registrable 2007 Warrants held by certain Selling Stockholders(3)	991,764
Total:	5,894,338

____________________

1.

In January and February 2008, our wholly-owned subsidiary, Perf-Go Green, Inc. offered (the “Bridge Offering”) senior secured convertible bridge debentures issued by Perf-Go Green, Inc. (the “Bridge Notes”) to certain investors, and (iii) certain warrants issued by the Company to the Investors to purchase the Company’s Common Stock (the “Bridge Warrants”). The Bridge Notes had a term of one year from the date of closing, an interest rate of ten percent (10%) per annum, and were convertible into shares of the Company’s Common Stock at an initial conversion price of $0.50 per share. The Bridge Notes were converted into 1,522,767 shares of Perf-Go Green, Inc.’s common stock on March 27, 2008. In connection with the Share Exchange, the shares issued on March 27, 2008 in connection with the conversion of the Bridge Notes were exchanged for 1,579,466 shares of Perf-Go Green Holdings, Inc. (the “Bridge Shares”). The Bridge Warrants are exercisable for five years at an exercise price of $0.75 per share, and are convertible into 1,500,000 shares of our common stock. The Company consummated the Bridge Offering in three closings. The first closing, January 15, 2008, raised proceeds of $350,000, the second closing, February 8, 2008, raised proceeds for $250,000 and the third closing, February 28, 2008, raised proceeds for $150,000 for a total aggregate amount raised of $750,000. We are seeking to register the Registrable Bridge Shares.

2.

The Notes and Pipe Warrants were issued in connection with a transaction whereby certain Selling Stockholders invested an aggregate of $5,950,000 in cash in the Company in exchange for the Notes and Pipe Warrants (the “Offering”). On May 13, 2008, we consummated the first closing of the Offering pursuant to which we issued to certain Selling Stockholders, Notes and Pipe Warrants. The Pipe Warrants have an exercise price of $1.00 per share and are exercisable for a period of five years. We issued Notes in the principal amount of $2,775,000, in the aggregate, and Pipe Warrants to purchase a total of 3,700,000 shares of the Company’s common stock at the first closing. In connection with the first closing, we entered into a security agreement, as security for the payment of the obligations represented by the Note and a registration rights agreement with each of the investors in the Offering. On June 11, 2008, we consummated the second closing of the Offering pursuant to which we issued to certain Selling Stockholders Notes in the aggregate principal amount of $3,175,000, and Pipe Warrants to purchase a total of 4,233,333 shares of the Company’s common stock. The gross proceeds of the Offering to the Company was $5,950,000. The Note, Pipe Warrant, Registration Rights Agreement and Security Agreement executed at the first closing were modified at the second closing to be on the same terms as the Note, Pipe Warrant, Registration Rights Agreement and Security Agreement executed at the second closing. All the investors issued Notes and Pipe Warrants at the first closing: (i) executed an amended Registration Rights Agreement and amended Security Agreement and (ii) were reissued Notes and Warrants, all on the same terms granted to the investors in the second closing. The Notes and Pipe Warrants issued to the investors in the first closing were cancelled. The Notes are convertible into shares of our common stock at an initial conversion price of $0.75 per share. The Notes have a term of three years and an interest rate of ten percent (10%) per annum. The Pipe Warrants may be exercised for a period of five years at an exercise price of $1.00 per share. We entered into a registration rights agreement with the investors in the Offering under which we have an obligation to prepare and file with the Securities and Exchange Commission a registration statement to register the common stock underlying the Notes and Pipe Warrants. As security for the payment of the obligations represented by the Notes, we entered into a Security Agreement with the investors and granted the investors a first priority interest in substantially all of our assets subject to limited and specified exceptions. Certain Selling Stockholders converted their Notes into 733,332 shares of our common stock. We are seeking to register the shares issuable upon conversion of the Registrable Notes (based on a conversion price of $0.75 per share).

3.

In December 2007, Perf-Go Green Holdings Inc. (the accounting acquiree) issued warrants to purchase 4,200,000 shares of our commons stock to three Selling Stockholders in connection with a private placement (the “2007 Offering”). During December 2007, the Company offered units which consisted of 100,000 common shares and a three year warrant to purchase 100,000 common shares at an exercise price of $0.75 per share for $50,000 per unit. The Company issued 5,200,000 shares of common stock and 5,200,000 warrants to purchase common stock to three investors, Rig Fund II A, Ltd., Guy Phillipe Bertin and E&P Fund, Ltd. (collectively, the “Epitome Investors”) and received cash proceeds of $2,600,000 ($0.50 per share) in connection with this offering, of which $500,000 was subsequently returned to a certain investor as described herein. This offering was done in connection with a letter of intent between us and Epitome Systems, Inc. whereby the two companies entered into good faith negotiations in furtherance of entry into a definitive merger agreement which was not consummated, but the Epitome Investors did not  rescind their investment.  The Epitome Investors committed $2.1 million dollars of the prior $2.6 million dollar investment to Perf-Go Green Holdings, Inc. in connection with the Share Exchange and remained as stockholders of the Company. One of the Epitome Investors, E&P Fund, Ltd., has reduced its investment in the Company by $500,000 and has returned one million shares of the Company’s common stock to the Company which have been cancelled. In connection with the cancellation and, pursuant to an Assignment Agreement entered into in April 2008 between the Company and E&P Fund, Ltd., the Company agreed to assign the right to the repayment of a refundable deposit of $500,000 paid to Epitome Systems, Inc. in connection with the abandoned merger, to E&P Fund, Ltd. in exchange for the return of 1,000,000 shares of common stock. In addition, the Epitome Investors have agreed to cancel the warrants they received as part of the Epitome investment in exchange for the same number of warrants offered in the Offering (the “2007 Warrants”). The 2007 Warrants are exercisable for a period of five years at an exercise price of $1.00 per share, and are consistent with the terms of the Pipe Warrants. We are seeking to register the Registrable 2007 Warrants.

The Selling Stockholders may from time to time offer and sell under this prospectus any or all of the shares of our common stock listed opposite each of their names below. We are registering for resale the shares of our common stock described in the table below.

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock by the Selling Stockholders as of January 27, 2009, assuming conversion of all the Notes, including the remaining interest due thereon through maturity and exercise of all the Warrants by the Selling Stockholders. Based upon information provided by the Selling Stockholders to the Company, except as set forth below, the Selling Stockholders do not, or within the past three years have not had, any position, office or other material relationship with us. None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers. Any profits realized by the Selling Stockholders may be deemed underwriting commissions. Following the offering, and assuming all of the Shares offered by the Selling Stockholders have been sold, the Selling Stockholders will not beneficially own any of our Common Stock, except as noted below. The term “Selling Stockholder” includes the person listed below and their respective transferees, pledgees, donees, or other successors. We are registering 5,894,338 shares of common stock for sale by the Selling Stockholders. This number represents one-third of the Company’s public float. We arrived at this number by reducing the Company’s issued and outstanding shares of common stock as of December 23, 2008, 33,470,302, by the number of shares of the Company’s common stock held by officers and directors, 15,787,287.

	Shares Beneficially Owned Prior to Offering (1)		Shares Issuable as Interest on Notes

				Percent (2)	Shares Being Registered for Sale
Name of Selling Stockholder:

Dr. Eric Sadah & Mrs. Mikal Dror (3)	133,333	**	15,148	*	35,460
Frank Appel (4)	66,667	**	-	*	15,742
Michael Bartlett (5)	66,667	**	-	*	15,742
Grant Beglan (6)	133,333	**	-	*	31,485
Craig Best (7)	133,333	**	-	*	31,485
James Colthurst (8)	133,333	**	-	*	31,485
Raymond Hipkin (9)	133,333	**	-	*	31,485
Richard Olson (10)	266,667	**	-	*	62,969
Bhansali Equities (11)	1,333,333	**	151,481	4.21%	354,595
Joe Dietsch (12)	66,667	**	-	*	15,742
Allan and Jolaine Cage (13)	66,667	**	-	*	15,742
Brian Lambert (14)	66,667	**	-	*	15,742
Robert Stecz (15)	266,667	**	-	*	62,969
Duncan Scott (16)	66,667	**	-	*	15,742
E.G.G., Inc. Pension Plan (17)	266,667	**	30,296	*	70,919
Brokerage Services Pension Trust (18)	266,667	**	30,296	*	70,919
Whalehaven Capital Fund Limited (19)	800,000	**	90,889	2.57%	212,705
Brio Capital L.P. (20)	333,333	**	37,870	1.09%	88,627
Excalibur Special Opportunity Fund (21)	600,000	**	68,167	1.94%	159,528
Castlerigg Master Investments Ltd. (22)	6,666,667	**	757,407	18.03%	1,772,538
Semper Gestion SA (23)	4,000,000	**	454,444	11.66%	1,063,785
Rig Fund II A, Ltd. (24)	6,000,000	***	-	16.32%	708,403
Guy Phillippe Bertin (25)	400,000	***	-	1.18%	47,227
E&P Fund, Ltd. (26)	2,000,000	***	-	5.75%	236,134
Bessie Weiss Family Partnership LP (27)	204,548	****	-	*	48,301
Jack Rhine (28)	205,770	****	-	*	48,589
Dennis Hasher (29)	616,626	****	-	1.81%	145,607
The Quercus Trust (30)	823,077	****	-	2.41%	194,357
Harold Crowley (31)	205,087	****	-	*	48,428
Erno Bodek (32)	205,087	****	-	*	48,428
Eliezer Heilbrun (33)	204,548	****	-	*	48,301
Richard and Joan Brown (34)	410,175	****	-	1.21%	96,856
Norman Rothstein (35)	204,548	****	-	*	48,301
__________________________________

*	Less than 1% of the outstanding Shares of common stock.

**

Includes shares issuable upon conversion of Notes and exercise of Pipe Warrants. Certain Selling Stockholders who held Notes convertible into 733,332 shares of our common stock converted their Notes into shares of common stock.

***	Includes shares of common stock held by the Selling Stockholders as well as shares issuable upon exercise of 2007 Warrants.
****	Includes Bridge Shares held by Selling Stockholders and shares issuable upon exercise of Bridge Warrants.

(1)	We have no assurance that the Selling Stockholders will sell any of the Shares registered pursuant to the registration statement of which this prospectus forms a part.
(2)

The percentages shown include the shares issued or issuable upon conversion of the Notes and Warrants as well as shares issuable as interest on the Notes (the “Interest Shares”). The Interest Shares are calculated based on an assumed conversion price of $0.75. The conversion price may be adjusted to the lower of (i) the applicable Conversion Price (as defined in the Note) and (ii) the price computed as eighty-five percent (85%) of the arithmetic average of the weighted average price for the common stock during the five (5) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable Interest Payment Date. For the purposes of calculating the Interest Shares we have deducted from the total interest due on the Notes the amounts paid to or to be paid to the holders of the Notes on or before March 1, 2009 since, pursuant to the terms of the Note, the Company may only pay interest due on the Note in shares of the Company's common stock that have been registered in lieu of a cash payment of the interest due.  Since none of the Interest Shares are currently being registerd in this registration statement, the current interest due to be paid within the next 60 days has been deducted from the total amount of Interest Shares that may be issued.  Such interest is paid on a quarterly basis.  In addition, for the purposes of calculating the beneficial ownership percentages shown on the table, the number of shares beneficially owned by a person includes shares of common stock underlying the Notes or Warrants held by that person that are currently convertible or exercisable.  The percentages are based on the current number of shares issued and outstanding, 33,762,802, plus the shares issuable pursuant to the exercise of warrants and conversion of the Notes are deemed outstanding for computing the percentage ownership of the person holding those Warrants and Notes but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)

Dr. Sadah and Mrs. Dror hold a Note convertible into 66,667 shares of common stock, warrants to purchase 66,667 shares of common stock. Assuming the payment of interest due on the note on or before March 1, 2009, the total outstanding interest due on this Note is currently $11,361.

(4)	Mr. Appel holds 33,333 shares of common stock and warrants to purchase 33,333 shares of common stock.
(5)	Mr. Bartlett holds 33,333 shares of common stock and warrants to purchase 33,333 shares of common stock.
(6)	Mr. Beglan holds 66,667 shares of common stock and warrants to purchase 66,667 shares of common stock.
(7)	Mr. Best holds 66,667 shares of common stock and warrants to purchase 66,667 shares of common stock.
(8)	Mr. Colthurst holds 66,667 shares of common stock and warrants to purchase 66,667 shares of common stock.
(9)	Mr. Hipkin holds 66,667 shares of common stock and warrants to purchase 66,667 shares of common stock.
(10)	Mr. Olsen holds 133,333 shares of common stock and warrants to purchase 133,333 shares of common stock.
(11)

Rishikumar Bhansali has voting and investment control. Bhansali Equities holds a Note convertible into 666,667 shares of common stock and warrants to purchase 666,667 shares of common stock. Assuming the payment of interest due on the note on or before March 1, 2009, the total outstanding interest due on this Note is currently $113,611.

(12)	Mr. Dietsch holds 33,333 shares of common stock and warrants to purchase 33,333 shares of common stock.
(13)	Mr. and Mrs. Cage hold 33,333 shares of common stock and warrant to purchase 33,333 shares of common stock.
(14)	Mr. Lambert holds 33,333 shares of common stock and warrants to purchase 33,333 shares of common stock.
(15)	Mr. Stecz holds 133,333 shares of common stock and warrants to purchase 133,333 shares of common stock.
(16)	Mr. Scott holds 33,333 shares of common stock and warrants to purchase 33,333 shares of common stock.
(17)

Stephen B. Wechsler, Trustee has voting and investment control. E.G.G., Inc. Pension Plan holds a Note convertible into 133,333 shares of common stock and warrants to purchase 133,333 shares of common stock. Assuming the payment of interest due on the note on or before March 1, 2009, the total outstanding interest due on this Note is currently $22,722.

(18)

Marvin Meyer has voting and investment control. Brokerage Services Pension Trust holds a Note convertible into 133,333 shares of common stock and warrants to purchase 133,333 shares of common stock. Assuming the payment of interest due on the note on or before March 1, 2009, the total outstanding interest due on this Note is currently $22,722.

(19)

Brian Mazzella, Chief Financial Officer, Arthur Jones, Director, and Trevor Williams, Director, have voting and investment control. Whalehaven holds a Note convertible into 400,000 shares of common stock and warrants to purchase 400,000 shares of common stock. Assuming the payment of interest due on the note on or before March 1, 2009, the total outstanding interest due on this Note is currently $68,167.

(20)

Shaye Hirsch has voting and investment control. Brio holds a Note, convertible into 166,667 shares of common stock and warrants to purchase 166,667 shares of common stock. Assuming the payment of interest due on the note on or before March 1, 2009, the total outstanding interest due on this Note is currently $28,403.

(21)

William Hechter has voting and investment control. Excalibur holds a Note convertible into 300,000 shares of common stock and warrants to purchase 300,000 shares of common stock. Assuming the payment of interest due on the note on or before March 1, 2009, the total outstanding interest due on this Note is currently $51,125.

(22)

Sandell Asset Management Corp. (“SAMC”) is the investment manager of Castlerigg Master Investments Ltd. (“Castlerigg”). Thomas Sandell is the controlling person of SAMC. Castlerigg International Ltd. is the controlling shareholder of Castlerigg International Holdings Limited (“Holdings”). Holdings is the controlling shareholder of Castlerigg. Castlerigg holds a Note convertible into 3,333,333 shares of common stock and warrants to purchase 3,333,333 shares of common stock. Assuming the payment of interest due on the note on or before March 1, 2009, the total outstanding interest due on this Note is currently $568,056.

(23)

Henri de Raemy has voting and investment control. Semper Gestion holds a Note convertible into 2,000,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock. Assuming the payment of interest due on the note on or before March 1, 2009, the total outstanding interest due on this Note is currently $340,833.

(24)	Christian Naville has voting and investment control. Rig Fund II holds 3,000,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock.
(25)	Mr. Bertin holds 200,000 shares of common stock and warrants to purchase 200,000 shares of common stock.
(26)	Christian Naville has voting and investment control. E&P Fund holds 1,000,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock.
(27)	Barry I. Weiss has voting and investment control. The partnership holds 104,548 shares of common stock and warrants to purchase 100,000 shares of common stock.
(28)	Mr. Rhine holds 105,770 shares of common stock and warrants to purchase 100,000 shares of common stock.
(29)	Mr. Hasher holds 316,626 shares of common stock and warrants to purchase 300,000 shares of common stock.
(30)	David Gelbaum has voting and investment control. The Trust holds 423,077 shares of common stock and warrants to purchase 400,000 shares of common stock.
(31)	Mr. Crowley holds 105,087 shares of common stock and warrants to purchase 100,000 shares of common stock.
(32)	Mr. Bodek holds 105,087 shares of common stock and warrants to purchase 100,000 shares of common stock.
(33)	Ms. Heilbrun holds 104,548 shares of common stock and warrants to purchase 100,000 shares of common stock.
(34)	Mr. and Mrs. Brown hold 210,175 shares of common stock and warrants to purchase 200,000 shares of common stock.
(35)	Mr. Rothstein holds 104,548 shares of common stock and warrants to purchase 100,000 shares of common stock.

Total Dollar Value Shares Being Registered

The following table sets forth the total dollar value of the shares we are seeking to register:

Bridge Shares (1)	$349,041
Shares issuable upon exercise of the Registrable Notes issuable in connection with first closing of Offering on May 16, 2008 (2)	$3,326,921
Shares issuable upon exercise of the Registrable Notes issuable in connection with second closing of Offering on June 10, 2008 (3)	$6,140,153

Total	$9,816,115

_________________________________________

(1)	Calculated on the basis of $0.48 per share, the fair market value of the Registrable Bridge Shares as adjusted and includes 727,168 Registrable Bridge Shares.
(2)

Calculated on the basis of $1.48, the closing sale price of the Company’s common stock on May 16, 2008. Includes 2,918,030 shares issuable upon conversion of Registrable Notes and upon exercise of the Registrable 2007 Warrants. The Company was not trading on the OTC-BB as of the date of the first closing held on May 13, 2008. The first day of trading was May 16, 2008. The exercise price of the Registrable 2007 Warrants ($1.00) is subtracted from the value.

(3)	Calculated on the basis of $2.73, the closing sale price of the Company’s common stock on June 10, 2008. Includes 2,249,140 shares issuable upon conversion of Registrable Notes.

Payments to Significant Stockholders and Affiliates

The following table sets forth the dollar amount of all payments, including the value of any payments that may be made to Castlerigg Master Investments Ltd. (“Castlerigg”), Semper Gestion SA (“Semper”) and Rig Fund II A, Ltd. (“Rig”), and collectively with Castlerigg and Semper, the “Significant Stockholders”), any affiliate of a Significant Stockholder, or any person with whom any Significant Stockholder has a contractual relationship regarding the Offering, with respect to Semper and Castlerigg, and the December 2007 Offering with respect to Rig, including the value of any payments that may be made in common stock.

Interest Payments (1)	$1,167,083
Maximum Liquidated Damages (2)	600,000
Reimbursement of Legal Fees (3)	30,000

Total	$1,797,083

_________________________________________

(1)       Under the terms of the Note, we are required to pay the holders of such Notes interest on the outstanding principal amount of the Note at the rate of 10% per annum, payable quarterly. This calculation assumes the maximum amount of interest that can accrue assuming all of the Notes issued to the Significant Stockholders remain outstanding during the term of the Notes (3 years) and assumes the Company is not subject to late fees related to the payment of interest. All overdue interest is subject to a 15% late fee per annum. Subject to certain conditions, we may pay the interest in shares of our common stock. Castlerigg and Semper currently hold the Notes. The above table assumes all payments on the Notes are paid in cash.

(2)        We may be assessed liquidated damages in the aggregate amount of fifteen (15%) percent of the subscription amount paid by Castlerigg and Semper whose aggregate subscriptions total $4,000,000 in the event we fail to obtain an effective registration statement within a certain timeframe pursuant to our Registration Rights Agreement with the Significant Stockholders. The maximum liquidated damages payable by the Company is $893,000. This amount does not include additional liquidated damages we would be required to pay to the other Selling Stockholders who participated in the Offering.

(3)        Legal fees to counsel for Castlerigg incurred in connection with the Offering. This amount includes legal fees we are required to pay of $5,000 for legal counsel in connection with the review of this registration statement to Castlerigg.

Net Proceeds from Financing Transaction. The following table sets forth the gross proceeds received from each Significant Stockholder in the Offering, with respect to Semper and Castlerigg, and the 2007 Offering, with respect to Rig, and calculates the net proceeds from each of the Significant Stockholders after deduction of the pro-rated portion of the payments and anticipated future payments to be made by us in the first year after these transactions pursuant to the terms of the Notes and Warrants attributable to the Significant Stockholder. The calculation of net proceeds and assumes no conversion of the Notes.

Gross proceeds:
Received from Rig in connection with 2007 Offering	$1,500,000
Received from Semper in connection Offering	1,500,000
Received from Castlerigg in connection with Offering	2,500,000
Total gross proceeds	5,500,000

Less cash payments by the Company:
Legal Fees (1)	$124,725
Placement Agent Fees (2)	550,000
Liquidated Damages	600,000
Total Possible Payments to Significant stockholders in First Year	400,000
Total cash payments	$1,674,725
Net proceeds to Us	$3,825,275

__________________
(1)

Consists of payments of our legal fees in connection with the Offering through September 25, 2008, as well as our reimbursement of the legal fees of Castlerigg in connection with the financing transaction and with the registration of shares covered by this prospectus and includes $5,000 as an estimate of legal fees to be paid and reimbursed, in relation to the updating and filing of amendments to the registration statement of which this prospectus is a part. $42,000 of the legal fees was paid in connection with the equity available to us upon consummation of the Share Exchange as a result of the 2007 Offering and the consummation of the Share Exchange.

(2)

Consists of placement agent fees paid to vFinance Investments, Inc. in connection with the Offering. Includes $150,000 we paid to the placement agent in May 2008 in connection with the equity available to us upon consummation of the Share Exchange as a result of the 2007 Offering and the consummation of the Share Exchange. Does not include the value of warrants issued to the placement agent.

Potential Investor Profit relating to Notes. The following table illustrates the potential profit that might be realized by the Significant Stockholders, with the exception of Rig which does not hold any Notes, upon conversion of the Notes based on the conversion price of $0.75 and the closing price of our common stock on May 16, 2008 and June 10, 2008.

Closing price per share at May 16, 2008	$1.48
Closing price per share at June 10, 2008	$2.73
Conversion price per share on May 16, 2008 and June 10, 2008	$0.75
Total shares underlying Notes issued to Semper based on conversion price	2,000,000
Total shares underlying Notes issued to Castlerigg based on conversion price	3,333,333
Aggregate market value of shares underlying Notes issued to Semper based on closing price at May 16, 2008(1)	$2,960,000
Aggregate market value of shares underlying Notes issued to Castlerigg based on closing price at June 10, 2008(2)	$9,100,000
Aggregate conversion price of shares underlying Notes issued to Semper	$1,500,000
Aggregate conversion price of shares underlying Notes issued to Castlerigg	$2,500,000
Potential discount to closing price on May 16, 2008 of shares underlying Notes issued to Semper on May 13, 2008 (3)	$1,460,000
Potential discount to closing price on June 10, 2008 of shares underlying Notes issued to Castlerigg on June 10, 2008 (3)	$6,600,000

____________________

(1)	Calculated as the product of the May 16, 2008 closing price and the total underlying shares issuable upon conversion of Notes issued to Semper.
(2)	Calculated as the product of the June 10, 2008 closing price and the total underlying shares issuable upon conversion of Notes issued to Castlerigg.
(3)	The closing price of the Company’s common stock on January 26, 2009 was $0.50.

Potential Investor Profit relating to Warrants. The following table illustrates the potential profit that might be realized by the Significant Stockholders upon exercise of the Warrants based on the exercise price of $1.00 and the closing price of our common stock on May 13, 2008 (the date we issued Warrants to Rig and Semper) and June 10, 2008, the date we issued Warrants to Castlerigg.

Closing price per share at May 16, 2008	$1.48
Closing price per share of June 10, 2008	$2.73
Exercise price per share underlying Warrants issued to Semper, Rig and Castlerigg	$1.00
Total shares underlying Warrants issued to Sempter Gestion	2,000,000

Total shares underlying Warrants issued to Castlerigg	3,333,333
Total shares underlying Warrants issued to Rig	3,000,000
Aggregate market value of shares underlying Warrants issued to Semper based on closing price on May 16, 2008 (1)	$2,960,000
Aggregate market value of shares underlying Warrants issued to Rig based on closing price on May 16, 2008 (2)	$4,440,000
Aggregate market value of shares underlying Warrants issued to Castlerigg based on closing price on June 10, 2008 (3)	$9,100,000
Potential Discount to closing price on May 16, 2008 of shares underlying Warrants issued to Semper (4)	$960,000
Potential Discount to closing price on May 16, 2008 of shares underlying Warrants issued to Rig (4)	$1,440,000
Potential Discount to closing price on June 10, 2008 of shares underlying Warrants issued to Castlerigg (4)	$5,766,667

_______________

(1)	Calculated as the product of the May 16, 2008 closing price and the total underlying shares issuable upon exercise of warrants issued to Semper.

(2)	Calculated as the product of the May 16, 2008 closing price and the total underlying share issuable to Rig.

(3)	Calculated as the product of the June 10, 2008 closing price and the total underlying shares issuable upon exercise of warrants issued to Castlerigg.

(4)	The closing price of the Company’s common stock on January 26, 2009 was $0.50.

Comparison of Net Proceeds to Potential Investor Profit. The following table compares the net proceeds to the Company with the potential investor profit to the Significant Stockholders from the Offering. The below table assumes that all Warrants were exercised on the date the Significant Stockholders were issued the securities.

Total gross proceeds payable to or deemed received by us in the financing transaction (1)	$5,950,000
All payments that have been made or may be required to be made by us (2)	$2,217,027
Net proceeds to us assuming payments to Significant Stockholders and affiliates (3)	$3,732,973

Total potential profit to the Significant Stockholders	$16,226,667
Percentage (%) of payments and potential profit relating to Significant Stockholders over net proceeds (4)	474%
Percentage of payments and potential profits over net proceeds averages over the term of the Notes	158%

______________

(1)

Does not include $7,933,333 relating to proceeds payable to us upon the full exercise of the 7,933,333 warrants issued to investors in the Offering at an exercise price of $1.00 per share. Does not include $2,100,000 available to us upon consummation of the Share Exchange as a result of the 2007 Offering and the consummation of the Share Exchange.

(2)

Total possible payments by us in connection with the Offering, inclusive of $1,482,725 in connection with payments to the Significant Stockholders assuming that $400,000 in interest on the Notes is paid to Semper and Castlerigg in cash for one year and assuming that $600,000 is paid in liquidated damages to Semper and Castlerigg and $82,725 was paid or is payable in legal fees associated with the Offering and the filing of this registration statement, pro-rated to include only the portion of legal fees associated with the Significant Stockholders’ investments in the Company and $400,000 was paid in placement agent fees associated with the Offering, pro-rated to include only the portion of placement agent fees associated with the Significant Stockholders’ investments in the Company. Does not include the value of warrants issued to the placement agent.

(3)	Total net proceeds to us calculated by subtracting the result in footnote (2) from the result in footnote (1).

(4)

Percentage of the total possible payments to the Significant Stockholders as calculated in footnote (2) plus total possible profit to the Significant Stockholders calculated in footnote (4) divided the net proceeds disclosed in footnote (3).

Relationship of Outstanding Shares Before and After Offering

The following table sets forth the number of shares of common stock outstanding prior to the Offering and at the date of this prospectus, the number of shares held by persons other than the Significant Stockholders, our affiliates and affiliates of the Significant Stockholders, and the number of shares being registered for resale on behalf of the Significant Stockholders or affiliates of the Significant Stockholders.

Number of shares outstanding	33,470,302 (1)
Number of shares held by persons other than Significant Stockholders and our affiliates	14,683,015
Number of shares being registered for resale on behalf of the Significant Stockholders	3,544,726

_________________________

(1)	The number of issued and outstanding shares of Perf-Go Green Holdings, Inc. upon consummation of the Share Exchange.

Prior Transactions Between the Issuer and Significant Stockholder

In addition to the 3,000,000 shares of common stock underlying the warrants issued to Rig on behalf of Rig, the Company issued Rig 3,000,000 shares of common stock in connection with the 2007 Offering. The number of shares outstanding prior to the 2007 Offering was 28,008,004, of which 9,999,604 were held by persons other than Rig and affiliates of the Company. 5,200,000 shares were issued in connection with the 2007 Offering, of which 1,000,000 shares were subsequently canceled, such securities representing 21.13% of the issued outstanding common stock of the Company held by non-affiliates of the Company and Rig at the time of the transaction. None of the 4,200,000 shares issued in connection with the 2007 Offering have been registered for resale. There was no market price at the time of this transaction. The closing price of the Company’s common stock on January 26, 2009 was $0.50.

ISSUER’S FINANCIAL ABILITY AND SHORT POSITION INFORMATION

The Notes accrue interest at 10% per annum, are due three years after issuance. The Company must pay the holder interest on principal amount of the Note on a quarterly basis, which may be paid in common stock at our election, subject to certain conditions.

At this time, the issuer does not have a reasonable basis to believe it will have sufficient cash available to make the interest payments on the Notes.

Based on information provided by the Selling Stockholders, the following Selling Stockholders have an existing short position in our common stock: (1) Brio Capital L.P. has held short positions on various dates since June 24, 2008 after Brio purchased Notes and Pipe Warrants on June 10, 2008 and prior to the filing of this registration statement.

REGISTRATION RIGHTS AGREEMENT

The Company entered into a Registration Rights Agreement with the holders of certain Convertible Promissory Notes  and Warrants to  purchase  common stock.   As a result, the  Company has  an obligation to

prepare and file with the SEC within 60 calendar days of the date of the agreement a registration statement to register the common stock underlying the Notes and the Warrants. The Company also agreed to reimburse investors holding $2,000,000 or more in Notes for certain expenses incurred in connection with their review of such registration statements. In the event the Company fails to meet such filing deadlines, the Company shall pay each holder as liquidated damages 1.25% of the aggregate purchase price paid by such holder and shall pay each holder such amount on a monthly basis until such failure is cured. In no event shall such liquidated damages exceed 15% of the aggregate subscription amount paid by the investor.

PLAN OF DISTRIBUTION

Each Selling Stockholder of Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on the OTC-BB or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.   Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-

dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has not been informed by any Selling Stockholders that such Selling Stockholder has any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale Shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends if, and when declared by the Board of Directors out of funds legally available therefore. We have never declared or paid any dividends on our common stock. We intend to retain any future earnings for use in the operation and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

Some of the statements contained in this Registration Statement on Form S-1 that are not historical facts are  “forward-looking statements”  which  can  be  identified  by  the  use  of  terminology  such  as  “estimates,”

“projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement on Form S-1, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our products;

3. The intensity of competition; and

4. General economic conditions.

All written and oral forward-looking statements made in connection with this Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Since our common stock is considered a “penny stock” we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Overview

Background and History; Share Exchange

Perf-Go Green Holdings, Inc., formerly known as ESYS Holdings, Inc. and La Solucion, Inc., (the “Company”) was incorporated in Delaware in April 2005. Its business was originally intended to provide assistance to the non-English speaking Hispanic population in building and maintaining a life in North Carolina but it did not establish operations in connection with its business plan.

On May 13, 2008, the Company entered into a Share Exchange Agreement (the “Share Exchange”) with Perf-Go Green, Inc. (“Perf-Go Green”), a privately-owned Delaware corporation and its stockholders pursuant to which the Company acquired all of the outstanding shares of common stock of Perf-Go Green. Perf-Go Green was originally incorporated as a limited liability company on November 15, 2007 and converted to a “C” corporation on January 7, 2008. As consideration for the Share Exchange, the Company issued an aggregate of 21,079,466 shares of common stock, $0.0001 par value (the “Common Stock”), for the 20,322,767 Perf-Go Green shares outstanding (a 1.03:1 exchange ratio), to the Perf-Go Green stockholders resulting in a change in control of the Company with Perf-Go Green stockholders owning approximately 65% out of a total of 32,279,470, and the former stockholders of the accounting acquiree owning 11,200,004 shares, of the Company’s outstanding common stock at the date of the Share Exchange. In addition, the directors and officers of Perf-Go Green were elected as directors and officers of the Company. As a result of the Share Exchange, the Company has succeeded to the business of Perf-Go Green as its sole business.

The accounting for the Share Exchange, commonly called a reverse acquisition, calls for Perf-Go Green, to be treated as the accounting acquirer. The acquired assets and assumed liabilities of the Company were carried forward at their historical values, which approximated fair value. Perf-Go Green’s historical financial statements, after the restatement discussed in Note 11 to the unaudited condensed consolidated financial statements, are carried forward as those of the combined entity. The common stock and per share amounts have been retroactively restated the earliest period presented to reflect the Share Exchange.

Business, Products and Plans

The Company is focused on the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. Our biodegradable plastic products offer a practical and viable solution for reducing plastic waste from the environment. The Company believes that its plastic products will break down in landfill environments within twelve (12) to twenty four (24) months, leaving no visible or toxic residue. Based solely on environmental claims made by the Company that manufactures a oxo-biodegradable plastic additive that speeds up the break down of our plastic products, we believe our plastic products will break down in landfill environments within twelve (12) to twenty four (24) months, leaving no visible or toxic residue. All of the Company’s products incorporate recycled plastic. The Company’s products make important strides towards the reduction of plastic from the environment.

We have partnered with Spectrum Bags, Incorporated, a division of IPS Industries, Inc. (“Spectrum”), a mid-sized manufacturer and distributor of plastic bags and plastic products to manufacture and distribute our plastic products. The Company’s President, Ben Tran, is a director of our Company and shares in one of the patents on our handle tie-bags. Our products use an oxo-biodegradable plastic additive licensed to Spectrum by a supplier to speed biodegradation and we believe, based on that supplier’s environmental claims that our plastic products, when discarded in soil in the presence of microorganisms, moisture and oxygen, will biodegrade, decomposing into simple materials found in nature and will be 100% degradable. We believe this degradable plastic additive technology will be suitable in the creation of many mainstream consumer products.

During 2008, we launched and began marketing our products in six (6) prominent plastic product categories including: thirteen gallon, tall kitchen garbage bags; thirty gallon garage, lawn and leaf garbage bags; commercial garbage bags (various sizes for office buildings and for municipalities, parks and beaches); kitty litter liner bags (three sizes); Doggie Duty™Bags; and 10 foot by 20 foot plastic drop cloths. The sale and distribution of our initial product offerings, the thirteen gallon extra tall kitchen trash bags and thirty gallon garage, lawn and leaf garbage bags, began in the third quarter of 2008. The Company has secured placement and premier featuring and exposure with “brand-making” retailers such as Amazon.com and Drugstore.com, Bashes Family of Stores and Walgreens drug stores. In addition, we are in contact and in negotiations with a number of other named brand retailers.

We are implementing a major business to business/business to government strategy for our commercial line of trash bags and retail check out bags. SOHO Partnership in New York City, CEDA in Cooks County, the Parks Department of Stamford, Connecticut and Grand Hyatt New York are recently added customers.

We intend to deliver brand building messages through several marketing and advertising vehicles, including television, radio, national print, online marketing and search engine optimization, and retail store promotions. Our products were showcased at the Chicago International Housewares Show held March 16th through March 18th. 22,000 buyers from around the world attended this event. Our product received national attention by television networks and other media outlets as a “Hot New Household Product.” Our product was awarded as a Design Defined Honoree for 2008 at the show. Additionally, we signed thirteen representative firms that give will us reach to major national retailers in the U.S. and Canada.

The Company’s activities have included capital raising to support its business plan, recruiting board and management personnel, establishing sources of supply and customer relationships.

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies.  While we have raised a significant amount of financing in connection with the Share Exchange, our operations are unproven and therefore it is not certain that we will have sufficient cash to continue our activities for the coming twelve months. We currently do not have any commitments for new funding.

Recent Financings

The Company completed the following financings during the period from November 15, 2007 (inception) to June 30, 2008:

Equity Financing - In December 2007, prior to its merger with Perf-Go Green, Inc., Perf-Go Green Holdings, Inc. (the accounting acquiree) raised $2,100,000 in proceeds in the private placement of 4,200,000 common shares and warrants to purchase 4,200,000 shares of the Company’s common stock. This financing was not conditioned on the reverse acquisition and was done to enhance the ability of the accounting acquiree to consummate a reverse merger transaction. In June 2008, the warrants were reissued to conform to the same terms as the Warrants in the Convertible Debenture and Warrants financing described below and in Note 6 to the unaudited condensed consolidated financial statements.

Bridge Notes and Warrants - In January and February 2008, Perf-Go Green, Inc. raised an aggregate $750,000 proceeds through the sale of secured convertible notes (“Bridge Notes”) together with warrants to purchase 1,500,000 shares of the Company’s common stock. The Bridge Notes, together with approximately $11,000 of accrued interest, were converted into 1,579,466 shares of the Company’s common stock in March 2008 as further described further in Note 7 to the unaudited condensed consolidated financial statements.

Convertible Debentures and Warrants - In connection with the Share Exchange, on May 13, 2008 and June 10, 2008, the Company raised an aggregate $5,950,000 proceeds a private placement of its senior secured convertible debentures in the principal amount of $5,950,000 and warrants to purchase 7,933,333 shares (subject to adjustment) of the Company’s common stock as described further in Note 6 to the unaudited condensed consolidated financial statements.

Because of the features of the Convertible Debentures and Warrants and the warrants that were re-issued in May 2008 to the December 2007 equity investors, together with certain placement agent warrants all as discussed in Notes 6 and 7 to the unaudited condensed consolidated financial statements, these instruments are considered derivative liabilities and are marked-to-market each reporting period.

Financial Condition, Liquidity and Capital Resources –

As indicated in the accompanying unaudited condensed consolidated financial statements, at September 30, 2008, the Company had approximately $1,781,000 in cash and approximately $15,347,000 in negative working capital and a stockholders’ deficit of approximately $14,065,000. A significant portion of the Company’s liabilities (approximately $18,130,000) are derivative liabilities which are further described in Notes 6 and 7. The Company would presently be unable to satisfy the cash settlement liability associated with its derivative liabilities.

For the six months ended September 30, 2008, the Company had a loss from operations of approximately $14,873,000 (and a net loss of approximately $27,134,000) and utilized approximately $5,535,000 of cash in operating activities. Further, losses from operations are continuing subsequent to September 30, 2008 and the Company anticipates that it will continue to generate significant losses from operations for the near future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s cash flow projections presently indicate that projected revenues will not be sufficient to fund operations over the coming twelve months. As such, the Company will need to raise additional financing or take other measures within the next few months in order to continue its operations. However, as a company that has just recently emerged from the development stage, the Company’s ability to accurately project revenues and expenses can be significantly impacted by unforeseen events, developments and contingencies that cannot be anticipated. As such, there can be no assurance that management’s plans to raise additional financing will be successful or sufficient in order to sustain our operations over the coming twelve months can be realized. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

We currently have no material commitments for capital expenditures.

Results of Operations –

We began operations on November 15, 2007 and emerged from the development stage during the three months ended September 30, 2008 as we commenced principal operations and generated significant revenues. Our activities during the six months ended September 30, 2008 have included capital raising (resulting in the debt and equity-based financing described in Recent Financings above), development and marketing of our biodegradable plastic products, development of mass market product distribution networks for the intended distribution of the products, recruiting personnel, development of an infrastructure to support the planned business and commencement of revenues.

Our results of operations for the three and six months ended September 30, 2008 are as follows:

	Three months ended September 30, 2008	Six months ended September 30, 2008
Revenues	$ 425,000	$ 426,000
Loss from operations	(4,058,000)	(14,873,000)
Other income (expense)	9,775,000	(12,261,000)
Net income (loss)	$ 5,717,000	($ 27,134,000)

Revenues in the three and six months ended September 30, 2008 reflect initial shipments to new customers Walgreens and CVS Pharmacy as well as sales to a variety of smaller customers.

Loss from operations is driven by general and administrative costs of approximately $4,214,000 and $15,029,000 for the three and six months ended September 30, 2008, respectively. Included in general and administrative costs for the three and six months ended September 30, 2008 are non-cash charges for stock compensation aggregating approximately $2,575,000 and $11,609,000, respectively, including stock compensation for directors (approximately $226,000 and $4,326,000, respectively), employees (approximately $2,213,000 and $4,390,000, respectively) and consultants, primarily an investor relations consultant, (approximately $136,000 and $2,893,000, respectively). The large amount of stock compensation results from the number of options and shares granted as well as the fact that options to purchase approximately 2,843,600 shares issued in the three months ended June 30, 2008 contain immediate vesting provisions and therefore are expensed in full at inception (approximately $6,180,000). However, we have an ongoing cost for stock compensation relative to (a) the vesting of options and warrants already granted to purchase approximately 4,260,000 shares, (b) our commitment to make monthly share grants to certain employees and consultants and (c) the vesting of options and warrants for any new grants. The cost of the ongoing vesting of options already granted is expected to be approximately $2,200,000 per quarter. The cost of our commitment to make monthly share grants will be variable based upon the share price at the end of each month of service and therefore is not known at this time.

The remaining operating expenses, approximately $1,639,000 and $3,420,000, respectively, for the three and six months ended September 30, 2008 include the following:

	Three months ended September 30, 2008	Six months ended September 30, 2008
Investor and public relations	$ 56,000	$ 885,000
Human resources	324,000	525,000
Legal and professional	236,000	475,000
Marketing and related	653,000	947,000
Travel and related	199,000	320,000
Occupancy, communications, and all other, net	171,000	268,000
Total other operating costs	$ 1,639,000	$ 3,420,000

We expect that our operating expenses will continue to increase in subsequent quarters as we focus our attention on expanding our product introduction, marketing, investor and public relations and investments in our operating infrastructure.

Other expense includes the following:

	Three months ended September 30, 2008	Six months ended September 30, 2008
Derivative liability expense at inception	$ -	$ 26,310,000
Change in value of derivative liability	(10,564,000)	(16,003,000)
Damages accrued under registration rights agreement	-	893,000
Amortization of debt discount	497,000	675,000
Interest expense and amortization	315,000	420,000
Interest income	(23,000)	(34,000)
Total other expense	($ 9,775,000)	$ 12,261,000

Derivatives – As discussed further in Notes 6 and 7 to the unaudited condensed consolidated financial statements, the Company issued Convertible Debentures and Warrants which contain features that have variability in the conversion or exercise price and, with respect to the Warrants, contain a settlement in cash feature if sufficient registered shares cannot be delivered upon exercise of the Warrant. As such, these instruments are accounted for as derivative liabilities because (a) the ultimate amount of shares which we could be required to issue is not known and may increase significantly and (b) we could have to pay cash to the warrant holders for the market value of the shares underlying the warrants. As Derivative liabilities, these uncertainties are reflected as obligations of the Company until they are resolved through conversion, exercise or expiration. In addition, warrants issued to a placement agent, and warrants that were issued to replace warrants issued to investors in the December 2007 equity financings at the accounting acquiree, have the same features and are also accounted for as derivative liabilities. Derivative liability expense for conversion feature of convertible debt, warrants and other warrants of approximately $26,310,000 results from the fair value of these derivative instruments, less the amount allocated to the related convertible debt as debt discount ($5,950,000), and the amounts allocated to deferred finance costs ($1,394,000), at inception. The Company computed the fair value of its derivative instruments at inception by using a Black Scholes calculation assuming a risk free rate of return of 2.7 – 3.2%, expected volatility of 93% and expected life of the conversion feature (three years) and the Warrants (five years) and the quoted market price of the Company’s stock on the day of the measurement. Because the fair value of the Company’s common stock at the dates of inception of the various derivative instruments exceeded the conversion or exercise price of the derivative, the fair value of the derivative reflects both “in the money,” or “intrinsic” value as well as a “time value.” Specifically, at inception of these instruments, the fair value of the Company’s common stock ranged from $1.48 to $2.73 per share and these instruments are convertible or exercisable at prices ranging from $0.75 to $1.00 per share. Therefore, there is an “in the money” value to these instruments. In addition, these instruments have a “time value” that is estimated using a Black Scholes calculation and the assumptions described above. Fair value accounting requires that these derivative liabilities be marked-to-market at each reporting period and therefore, since the underlying market price of the stock generally decreased from the highest price used at inception ($2.74) and increased only slightly from the lowest price used at inception ($1.48) to a fair value of $1.74 at June 30, 2008 and further to $1.10 at September 30, 2008 the Company recorded other income for the aggregate change in value of these derivative liabilities of approximately $10,564,000 and $16,003,000 in the three and six months ended September 30, 2008. Each reporting period, a charge or credit will be recorded for the change in fair value these derivative liabilities. The principal driver of the charge or credit going forward will be the market price of the Company’s common stock.

Specifically, if the market price of the Company’s common stock increases from the prior quarter, the fair value of the derivative liability would increase and conversely, if the market price of the Company’s common stock decreases from the prior quarter, the derivative liability would decrease. An addition driver of the liability going forward could be any additional shares which could become issuable if we trigger certain anti-dilution provisions, for example if we did a dilutive financing.

Registration Rights Agreement – Under a registration rights agreement, the common stock underlying the conversion feature of the Convertible Debentures and the Warrants is required to be registered. The Company can be assessed liquidated damages, as defined in the related agreements, for the failure to file a registration statement in a certain timeframe or for the failure to obtain or maintain effectiveness of such registration statement. Such penalties are generally limited to approximately $893,000 in the aggregate. Because obtaining effectiveness of the registration statement is not within the Company’s control, the Company has concluded to record a liability for approximately $893,000 representing the liquidated damages that may be assessed if the Company fails to satisfy its registration obligations. If the Company’s registration statement is ultimately declared effective, such liability would be reversed in the period that the determination of effectiveness is resolved.

Interest expense and amortization of debt discount – Interest expense on the Convertible Debentures accrues at approximately $149,000 per quarter beginning in May 2008. The amortization of debt discount represents the amortization of the entire proceeds, $5,950,000 of the Convertible Debentures and Warrants, which was allocated to debt discount, over the three year life of the Convertible Debentures at the rate of approximately $496,000 per quarter beginning in May 2008.

Interest income – Consists of interest earned on bank deposits and deposits in an institutional money market fund with a broker-dealer.

Contractual Arrangements

Significant contractual obligations as of September 30, 2008 are as follows:

Type of Obligation		Amount Due in
	Total Obligation	Less than 1 year	1 to 3 years	4 to 5 years	More than 5 years

Convertible Debentures (1)	$ 5,950,000	$ -	$5,950,000	$ -	$ -
Derivative liabilities (2)	18,130,000	18,130,000	-	-	-
Facility lease (3)	1,049,000	198,000	628,000	223,000
Employment contracts (4)	2,166,000	791,000	1,375,000
Total	$ 27,295,000	$19,119,000	$7,953,000	$223,000	$ -

(1)	See Note 6 to unaudited condensed consolidated financial statements for additional information.
(2)	See Note 7 to unaudited condensed consolidated financial statements for additional information.
(3)	See Note 11 to unaudited condensed consolidated financial statements for additional information on the lease for the Company’s executive office.
(4)	See Note 11 to unaudited condensed consolidated financial statements for additional information. Amounts include annual increases but not annual bonus eligibility.

For the period from November 15, 2007 (inception) to March 31, 2008

Revenues

We are a start-up company and have not generated or realized any revenues from our business operations for the period from inception through March 31, 2008. We have incurred a net loss of $1,425,015.

Operating Expenses

For the period November 15, 2007 (date of inception) through March 31, 2008, our total operating expenses were $627,025. The total operating expenses consists of those of a development stage company, including debt and equity-based financing, product design costs, marketing and distribution costs. Our greatest costs for the period reported are packaging and design expenses, which totaled $150,019.

Liquidity and Capital Resources

For the period from inception through March 31, 2008, our net cash flow was $675,100, which is primarily attributable to the Company’s financing activities. On January 15, 2008, February 8, 2008, and February 28, 2008, respectively, we sold $350,000, $250,000 and $150,000, respectively of convertible notes and warrants. The convertible notes were converted into common stock of the Company on March 28, 2008.

As of March 31, 2008, we had cash and cash equivalents of $270,185 which was attributable to our financing activities.

Off Balance Sheet Arrangements

The Company has no material off balance sheet arrangements that are likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures.

Critical Accounting Principles –

We have identified critical accounting principles that affect our condensed consolidated financial statements by considering accounting policies that involve the most complex or subjective decisions or assessments as well as considering newly adopted principals. They are:

Use of Estimates, Going Concern Consideration – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Among the estimates we have made in the preparation of the financial statements is an estimate of our projected revenues, expenses and cash flows in making the disclosures about our liquidity in this report. As a development stage company, many variables may affect our estimates of cash flows that could materially alter our view of our liquidity and capital requirements as our business develops. Our unaudited condensed consolidated financial statements have been prepared assuming we are a “going concern”. No adjustment has been made in the unaudited condensed consolidated financial statements which could result should we be unable to continue as a going concern.

Share-Based Payments – We follow SFAS 123(R), “Share-Based Payment” which establishes standards for share-based transactions in which an entity receives employee’s or consultants services for (a) equity instruments of the entity, such as stock options or warrants, or (b) liabilities that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123(R) requires that we expense the fair value of stock options and similar awards, as measured on the awards’ grant date. SFAS 123(R) applies to all awards granted after the date of adoption, and to awards modified, repurchased or cancelled after that date.

We estimate the value of stock option awards on the date of grant using the Black-Scholes option-pricing model (the “Black-Scholes model”). The determination of the fair value of share-based payment awards on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the term of the awards, expected term, risk-free interest rate, expected dividends and expected forfeiture rates.

If factors change and we employ different assumptions in the application of SFAS 123(R) in future periods, the compensation expense that we record under SFAS 123(R) may differ significantly from what we have recorded in the current period. There is a high degree of subjectivity involved when using option pricing models to estimate share-based compensation under SFAS 123(R). Consequently, there is a risk that our estimates of the fair values of  our  share-based  compensation  awards  on  the  grant  dates may bear little resemblance to the actual values realized upon the exercise, expiration, early termination or forfeiture of those share-based payments in the future. Employee stock options may expire worthless or otherwise result in zero intrinsic value as compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, value may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in our financial statements. During the three months ended September 30, 2008, we do not believe that reasonable changes in the projections would have had a material effect on share-based compensation expense.

The guidance in SFAS 123(R) and Securities and Exchange Commission’s Staff Accounting Bulletin No. 107 and 110 is relatively new, and best practices are not well established. There are significant differences among valuation models, and there is a possibility that we will adopt a different valuation model in the future. Theoretical valuation models are evolving and may result in lower or higher fair value estimates for share-based compensation. The timing, readiness, adoption, general acceptance, reliability and testing of these methods is uncertain. Sophisticated mathematical models may require voluminous historical information, modeling expertise, financial analyses, correlation analyses, integrated software and databases, consulting fees, customization and testing for adequacy of internal controls. The uncertainties and costs of these extensive valuation efforts may outweigh the benefits to investors.

Derivative liabilities – SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” requires bifurcation of embedded derivative instruments and measurement of their fair value for accounting purposes. In addition, freestanding derivative instruments such as certain warrants are also derivative liabilities. We estimate the fair value of these instruments using the Black-Scholes option pricing model which takes into account a variety of factors, including historical stock price volatility, risk-free interest rates, remaining term and the closing price of our common stock. Changes in the assumptions used to estimate the fair value of these derivative instruments could result in a material change in the fair value of the instruments. Although we believe the assumptions used to estimate the fair values of the warrants are reasonable, we cannot assure the accuracy of the assumptions or estimates. Derivative liabilities are recorded at fair value at inception and then are adjusted to reflect fair value as at each period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.

At September 30, 2008, we had four such derivative instruments principally related to our issuance of Convertible Debentures and Warrants as discussed further in Notes 6 and 7 to the unaudited condensed consolidated financial statements. The Convertible Debentures and Warrants have features which make their conversion or exercise price variable and the Warrants contain provisions calling for cash settlement in certain circumstances. Such derivatives had an aggregate fair value at inception of approximately $34,133,000, after reflecting $5,950,000 as debt discount and approximately $1,874,000 as deferred finance costs. At September 30, 2008, we re-measured the fair value of such derivative instruments and recorded a reduction of our derivative liabilities of approximately $16,003,000 bringing the resulting derivative liabilities to approximately $18,130,000.

Recent Accounting Pronouncements

Effective April 1, 2008, the Company adopted Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurement (“SFAS 157”), for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with the provisions of FSP No. FAS 157-2, Effective Date f FASB Statement No. 157, the Company elected to defer implementation of SFAS 157 as it relates to our non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until April 1, 2009. The Company is evaluating the impact, if any, this Standard will have on our consolidated non-financial assets and liabilities.

SFAS 157 defines fair value, thereby eliminating inconsistencies in guidance found in various prior accounting pronouncements, and increases disclosures surrounding fair value calculations. SFAS 157 establishes a three tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. SFAS 157 requires the Company to maximize the use of observable inputs and to minimize the use of unobservable inputs in making fair value judgments.

The Company’s financial assets and liabilities measured at fair value on a recurring basis include those securities classified as cash and cash equivalents on the unaudited condensed consolidated balance sheet. All securities owned are valued under the first tier of the hierarchy where the assets are measured using quoted prices in active markets.

On April 1, 2008, the Company adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” The adoption of SFAS No. 159 did not have any material impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. The Company’s adoption of SFAS No. 160 on April 1, 2008 did not have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No 141R, “Business Combinations” (“SFAS 141R”). SFAS 141R replaces SFAS 141 and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141R is effective for business combinations occurring in the fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a “plain vanilla” option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Risk

Currently, we have no exposure to foreign currency risk as all our sales transactions, assets and liabilities are denominated in the U.S. dollar.

Interest Rate Risk

Our exposure to interest rate risk is limited to interest earned from our money market accounts and our interest expense on short-term and long-term borrowings. Currently, this exposure is not significant. Substantial increases in short-term and long-term borrowings to fund growth or make investments, combined with actual changes in interest rates could adversely affect our future results of operations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We dismissed Webb & Company, P.A. (“Webb”) as our principal accountant and we appointed Berman & Company, P.A. (“Berman”) as our new independent registered public accounting firm on May 13, 2008. Webb’s report on our financial statements for fiscal year 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal year 2007, and the subsequent interim period through May 13, 2008, there were no disagreements with Webb on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Webb, would have caused them to made reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-K.

We engaged Berman as our new independent registered public accounting firm as of May 13, 2008. During fiscal year 2007, and the subsequent interim period through May 13, 2008, we nor anyone on our behalf engaged Berman regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

OUR BUSINESS

Our executive office is located at 12 East 52nd Street, 4th Floor, New York, New York 10022. Our telephone number is (212) 935-3550. We maintain an Internet Website at www.perfgogreen.com. Information contained on its Internet Website is for informational purposes only and is not part of this Registration Statement on Form S-1.

Perf-Go Green Holdings, Inc., formerly known as ESYS Holdings, Inc. and La Solucion, Inc., (the “Company”) was incorporated in Delaware in April 2005. Its business was originally intended to provide assistance to the non-English speaking Hispanic population in building and maintaining a life in North Carolina but it did not establish operations in connection with its business plan.

On May 13, 2008, the Company entered into a Share Exchange Agreement with Perf-Go Green, Inc., (“Perf Go Green”) a privately-owned Delaware corporation and its stockholders pursuant to which the Company acquired all of the outstanding shares of common stock of Perf-Go Green. Perf-Go Green was originally incorporated as a limited liability company on November 15, 2007 and converted to a “C” corporation on January 7, 2008. As consideration for the Share Exchange, the Com pany issued an aggregate of 21,079,466 shares of common stock, $0.0001 par value (the “Common Stock”) to the Perf-Go Green. stockholders resulting in a change in control of the Company with Perf-Go Green Stockholders owning approximately 65% of the Company’s common stock. In addition, the directors and officers of Perf-Go Green were elected as directors and officers of the Company. As a result of the Share Exchange, the Company has succeeded to the business of Perf-Go Green as its sole business.

Our objective is to create an environmentally friendly “green” company for the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. We believe our biodegradable plastic products offer a practical and viable solution for reducing plastic waste from the world environment. Based solely on environmental claims statements made by EPI Environmental Technologies, Inc. (“EPI”), the Company that manufactures TDPA, an oxo-biodegradable plastic additive that speeds up the break down of our plastic products, we believe our plastic products will break down in landfill environments within twelve (12) to twenty four (24) months, leaving no visible or toxic residue. We have, not conducted any research, testing or studies to verify EPI’s claims. All of our products incorporate recycled plastic. Our products make important strides towards the reduction of plastic from the environment.

We have partnered with Spectrum, a mid-sized manufacturer and distributor of plastic bags and plastic products to manufacture and distribute our plastic products. With its headquarters located in Cerritos, California, Spectrum’s revenues exceed $250,000,000 in the United States. Spectrum’s owner and President, Ben Tran, is one of our directors and shares in one of the patents on our handle tie-bags.

The manufacturing of our biodegradable plastic products is a multi-step process. Spectrum starts by using recycled plastic and combines it with TDPA. Spectrum has been issued a license by EPI to use TDPA. Spectrum utilizes a proprietary application method to produce the film made with TDPA for our trash bags. As a result of this process, we believe, based on EPI’s environmental claims relating to TDPA, our plastic products, when discarded in soil in the presence of microorganisms, moisture and oxygen, will biodegrade, decomposing into simple materials found in nature and will be degradable. We believe this degradable plastic additive technology will be suitable in the creation of many mainstream consumer products.

During 2008, we launched and began marketing our products in six (6) prominent plastic product categories:

•	Thirteen gallon, extra tall kitchen garbage bags

•	Thirty gallon garage, lawn and leaf garbage bags

•	Commercial garbage bags (various sizes for office buildings and for municipalities, parks and beaches.)

•	Kitty litter liner bags (three sizes)

•	10 foot by 20 foot plastic drop cloths

•	Doggie Duty [TM] Bags

The sale and distribution of our initial product offerings, the thirteen gallon extra tall kitchen trash bags and thirty gallon garage, lawn and leaf garbage bags, began in the third quarter of 2008. We believe that we are the first company to mass-market biodegradable trash bags and other plastic products.

The Market Place and Opportunity

The need to control and shrink plastic waste worldwide presents a compelling challenge. According to a recycling study conducted by the University of Oregon, over 16 million tons of plastic waste is generated annually in the U.S.   Only 2.2% of  all  plastics  are currently recycled with the other 97.8% ending up in landfills.

These plastic products can take up to 1000 years to breakdown. In the U.S., 18 billion disposable diapers end up in landfills each year. These diapers take about 500 years to breakdown. An estimated 500 billion to one trillion new plastic bags are used annually; this breaks down to more than one million plastic bags a minute.

The number of Americans seeking green products stands at approximately 30 million today and that number is increasing. U.S. consumers continue to demonstrate a growing appetite for natural and organic products, as manufacturers and retailers expand into new and nontraditional areas and increase their offerings. Total sales for the natural and organic industry increased by fifty six (56%) percent between 2002 and 2006. The opportunity exists to boldly mass market biodegradable plastic products to the consumers seeking green products.

Todd Woody of the Green Wombat reported, since April 2007, Wal-Mart has tracked purchases of five eco-oriented products to measure its 180 million customers’ attitudes toward buying green products. The products were compact fluorescent light bulbs, organic milk, concentrated or reduced-packaging liquid laundry detergents, extended-life paper products and organic baby food. Wal-Mart found approximately 18% of its customers are making green purchases at its stores.

According to the AARP, 40 million baby boomers have gone green. A study by Accenture done in October 2007 found that two-thirds of consumers would pay a premium for green products.

A study conducted by BDO Seidman, LLP in October 2007 found that 83% of the largest retailers, including companies such as Nike, Gap, Sears, Wal-Mart, Target and IKEA are involved in green practices. The majority of these companies are pursuing a combination of selling green products and improving operations and facility efficiencies.

Competitive Landscape

Glad and Hefty have yet to announce or market biodegradable plastic trash bags. We believe these companies will be our strongest competitors as each are well-capitalized, have high brand recognition, highly recognizable packaging and split 75% of the shelf space allotted to plastic products in most retail stores.

According to our research, the only other biodegradable or compostable trash bags currently marketed, such as Compost-A-Bag, Al-PACK, and BioBag suffer from low consumer awareness, weak packaging, and overall minimal brand presence in big box retailers. Seventh Generation trash bags are made from recycled plastics, with a 55% minimum total recycled content according to its packaging. Other bags marketed as biodegradable fall short of our goal of using recycled plastic that is biodegradable, disappearing in landfill in 12-24 months with extra strength at .9 and 1.0 mil.

We believe our packaging speaks to the customer in a smart and meaningful way. Our packaging is designed to give our products a strong and distinctive presence on the shelves of our customers.

Methods of Competition

We compete with distributors, both within and outside the United States in the sale of biodegradable plastic products. Principal methods of competition include quality of products, brand presence of retailers, pricing, range of products and product design features.

Marketing and Sales Objectives and Strategies

The Company has secured placement and premier featuring and exposure with “brand-making” retailers such as Walgreens, Bashes Family of Stores, Amazon.com and Drugstore.com. We have met with other major big box stores. Yearly growth and expansion with retailers across the country is expected with the release of new products and demand for our biodegradable plastic products.

A combination of brand building messages will be delivered through several marketing and advertising vehicles, including television, radio, national print, online marketing and search engine optimization, and retail store promotions. Our products were showcased at the Chicago International Housewares Show held March 16th through March 18th.   22,000  buyers  from  around  the  world attended this event. Our product received national attention by television networks and other media outlets as a “Hot New Household Product.” Our product was awarded as a Design Defined Honoree for 2008 at the show. Additionally, we signed six representative firms that give will us reach to major national retailers in the U.S. and Canada.

Green 21.0 Foundation

We have established the Go Green 21.0 Foundation that brings another level of awareness to our products. Go Green 21.0 will foster and promote green initiatives around the world with the help of schools, communities and individuals wanting to make a difference. We will capitalize and fund Go Green 21.0 with a percentage of our profits and shares of our common stock while seeking sponsorships with like-minded brands, associations and institutions. Our first green initiative will be rolled out in schools across the country. Go Green 21.0 will sponsor of an initiative to gather plastics for recycling while gaining monetary benefits to participating schools.

Patents and Trademarks

We presently hold a registered patent in the United States on the unique dispensing system utilized for our trash container liners. The dispensing system includes a ridge box containing a supply of liners in the form of a cylindrical roll of a continuous strip of liners. The liners extend through an open slot in the top of the box and the inner most liner of the roll is securely attached to a cylindrical spindle on which the liners are wound. The dispenser also includes a reinforcing insert in the form of a piece of sheet rock in a U-shape partially surrounding the role of liners. The box is detachably secured to the bottom of the trash container and the spindle is dimensioned so as not to pass through the slot. Accordingly, when the last line in the box is used and removed from the container, the box is removed as well. We also own (together with Ben Tran a principal of Spectrum and a Director of our Company) a patent application which is currently pending in the United States Patent and Trademark Office which covers a roll of plastic bags having integral handles and which can also be used to close each bag.

Both the patent and patent application are owned by the Company by assignment from Tracey Productions, LLC of which our Chief Executive Officer, Anthony Tracy, is a principal. In addition, we are the exclusive licensee, for biodegradable plastic bags of the trademark “PERF”. The trademark PERF is owned by Tracey Productions, LLC. In addition, we presently have several trademark applications pending in the United States Patent and Trademark Office. Below is a chart summarizing our pending trademark applications.

MARK	SERIAL NO.	FILING DATE	DESCRIPTION
BIODEGRADABLE BY NATURE GREEN BY CHOICE	77/390,864	February 7, 2008	Trash bags; trash can liners; lawn and leave bags; disposable diapers
Plastic drop cloths
Drinking straws
Disposable trash bag dispenser; disposable kitty litter bag dispenser; beverage stirrers
GO GREEN & DESIGN	77/390,510	February 7, 2008	Trash bags; trash can liners; lawn and leave bags
Plastic drop cloths
Drinking straw
Disposable trash bag dispenser; disposable kitty litter bag dispenser; beverage stirrers
GLOBAL COOLING	77/418,792	March 11, 2008	Plastic bags; plastic drop cloths and disposable diapers; plastic sheeting for use as drop cloth.
GO GREEN (Green Stylized)	77/390,475	February 6, 2008	Trash bags; trash can liners; lawn and leave bags
Plastic drop cloths
Drinking straw
Disposable trash bag dispenser; disposable kitty litter bag dispenser; beverage stirrers

MARK	SERIAL NO.	FILING DATE	DESCRIPTION
GREEN FUTURE	77/418,792	March 11, 2008	Plastic bags; plastic drop cloths and disposable diapers; plastic sheeting for use as drop cloth
GREEN GENERATION	77/418,777	March 11, 2008	Plastic bags; plastic drop cloths and disposable diapers; plastic sheeting for use as drop cloth
HELPING OUR PLANET, ONE DIAPER AT A TIME	77/390,838	February 7, 2008	Disposable Diaper
HELPING OUR PLANET, ONE BAG AT A TIME	77/390,833	February 7, 2008	Trash bags; trash can liners; lawn and leave bags
I’M THE SMARTEST BAG AROUND	77/390,850	February 7, 2008	Trash bags; trash can liners; lawn and leave bags
PERF (Stylized in Red)	77/390,425	February 6, 2008	Trash bags; trash can liners; lawn and leave bags; disposable diapers
Plastic drop cloths
Drinking straws
Disposable trash bag dispenser; disposable kitty litter dispenser; beverages

Government Regulation

We are subject to a variety of federal, state and local government regulations. Our business is subject to local, state and federal laws and regulations concerning environmental, health and safety matters, including those relating to air emissions, wastewater discharges and the generation, handling, storage, transportation, treatment and disposal of hazardous materials. We believe we are in substantial compliance with all applicable laws and regulations. In addition, the manufacture, sale and use of biodegradable plastic products are subject to regulation by the U.S. Food and Drug Administration (the “FDA”) as well as other federal and state agencies. The FDA’s regulations are concerned with substances used in food packaging materials, not with specific finished food packaging products. Thus, food and beverage containers are in compliance with FDA regulations if the components used in the food and beverage containers: (i) are approved by the FDA as indirect food additives for their intended uses and comply with the applicable FDA indirect food additive regulations; or (ii) are generally recognized as safe for their intended uses and are of suitable purity for those intended uses. We may develop additional products, including food packaging products. Additionally, we advertise our products as biodegradable and must conform with the Federal Trade Commission’s Guides for the use of Environmental Marketing Claims.

Research and Development

We have not incurred any significant expenditures in research and development since inception.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Employees

As of November 1, 2008, we had fourteen employees. None of our employees are represented by a labor union, and we consider our employee relations to be excellent.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. On April 11, 2008, David Conklin, a stockholder of the Company, asserted a claim against Anthony Tracy, our Chairman of the Board of Directors and Chief Executive Officer, alleging that, based on Mr. Conklin’s prior contributions to other companies operated by Anthony Tracy as well as prior agreements between Mr. Conklin and Mr. Tracy, Mr. Conklin was entitled to be issued a ten (10%) percent interest in the Company. This dispute was resolved on July 8, 2008 and no litigation was commenced relating to this dispute. In accordance with the terms of the Mutual Release and Settlement Agreement dated July 8, 2008 by and among Mr. Tracy, Mr. Conklin and the Company, Mr. Conklin was issued 888,830 shares of common stock of the Company. Such shares were taken from Mr. Tracy’s interest in the Company and no additional shares were issued by the Company.

Description of Property

On October 1, 2008, we entered into a five year lease agreement for executive office space at 12 East 52nd Street, 4th Floor, New York, New York 10022 in which we are presently located. This office is approximately 2,700 square feet. The rent on such space is presently $198,000 in the first year escalating to approximately $223,000 in the fifth year. The Company is obligated to pay an electricity adjustment and real estate taxes on this space. We currently sublease certain office space in Westport, Connecticut. This office is 1,500 square feet and is leased on a month-to-month basis with rent of $1,500 for the month. We currently sublease certain office space in Bay Shore, New York. This office space is 1,000 square feet, of which approximately 500 square feet is utilized by the Company, and is leased on a month-to-month basis with rent of $1,000 for the month.

Financial Statements

INDEX TO FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements of Perf-Go Green Holdings, Inc. and subsidiary (a development stage company) as of September 30, 2008 and for the three and six months then ended:

Condensed Consolidated Balance Sheets (unaudited with respect to September 30,
2008 and not consolidated with respect to audited March 31, 2008)
Condensed Consolidated Statements of Operations (unaudited)
Condensed Consolidated Statements of Cash Flows (unaudited)
Condensed Consolidated Statement of Stockholders’ Deficit (unaudited)
Notes to Condensed consolidated Financial Statements (unaudited)

Financial Statements of Perf-Go Green, Inc. (a development stage company) as of March 31, 2008 and for the period from November 15, 2007 (inception) to March 31, 2008:

Report of Independent Registered Public Accounting Firm
Financial Statements:
Balance Sheet - As of March 31, 2008, as restated
Statement of Operations - For the Period from November 15, 2007 (Inception) to
March 31, 2008, as restated
Statement of Changes in Stockholders’ Equity - For the Period from November 15, 2007
(Inception) to March 31, 2008, as restated
Statement of Cash Flows - For the Period from November 15, 2007 (Inception) to
March 31, 2008, as restated
Notes to Financial Statements

Unaudited Financial Statements of Perf-Go Green Holdings, Inc. as of April 30, 2008 and for the three and six months then ended:

Balance sheet – As of April 30, 2008
Statement of Operations
Statement of Stockholders’ Equity
Statement of Cash Flows
Notes to Financial Statements

Audited Financial Statements of La Solucion, Inc. for the year ended October 31, 2007:

Reports of Independent Registered Public Accounting Firms Financial Statements
Balance Sheet As of October 31, 2007
Statement of Operations
Statement of Stockholders’ Equity
Statement of Cash Flows
Notes to Financial Statements

Audited financial statements for the years ended October 31, 2006 and 2005 immediately follow:

Report Of Independent Registered Public Accounting Firm
Balance Sheets
Statement of Operations
Statement of Stockholders’ Equity
Statement of Cash Flows
Notes To Financial Statements

PART I: FINANCIAL INFORMATION

Item 1. - Financial Statements

PERF-GO GREEN HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30,	March 31,
	2008	2008
	(unaudited)	(audited)
CURRENT ASSETS:
Cash and cash equivalents	$1,781,000	$ 270,000
Accounts receivable	400,000	-
Deposits with vendor – related party	1,835,000	-
Prepaid expenses	23,000	33,000
Total current assets	4,039,000	303,000

Deferred finance costs, net	1,772,000	-
Equipment, net of accumulated depreciation	185,000	2,000

Total assets	$5,996,000	$ 305,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$ 283,000	$ 200,000
Accrued expenses	80,000	55,000
Registration rights liability	893,000	-
Derivative liabilities	18,130,000	-
Total current liabilities	19,386,000	255,000

LONG TERM LIABILITIES - Senior secured convertible debentures,
face amount $5,950,000, net of debt discount of $5,275,000	675,000	-
Total liabilities	20,061,000	255,000

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, par value $0.0001 per share, 5,000,000 shares
authorized none issued	-	-
Common stock, par value $0.0001 per share, 100,000,000 shares
authorized, 33,196,664 and 21,079,466 shares issued and outstanding	3,000	2,000
Additional paid in capital	14,491,000	1,473,000
Accumulated deficit	(28,559,000)	(1,425,000)
Total stockholders’ equity (deficit)	(14,065,000)	50,000

Total liabilities and stockholders’ equity (deficit)	$ 5,996,000	$ 305,000

See accompanying notes to the condensed consolidated financial statements.

PERF-GO GREEN HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended	Six months ended
	September 30, 2008	September 30, 2008

REVENUES	$425,000	$426,000

COST OF GOODS SOLD	269,000	270,000

GROSS PROFIT	156,000	156,000

GENERAL AND ADMINISTRATIVE EXPENSES	4,214,000	15,029,000

LOSS FROM OPERATIONS	(4,058,000)	(14,873,000)

OTHER (EXPENSE) INCOME
Derivative liabilities expense	-	(26,310,000)
Change in fair value of derivative liabilities	10,564,000	16,003,000
Damages accrued under registration rights agreement	-	(893,000)
Amortization of debt discount	(497,000)	(675,000)
Interest expense	(162,000)	(216,000)
Amortization of deferred financing costs	(153,000)	(204,000)
Interest income	23,000	34,000
Total other (expense) income, net	9,775,000	(12,261,000)

NET INCOME (LOSS)	$5,717,000	$(27,134,000)

NET INCOME (LOSS) PER COMMON SHARE:	$ 0.17	$ (0.90)
Basic	$ 0.14	$ (0.90)
Diluted

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING:
Basic	33,175,000	30,274,000
Diluted	47,392,000	30,274,000

See accompanying notes to the condensed consolidated financial statements.

PERF-GO GREEN HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the period from March 31, 2008 (audited) to September 30, 2008 (unaudited)

(unaudited)

			Additional
	Common Stock		Pain-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

BALANCES, March 31, 2008 (audited)	21,079,466	$2,000	$1,473,000	($1,425,000)	$50,000

Common stock issued in reverse acquisition
and recapitalization	11,200,004	1,000	2,100,000	-	2,101,000

Cash and warrants paid to placement
Agent in May 2008 reverse merger	-	-	(691,000)	-	(691,000)

Officer, director and employee stock
Compensation expense	-	-	8,716,000	-	8,716,000

Common stock issued to investor relations
Consultant for services	750,000	-	1,927,000	-	1,927,000

Other consultant stock option expense	-	-	684,000	-	684,000

Shares issued to consultants and employee	167,194	-	282,000	-	282,000

Net loss	-	-	-	(27,134,000)	(27,134,000)

BALANCES, September 30, 2008 (unaudited)	33,196,664	$3,000	$14,491,000	($28,559,000)	($14,065,000)

See accompanying notes to the condensed consolidated financial statements.

PERF-GO GREEN HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

Six months ended
September 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:	$(27,134,000)
Net loss
Adjustments to reconcile net loss to net cash used in operating activities:
Derivative liabilities expense	26,310,000
Change in fair value of derivative liabilities	(16,003,000)
Officer, director and employee stock compensation expense	8,716,000
Stock compensation expense to consultants and employee	2,893,000
Amortization of debt discount and deferred finance costs on
Convertible Debentures	892,000
Depreciation of equipment	14,000
Effect on cash of changes in operating assets and liabilities:
Accounts receivable	(400,000)
Prepaid expenses	10,000
Deposits with vendor – related party	(1,835,000)
Accounts payable, accrued liabilities and all other	109,000
Registration rights liability	893,000

NET CASH USED IN OPERATING ACTIVITIES	(5,535,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in reverse acquisition	2,100,000
Placement agent fee paid in cash in connection with reverse merger	(210,000)
Purchase of equipment	(199,000)
NET CASH PROVIDED BY INVESTING ACTIVITIES	1,691,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of senior secured convertible notes and warrants	5,950,000
Payment of placement agent fees for bridge notes, convertible notes and merger	(595,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,355,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,511,000
CASH:
Beginning of period	270,000
End of period	$1,781,000

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid for interest and taxes	$ 131,000

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Derivative liabilities associated with Convertible Debentures and
Warrants at inception	$5,950,000
Derivative liabilities associated with placement agent warrants at inception	$1,875,000

See accompanying notes to the condensed consolidated financial statements

.

PERF-GO GREEN HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - BACKGROUND, CHANGE OF CONTROL AND BASIS OF PRESENTATION:

Perf-Go Green Holdings, Inc., formerly known as ESYS Holdings, Inc. and La Solucion, Inc., (the “Company”) was incorporated in Delaware in April 2005. Its business was originally intended to provide assistance to the non-English speaking Hispanic population in building and maintaining a life in North Carolina but it did not establish operations in connection with its business plan.

On May 13, 2008, the Company entered into a Share Exchange Agreement (the “Share Exchange”) with Perf-Go Green, Inc. (“Perf-Go Green”), a privately-owned Delaware corporation and its stockholders pursuant to which the Company acquired all of the outstanding shares of common stock of Perf-Go Green. Perf-Go Green was originally incorporated as a limited liability company on November 15, 2007 and converted to a “C” corporation on January 7, 2008. As consideration for the Share Exchange, the Company issued an aggregate of 21,079,466 shares of common stock, $0.0001 par value, for the 20,322,767 Perf-Go Green shares outstanding (a 1.03.1 exchange ratio), to the Perf-Go Green stockholders resulting in a change in control of the Company with Perf-Go Green stockholders owning approximately 65% out of a total of 32,279,470, and the former shareholders of the accounting acquiree owning 11,200,004 shares, of the Company’s outstanding common stock at the date of the Share Exchange. In addition, the directors and officers of Perf-Go Green were elected as directors and officers of the Company. As a result of the Share Exchange, the Company has succeeded to the business of Perf-Go Green as its sole business. The Company’s fiscal year end is March 31.

The accounting for the Share Exchange, commonly called a reverse acquisition, calls for Perf-Go Green to be treated as the accounting acquirer. The acquired assets and assumed liabilities of the Company were carried forward at their historical values, which approximated fair value. Perf-Go Green’s historical financial statements are carried forward as those of the consolidated entity. The common stock and per share amounts have been retroactively restated to the earliest period to reflect the Share Exchange.

In connection with the Share Exchange, on May 13, 2008 and June 10, 2008, the Company completed a private placement of its senior secured convertible debentures in the principal amount of $5,950,000 and warrants to purchase shares of the Company’s common stock as described in Note 6.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Articles 8 and 10 of Regulation S-X for small business issuers and do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America. The unaudited condensed consolidated financial statements include the accounts of Perf-Go Green Holdings, Inc. and its wholly owned subsidiary, Perf-Go Green, Inc. (collectively, the “Company”) and all significant intercompany transactions and balances have been eliminated in consolidation. All adjustments which are of a normal recurring nature and, in the opinion of management, necessary for a fair presentation have been included. These unaudited condensed consolidated financial statements should be read in conjunction with the more complete information and the Company’s audited consolidated financial statements as of March 31, 2008 and for the period from November 15, 2007 (inception) to March 31, 2008 and the related notes thereto included in Form 8-K/A filed on August 15, 2008.

All amounts in the accompanying financial statements are rounded to the nearest thousand dollars.

NOTE 2 -    DISCUSSION OF THE COMPANY’S ACTIVITIES/PRODUCTS AND GOING CONCERN CONSIDERATION:

Company Activities/Products - The Company is focused on the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. The Company’s biodegradable plastic products offer a practical and viable solution for reducing plastic waste from the environment. The Company believes that its plastic products will break down in landfill environments within twelve (12) to twenty four (24) months, leaving no visible or toxic residue. The Company’s activities have included capital raising to support its business plan, recruiting board and management personnel, establishing sources of supply and customer relationships. During the three months ended September 30, 2008, the Company commenced principal operations with the initiation of significant revenues. As such, the Company is no longer considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises.” Previously, the Company reported as a development stage company.

Going Concern Consideration – As indicated in the accompanying unaudited condensed consolidated financial statements, at September 30, 2008, the Company had approximately $1,781,000 in cash and approximately $15,347,000 in negative working capital and a stockholders’ deficit of approximately $14,065,000. A significant portion of the Company’s liabilities (approximately $18,130,000) are derivative liabilities which are further described in Notes 6 and 7. The Company would presently be unable to satisfy the cash settlement liability associated with its derivative liabilities.

For the six months ended September 30, 2008, the Company had a loss from operations of approximately $14,873,000 (and a net loss of approximately $27,134,000) and utilized approximately $5,535,000 of cash in operating activities. Further, losses from operations are continuing subsequent to September 30, 2008 and the Company anticipates that it will continue to generate significant losses from operations for the near future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s cash flow projections presently indicate that projected revenues will not be sufficient to fund operations over the coming twelve months. As such, the Company will need to raise additional financing or take other measures within the next few months in order to continue its operations. However, as a company that has just recently emerged from the development stage, the Company’s ability to accurately project revenues and expenses can be significantly impacted by unforeseen events, developments and contingencies that cannot be anticipated. As such, there can be no assurance that management’s plans to raise additional financing will be successful or sufficient in order to sustain our operations over the coming twelve months can be realized. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 3 – NET INCOME (LOSS) PER COMMON SHARE:

Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. Diluted income (loss) per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. For the three months ended September 30, 2008, the Company added approximately 14,217,000 shares to 33,175,000 basic shares outstanding to arrive at 47,392,000 diluted shares outstanding representing the “if converted” shares under Senior Secured Convertible Debentures and the dilutive stock options and warrants under the Treasury Stock method using an average market price during the period of $1.45. Additionally, diluted income per share reflects the add back of approximately $812,000 of interest expense and related amortization on the Senior Secured Convertible Debentures. For the six months ended September 30, 2008, basic and diluted loss per share are the same because the effect of outstanding common stock equivalents would decrease the loss per share.

NOTE 4 – CASH AND CASH EQUIVILENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

Cash and cash equivalents at September 30, 2008 includes approximately $1,507,000 invested in an institutional money market fund with a brokerage firm. Such amount is stated at its fair value as it has a quoted value in an active market. In addition to the deposit insurance provided by the brokerage firm, the money market fund carries additional insurance, however this represents a concentration of assets.

NOTE 5 – DEPOSITS WITH VENDOR - RELATED PARTY:

The manufacturing of our biodegradable plastic products is outsourced to Spectrum Bags, Incorporated, a division of IPS Industries, Inc., (“Spectrum”) a manufacturer and distributor of plastic bags and plastic products. Spectrum is currently our sole supplier of product.   In order to secure initial product shipments expected in the second half of calendar 2008, we have made deposits of approximately $1,835,000 with Spectrum at September 30, 2008. In order to secure our full payment, Spectrum retains title and risk of loss to the related inventory until we make final payment which occurs shortly before shipment to the customer. As such, we do not currently carry inventory for any significant period of time and had no inventory at September 30, 2008. One member of our Board of Directors serves as the President of this vendor.

NOTE 6 – SENIOR SECURED CONVERTIBLE DEBENTURES AND WARRANTS, RELATED DERIVATIVE LIABILITIES AND REGISTRATION RIGHTS LIABILITY:

Senior Secured Convertible Debentures and Warrants - During May and June 2008, pursuant to the terms of a Subscription Agreement, the Company issued senior secured convertible debentures to unaffiliated accredited investors (the “Investors”) in the aggregate original principal amount of $5,950,000 (the “Convertible Debentures”) and five-year warrants (the “Warrants”) to purchase shares of the Company’s common stock. The Convertible Debentures are secured by all of our assets and are due in May 2011, with respect to $2,775,000 principal amount, and in June 2011, with respect to $3,175,000 principal amount. Interest on the Convertible Debentures is computed at the rate of 10% per year and is payable quarterly in arrears in cash or, under certain circumstances, in common stock of the company. The Convertible Debentures contain various covenants which, among other things, restrict the Company’s ability to incur additional debt or liens or engage in certain transactions as specified therein. Additionally the Convertible Debentures define various events of default including non-payment of interest or principal when due, failure to comply with covenants, breach of representations or warranties, failure to obtain effective registration of the common stock underlying the conversion feature or failure to deliver registered common stock, when requested, within a specified timeframe as well as other matters discussed therein. Various remedies exist for an event of default including the acceleration of the maturity of the obligation, an increase in the interest rate to 15%, accrual of certain costs of the debt holders and a reduction of the conversion rate, among other things. The Convertible Debentures also provide that in the event of a “fundamental transaction” (as defined) such as a change in control, the holder may require that such holder’s Convertible Note be redeemed at an “alternative consideration” (as defined) which can be, among other things, 135% of the principal amount of the Convertible Note or 130% of the equity conversion value of the Convertible Note.

The Convertible Debentures are convertible at the option of the holder into shares of our common stock at the lower of the (a) “fixed conversion price” of $0.75 per share (7,933,333 shares), subject to adjustment for stock splits, stock dividends, or similar transactions, (b) “lowest conversion price” representing the lowest price, conversion price or exercise price offered by the Company in a subsequent equity financing, convertible security (subject to certain exceptions) or derivative instruments or (c) “mandatory default amount” representing the amount necessary to convert 110% of the face amount of the Convertible Debentures plus accrued interest and costs at the lower of the price of the common stock on the date of demand or the date of payment. The Company’s common stock price at the time of issuance of both the May and June 2008 Convertible Debentures exceeded the relevant conversion price (the fixed conversion price). As a result, the Company assessed the applicability of EITF No.’s 98-5 and 00-27 to determine if this constitutes a beneficial conversion feature. However, since the conversion feature can result in a variable amount of shares being issued, the conversion feature is considered an imbedded derivative liability, not a beneficial conversion feature, that needs to be separated from the “host contract” as described further below.

The Warrants entitle the holder to purchase approximately 7,933,333 shares common stock at $1.00 per share subject to adjustment of the shares and exercise price in the event of (a) stock dividends, splits or similar recapitalizations or (b) a rights offering at less than market value to all stockholders, (c) certain dividends or distributions and (d) the offering or issuance of common stock or derivative instruments (warrants, options or conversion features), subject to certain exceptions, at a price that is less than the exercise price of the Warrants. The Company is obliged to issue registered shares of common stock upon the exercise of the Warrants and if it cannot do so within three business days, it is obliged to pay in cash the market value, plus brokerage commissions, of the common stock. Because of the “pay in cash” feature and the variability of the exercise price, the warrant is considered to be a derivative liability as discussed further below.

Related Derivative Liabilities - Under SFAS No. 133 and EITF No. 00-19, both the embedded conversion option in the Convertible Debentures and the detachable Warrants are deemed “freestanding financial instruments” that cannot be classified as equity instruments at the commitment date related to their issuance and instead are classified as “derivative liabilities subject to fair value accounting.”

Because the Convertible Debentures were issued with a variable conversion feature and with detachable Warrants, the fair value of these attributes are calculated and assigned before a value is assigned to the Convertible Debentures. The Company computed the fair value by using a Black Scholes calculation assuming a risk free rate of return of 2.7 – 3.2%, expected volatility of 93% and expected life of the conversion feature (three years) and the Warrants (five years), no dividends or forfeitures and the quoted market price of the Company’s stock on the day of the measurement. The resulting fair values exceed the face amount of the Convertible Debentures and result in recognition of an expense for derivative liabilities, as follows:

Fair value of conversion feature of Convertible Debentures
at issuance	$13,739,000
Fair value of Warrants at issuance	13,718,000
Total derivative liabilities at issuance in May and June 2008	27,457,000
Less: face amount of Convertible Debentures (“debt discount”)	(5,950,000)
Expense for derivative liabilities upon issuance	$21.507,000

These derivative liabilities are marked-to-market at each reporting period as discussed further in Note 7.

The fair value of the conversion feature of the Convertible Debentures and the Warrants that is assigned to debt discount ($5,950,000) is being amortized over the life of the Convertible Debentures at the rate of approximately $496,000 per quarter.

As a result of the above, the Convertible Debentures are recorded as follows:

Face amount of Debentures	$5,950,000
Less:
Value assigned to conversion feature	(2,908,000)
Value assigned to Warrants	(3,042,000)
Value assigned to Debentures at the issuance	-
Add: Amortization of debt discount	675,000
Carrying amount of $5,950,000 Debentures at September 30, 2008	$ 675,000

In connection with the issuance of the Convertible Debentures and Warrants, the company paid a placement agent (the “Placement Agent”) a cash fee of $595,000 and issued them warrants, on the same terms as the Warrants, to purchase 793,333 shares (subject to adjustment) of common stock at $1.00 for five years. Because such warrants have the same variable exercise price feature, and cash settlement provisions, as the Warrants described above, these warrants are also considered derivative liabilities. As such, their fair value at inception of approximately $1,395,000 was charged to derivative liability expense and this amount is required to be marked-to-market at each reporting period. The Company recorded the aggregate of the cash and warrant compensation of approximately $1,990,000 as a deferred finance cost and is amortizing that cost over the three year term of the Convertible Debenture at the rate of approximately $166,000 per quarter. At September 30, 2008, approximately $217,000 of amortization has been recorded leaving approximately $1,772,000 of unamortized deferred finance cost at September 30, 2008. See also, Note 7.

Registration Rights Liability - The Company also granted the Investors registration rights for the common stock underlying the embedded conversion feature in the Convertible Debentures and the Warrants. The Company can be assessed liquidated damages, as defined in the related agreements, for the failure to file a registration statement in a certain timeframe or for the failure to obtain or maintain effectiveness of such registration statement. Such penalties shall not exceed, in the aggregate, 15% of the aggregate Purchase Price (as defined in the Convertible Debentures). In assessing the likelihood and amount of possible liability for liquidated damages, the Company considered the guidance of EITF No.’s 00-19-2 and 05-04 as well as SFAS No. 5. Because obtaining effectiveness of the registration statement is not within the Company’s control, the Company has concluded that it is probable that a liability will be incurred and therefore recorded a liability for approximately $893,000 representing its estimate that such liability will be 15% of the proceeds of the Convertible Debentures as registration rights liability. If the Company’s registration statement is ultimately declared effective within the period prescribed therein, such liability would be reversed in the period that the determination of effectiveness is resolved.

Other - In connection with the issuance of the Convertible Debentures and the related reverse acquisition transaction, the Company agreed to pay a total of approximately $750,000 in investor relations cost, approximately $692,000 of which costs have been paid at September 30, 2008.

NOTE 7 – DERIVATIVE LIABILITIES

Derivative liabilities at September 30, 2008 consist of the following:

Fair value of conversion feature of Convertible Debentures (Note 6)	$13,343,000
Fair value of Warrants issued to Investors (Note 6)	3,714,000
subtotal	17,057,000
Fair value of warrants issued to placement agent in Convertible
Debentures (Note 6)	371,000
Fair value of warrant issued in connection with reverse acquisition (below)	330,000
Fair value of warrants issued to reverse acquisition equity investors (below)	372,000
Total derivative liabilities at September 30, 2008	$18,130,000

In connection with the Share Exchange discussed in Note 1, the Company paid the Placement Agent a cash fee of $210,000 and issued them warrants to purchase common stock on the same terms as the Warrants discussed in Note 6. As such these warrants entitle the holder to purchase approximately 420,000 shares common stock at $1.00 per share subject to adjustment of the shares and exercise price in the event of (a) stock dividends, splits or similar recapitalizations or (b) a rights offering at less than market value to all stockholders, (c) certain dividends or distributions and (d) the offering or issuance of common stock or derivative instruments (warrants, options or conversion features), subject to certain exceptions, at a price that is less than the exercise price of the warrants. The Company is obliged to issue registered shares of common stock upon the exercise of the Warrants and if it cannot do so within three business days, it is obliged to pay in cash the market value, plus brokerage commissions, of the common stock. Because of the cash settlement feature and the variability of the exercise price, the warrant is considered to be a derivative liability Under SFAS No. 133 and EITF No. 00-19. Such warrants had a fair value at inception of approximately $480,000, which amount was charged to derivative liabilities expense.

At the time of the Share Exchange, certain investors in a prior private placement of common stock and warrants were granted the right to exchange their existing warrants for new warrants on the same terms as the Warrants discussed in Note 6 and in the preceding paragraph. Because of the variability of the exercise price feature and the settlement in cash provisions, the warrant is considered to be a derivative liability Under SFAS No. 133 and EITF No. 00-19. Such warrants had a fair value at inception of approximately $4,801,000, which amount was charged to derivative liabilities expense.

Pursuant to fair value accounting, the derivative liabilities for the conversion feature, the Warrants, the placement agent warrants and the warrants issued to the December 2007 equity investors are required to be marked-to-market at each reporting period during their term, with the resulting difference reported as a component of income or expense. During the three and six months ended September 30, 2008, the Company recorded a total change in fair value due to remeasurement of derivative liabilities of approximately $10,564,000 and $16,003,000, respectively, as income.

The Company computed the fair value of its derivative instruments by using a Black Scholes calculation assuming a risk free rate of return of 1.8 – 2.0%, expected volatility of 112% and expected life of the conversion feature (three years) and the Warrants (five years) and the quoted market price of the Company’s stock on the day of the measurement.

NOTE 8 – BRIDGE NOTES AND WARRANTS

In January and February 2008 Perf-Go Green sold an aggregate $750,000 of secured convertible notes, due in January 2009 (with respect to $350,000) and February 2009 (with respect to $400,000) and bearing interest at 10% per year, together with warrants to purchase Perf-Go Green’s common stock. The notes were convertible at $0.48 per share and, together with approximately $11,000 of accrued interest, were converted into 1,579,466 shares of the Company’s common stock on March 27, 2008.

The detachable warrants permit the holders to purchase an aggregate of 1,500,000 shares of common stock of the Company at a price of $0.75 until January 2013 (with respect to 700,000 shares) or February 2013 (with respect to 800,000 shares). Under EITF No. 00-19, the Company concluded that these warrants met the definition of a freestanding financial instrument that could be classified as equity. The Company determined the fair value of these warrants based upon a Black Scholes valuation calculation with the following assumptions: one and one half year expected life, 150% volatility, 2.11% risk free interest rate and a market price of $0.48 for the underlying common stock. The market price was determined based on the ultimate conversion of these notes into common stock at that price shortly after issuance. The fair value, $669,000 was recorded to deferred finance costs and then, upon the conversion of the notes in March 2008, written off.

Pursuant to EITF No.’s 98-5 and 00-27 and APB No. 14, the Company determined that the exercise price of the convertible debt of $0.50 exceeded the market price of the common stock at each commitment date. As a result, no allocation of fair value was required amongst the convertible notes and warrants. The Company also determined that SFAS No. 133 and EITF 00-19 were not applicable, as the embedded conversion option did not require bifurcation.

In connection with raising these proceeds, Perf-Go Green paid $75,000 as direct offering costs to the placement agent. The Company also issued, as an additional placement agent fee, warrants to purchase 150,000 shares of the Company’s common stock. The Company determined the valuation of these warrants, approximately $43,000, by applying EITF 96-18 and using the Black-Scholes option-pricing formula and a risk free interest rate of 1.9 – 2.7%, expected volatility of 150%, a five year expected term and a weighted average fair value of $0.75. These costs were initially capitalized as debt issue costs and were being amortized over the life of the related convertible debt instrument. Upon conversion of the notes on March 27, 2008, the remaining unamortized portion of debt issue costs was charged to interest expense on the statement of operations.

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock - On January 15, 2008, the Company issued 19,500,000 shares of common stock (retroactively reflecting the Share Exchange) to its founders as founders stock for pre incorporation services valued at $0.0001 per share.

Stock based compensation - In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 123R, “Share-Based Payment.” SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock Based Compensation.” Among other items, SFAS No. 123R requires companies to recognize the cost of employee services received in exchange for awards of equity instruments in the financial statements based on the grant date fair value of those awards. Stock awards to consultants and other non-employees are accounted for based on an estimate of their fair value at the time of grant and, in the instance of options and warrants, are based upon a Black-Scholes option pricing model.

The fair value of each option grant under SFAS No. 123R is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk free interest rate of approximately 1.8 - 3.2%; no dividend yield; expected option lives based on their terms (generally five years) and expected volatility of approximately 93 - 112%. The expected volatility for the current period was developed by using historical volatility of the Company stock history since the reverse acquisition. Since the history of our stock trading has been relatively short, the baseline volatility calculation was increased by 50%. The risk-free interest rate was developed using the U.S. Treasury yield curve for periods equal to the expected term of the options grant date.

In June 2008, the Company adopted the 2008 Share Incentive Plan (the “Plan”) which permits the granting of stock options and other forms of stock based compensation to employees and consultants of the Company. Under the Plan, the Company has reserved 10,000,000 shares of common stock for issuance under the Plan. There were no stock options outstanding at March 31, 2008. The following table summarizes the stock options issued to directors, officers, employees and consultants under the Plan for the three and six months ended September 30, 2008 (unaudited) under the Plan.

	Number of Options	Weighted Average Exercise Price
Stock Options
Balance at March 31, 2008	-	$-
Granted or issued	7,041,600	$1.54
Exercised	-	$-
Cancelled/Forfeited	-	$-
Balance at June 30, 2008	7,041,600	$1.54
Granted or issued	366,000	$1.57
Exercised	-	$-
Cancelled/Forfeited	-	$-
Balance at September 30, 2008	7,407,600	$1.54
Options exercisable at September 30, 2008	4,498,550	$1.25
Weighted average fair value of options granted during the six months ended September 30, 2008 (unaudited)	$15,347,000	$2.07
Weighted average fair value of options exercisable at September 30, 2008	$9.297,000	$1.63

The grant date fair value of the options issued under the Plan was approximately $15,346,000 and, because a significant number of options vested immediately, approximately $2,534,000 and $9,304,000 was charged to operations for stock compensation expense under the Plan for the three and six months ended September 30, 2008, respectively, including approximately $2,439,000 and $8,716,000, respectively, for directors, officers and employees and approximately $95,000 and $588,000, respectively, to consultants. In addition to stock compensation from options, we issued 917,194 shares to consultants resulting in approximately $41,000 and $2,305,000 in stock compensation during the three and six months ended September 30, 2008. Stock compensation cost is included in general and administrative expenses in the unaudited condensed consolidated financial statements.

The following table summarizes information about the exercise prices, exercisability and remaining life of the options granted.

Options exercisable:

Range of Exercise Price	Number Outstanding at September 30, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value of Options Outstanding	Number Exercisable at September 30, 2008	Weighted Average Exercise Price	Aggregate Intrinsic Value of Options Exercisable
$0.50 - $2.00	7,407,600	4.78 years	$1.54	$1,166,000	4,498,500	$1.25	$1,145,000

Monthly stock grants - In addition to stock grants and options discussed above, the Company has initiated a monthly stock grant program for a director, an officer, a related vendor and a consultant calling for the issuance of approximately 52,000 shares per month over the coming year. The cost of these share issuances will be valued at the fair market value of the Company’s common stock on the date of grant.

Warrants and Convertible Debentures – The Company has the following warrants and convertible debentures outstanding that grant the right of the holder to obtain our common stock as indicated:

-	7,933,333 shares issuable (subject to adjustment as described in Note 6) at $0.75 (subject to adjustment) under Convertible Debentures until May and June 2011
-	7,933,333 shares issuable (subject to adjustment as described in Note 6) at $1.00 (subject to adjustment) under Warrants issued with Convertible Debentures until May and June 2013
-	4,200,000 shares issuable (subject to adjustment) under warrants at $1.00 (subject to adjustment) issued to purchasers of our predecessor’s common stock until May 2013
-	1,650,000 shares issuable at $0.75 to investors in our Bridge Notes and a placement agent until January and February 2013
-	1,213,333 shares issuable (subject to adjustment) to a placement agent in the Convertible Notes and Warrants and reverse acquisition at $1.00 (subject to adjustment) until May and June 2013.

These items permit the holders to purchase 22,929,999 shares of the Company’s common stock before adjustment. Possible adjustments include the items discussed in Notes 6 and 7 and would include increases for payment of interest in kind on the Convertible Debentures.

In tabular form, the warrants and convertible securities are as follows:

	Number shares subject to Warrants and Convertible Debentures(a)		Weighted Average Exercise Price
Shares Under Warrants and Convertible Debentures:
Balance at March 31, 2008	1,650,000		$$0.75
Granted	21,279,999		$$0.91
Exercised	-		$-
Cancelled/Forfeited	-		$-
Balance at September 30, 2008	22,929,999		$$0.90
Exercisable at September 30, 2008	22,929,999	$	.$0.90

(a)	Before adjustment as discussed above.

NOTE 10 – INCOME TAXES

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 provides recognition criteria and a related measurement model for tax positions taken by companies. In accordance with FIN 48, a tax position is a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions shall be recognized only when it is more likely than not (likelihood of greater than 50%), based on technical merits, that the position will be sustained upon examination.

Tax positions that meet the more likely than not threshold should be measured using a probability weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. The Company adopted FIN 48, which had no effect on the Company’s financial positions and results of operations at this time given its limited operations and activities. No amounts were accrued for the tax exposures or payment of interest and penalties at September 30, 2008 and there was no change to this balance at September 30, 2008.

The Company has a net operating loss carryforward for tax purposes totaling approximately $4,300,000 at September 30, 2008, expiring through the year 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by operating loss carryforwards after a change in control (generally greater than a 50% change in ownership, as defined).

The difference between the net operating loss carryforward and the accumulated deficit results largely from the non-deductibility, for tax purposes, of derivative expense and income and stock and stock based compensation.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of September 30, 2008.

NOTE 11 – EMPLOYMENT AND LEASE AGREEMENTS

During the six months ended June 30, 2008, the Company entered into employment agreements with three officers and four employees. The agreements with the officers calls for their employment over a three year period and calls for aggregate base salaries for the three agreements of approximately $425,000 per year for three years plus eligibility for an annual bonus up to 20% of base compensation and annual increases of approximately 20%. The agreements with the four employees call for their employment with the Company over a one or two year period and call for aggregate compensation for the four agreements of approximately $366,000 per year (approximately $577,000 over the full term).

On October 1, 2008, the Company entered into a five year lease agreement for its executive offices calling for fixed rent of approximately $198,000 in the first year, escalating to approximately $223,000 in the fifth year. In addition to the fixed rent, the Company is obligated to pay for an electricity adjustment for amounts over a base year amount, and real estate taxes, subject to adjustment over a base year amount. The Company was granted a rent abatement for the fixed rent, excluding base period electric, for the first three months of the lease. In connection with the lease, the Company paid a security deposit of $45,000.

NOTE 12 – SIGNIFICANT CUSTOMERS

For the three and six months ended September 30, 2008 two customers represent over 10% of revenues as follows:

Customer A	48%
Customer B	39%

NOTE 13 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates in 2009 included the valuation of stock issued for compensation and services, stock based compensation arrangements with employees and third parties, warrants issued as compensation, fair value of derivative financial instruments, estimated useful life of equipment, and a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits and at September 30, 2008 exceeded the available FDIC insurance by approximately $1,281,000

Accounts Receivable

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms. The Company periodically evaluates the collectability of its accounts receivable and considers the need to adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates.

Equipment

Equipment is stated at cost, less accumulated depreciation on a straight-line basis over the estimated useful life, which is three to seven years.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. The Company records revenue when the risks and rewards of ownership have transferred to customers which generally occurs when products are shipped and all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured. In arriving at net sales, the Company estimates the amount of deductions that are likely to be taken by customers and adjusts that amount periodically based on historical experience.

Cost of Sales

Cost of sales represents the purchase of the Company’s products.

Earnings per share

Basic income (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At September 30, 2008, the Company’s common stock equivalents consist of options, warrants and convertible debt that could potentially dilute future earnings per share., see Note 3.

Stock-based compensation

All share-based payments to employees are recorded and expensed in the statement of operations as applicable under SFAS No. 123R, “Share-Based Payment”.

Non-employee stock based compensation

Stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

Derivative Liabilities

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” requires bifurcation of embedded derivative instruments such as conversion options and warrants, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management first reviews the guidance of EITF No.’s 98-5, 00-27 and 05-2 as well as SFAS No. 150 to determine if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model. In assessing the nature of a financial instrument as freestanding, the Company has applied the guidance pursuant to EITF No.’s 00-19. Finally, the Company has applied the related guidance in EITF No.’s 00-19-2 and 05-4 as well as SFAS No. 5 when determining the existence of liquidated damage provisions. At September 30, 2008, the Company had various derivative instruments. (See Notes 6 and 7).

NOTE 13 – RECENTLY ISSUED OR ADOPTED ACCOUNTING PRONOUNCEMENTS:

Effective April 1, 2008, the Company adopted Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurement (“SFAS 157”), for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with the provisions of FSP No. FAS 157-2, Effective Date of FASB Statement No. 157, the Company elected to defer implementation of SFAS 157 as it relates to our non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until April 1, 2009. The Company is evaluating the impact, if any, this Standard will have on our financial position and results of operations.

SFAS 157 defines fair value, thereby eliminating inconsistencies in guidance found in various prior accounting pronouncements, and increases disclosures surrounding fair value calculations. SFAS 157 establishes a three tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. SFAS 157 requires the Company to maximize the use of observable inputs and to minimize the use of unobservable inputs in making fair value judgments.

The Company’s financial assets and liabilities measured at fair value on a recurring basis include those securities classified as cash and cash equivalents and all derivative liability instruments on the unaudited condensed consolidated balance sheet. All securities owned are valued under the first tier of the hierarchy where the assets are measured using quoted prices in active markets.

On April 1, 2008, the Company adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” The adoption of SFAS No. 159 did not have any material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. The Company’s adoption of SFAS No. 160 on April 1, 2008 did not have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No 141R, “Business Combinations” (“SFAS 141R”). SFAS 141R replaces SFAS 141 and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141R is effective for business combinations occurring in the fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a “plain vanilla” option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

PERF-GO GREEN, INC., INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2008

(AS RESTATED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of:

Perf-Go Green, Inc.

We have audited the accompanying balance sheet of Perf-Go Green, Inc., (a development stage company) as of March 31, 2008 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from November 15, 2007 (Inception) to March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perf-Go Green, Inc. as of March 31, 2008, and the results of its operations and its cash flows for the period from November 15, 2007 (Inception) to March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2, 3, 5 and 8, the financial statements for the year ended March 31, 2008 have been restated to account for the fair value of 1,500,000 stock warrants issued to third party investors in the convertible debt offering.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $1,425,015 and net cash used in operations of $402,370 for the period ended March 31, 2008; and a deficit accumulated during the development stage of $1,425,015 at March 31, 2008. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

/s/ Berman & Company, P.A.

Boca Raton, Florida

May 2, 2008, except for notes 2, 3, 5(A)(4), 5(B)(1), 5(B)(3) and 8 as to which the date is August 7, 2008

PERF-GO GREEN, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
March 31, 2008
(As Restated)
Assets

Current Assets:
Cash and cash equivalents	$270,185
Prepaid expenses	32,615
Total Current Assets	302,800

Equipment, net of accumulated depreciation of $85	2,460

Total Assets	$305,260

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$199,645
Accrued expenses	55,270
Total Current Liabilities	254,915

Stockholders’ Equity:
Preferred stock ($.0001 par value, 10,000,000 shares authorized,
none issued and outstanding)	-
Common stock ($0.0001 par value, 100,000,000 shares authorized,
21,079,466 shares issued and outstanding)	2,108
Additional paid-in capital	1,473,252
Deficit accumulated during development stage	(1,425,015)
Total Stockholders’ Equity	50,345

Total Liabilities and Stockholders’ Equity	$305,260

See accompanying notes to the financial statements.

PERF-GO GREEN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the Period from
November 15, 2007
(Inception) to
March 31, 2008
(As Restated)

Operating expenses
General and administrative	$ 627,025
Total operating expenses	627,025

Loss from operations	(627,025)

Other income (expense)
Interest income	391
Interest expense	(798,381)
Total other expense - net	(797,990)

Net loss	$ (1,425,015)

Net loss per share - basic and diluted	$ (0.07)

Weighted average number of shares outstanding
during the period - basic and diluted	19,562,271

See accompanying notes to the financial statements.

PERF-GO GREEN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM NOVEMBER 15, 2007 (INCEPTION) TO MARCH 31, 2008
(AS RESTATED)

			Additional	Deficit	Total
	Common Stock		Paid-in	Accumulated during	Stockholders’
	Shares	Amount	Capital	Development Stage	Equity

Contributed capital - related party	-	$ -	$ 100	$ -	$ 100

Common stock issued for compensation - founders - ($0.0001/share)	19,500,000	1,950	(70)	-	1,880

Common stock issued in connection with conversion of convertible debt
and related accrued interest ($0.50/share)	1,579,466	158	761,225	-	761,383

Warrants issued as compensation in connection with convertible debt funding	-	-	711,997	-	711,997

Net loss from November 15, 2007 (inception date) to March 31, 2008	-	-	-	(1,425,015)	(1,425,015)

Balance March 31, 2008, as restated	21,079,466	$ 2,108	$ 1,473,252	$ (1,425,015)	$ 50,345

See accompanying notes to the financial statements.

PERF-GO GREEN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the Period from
November 15, 2007
(Inception) to
March 31, 2008
(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (1,425,015)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization of debt issue costs	75,000
Depreciation	85
Stock issued for compensation - founders	1,880
Warrants issued as compensation in connection with convertible debt funding	711,997
Changes in operating assets and liabilities:
(Increase) in prepaid expenses	(32,615)
Increase in accounts payable	199,645
Increase in accrued expenses	55,270
Increase in accrued interest payable	11,383
Net Cash Used In Operating Activities	(402,370)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,545)
Net Cash Used in Investing Activities	(2,545)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital - related party	100
Proceeds from sale of convertible debt	750,000
Cash paid as direct offering costs - convertible debt funding	(75,000)
Net Cash Provided By Financing Activities	675,100
Net Increase in Cash and Cash Equivalents	270,185
Cash and Cash Equivalents - Beginning of Period	-
Cash and Cash Equivalents - End of Period	$ 270,185
SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income Taxes	$ -
Interest	$ 75,000
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for conversion of convertible debt and related accrued interest	$ 761,383

See accompanying notes to the financial statements.

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

Perf Go Green, Inc. (the “Company”) is a Delaware corporation that was incorporated on November 15, 2007 as an LLC and then converted to a “C” corporation on January 7, 2008. The Company had no activity during its existence as an LLC. The Company’s fiscal year end is March 31.

The Company has been created as an environmentally friendly “green” company for the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. We believe our plastic products will break down in landfill environments within twelve to twenty four months, leaving no visible or toxic residue. All of our products incorporate recycled plastic. The product is intended to be presented to mass retailers in the United States and Canada and it is the Company’s intention to market the products worldwide.

Because the Company is considered the accounting acquirer in a share exchange that occurred in May 2008, all common stock and per share amounts have been retroactively restated to the earliest period.

Certain amounts in the March 31, 2008 financial statements have been reclassified to conform to the current presentation. The results of these reclassifications did not materially affect the Company’s financial position, results of operations or cash flows.

Development stage

The Company’s financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include debt financing, product design and the development of mass-market product distribution networks for the eventual distribution of the products. There have been no sales since our Inception.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates in 2008 included the valuation of stock issued for compensation and services, stock issued to convert outstanding debt and related accrued interest, warrants issued as compensation, estimated useful life of equipment, and a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At March 31, 2008, the balance exceeded the federally insured limit by $185,328.

Equipment

Equipment is stated at cost, less accumulated depreciation on a straight-line basis over the estimated useful life, which is five years.

Net loss per share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At March 31, 2008, the Company had 1,650,000 warrants that could potentially dilute future earnings per share; however, a separate computation of diluted loss per share is not presented, as these common stock equivalents would be anti-dilutive.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amount reported in the balance sheet for prepaid expenses, accounts payable and accrued expenses approximates its fair market value based on the short-term maturity of these instruments.

Segment information

The Company follows Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.” During 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Stock-based compensation

All share-based payments to employees is recorded and expensed in the statement of operations as applicable under SFAS No. 123R, “Share-Based Payment”. The Company has not issued any stock based compensation since inception to employees.

Non-employee stock based compensation

Stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”). The Company has issued stock warrants to third party investors and a third party placement agent (See Note 5).

Derivative Liabilities

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” requires bifurcation of embedded derivative instruments and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are valued using the Black-Scholes option-pricing model. At March 31, 2008, we had no such derivative instruments.

Advertising costs

Advertising costs are expensed as incurred. Advertising expense totaled $2,840 for the period from November 15, 2007 (Inception) to March 31, 2008.

Income taxes

For the period November 15, 2007 (Inception) to January 6, 2008, the Company was taxed as an LLC and was treated as a pass through entity. On January 7, 2008, the Company became a “C” corporation. The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

We adopted the provisions of FASB Interpretation No. 48; “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments. At March 31, 2008, we did not record any liabilities for uncertain tax position.

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect SFAS No. 157 to have a material impact on its financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable. Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes. SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The adoption of SFAS No. 159 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R,“Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141,“Business Combinations”. This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition. SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired  at  the  acquisition date, at  their fair values as of that date.   This compares to the cost allocation

method previously required by SFAS No. 141. SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met. Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date. This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008. Early adoption of this standard is not permitted and the standards are to be applied prospectively only. Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed. The adoption of SFAS No. 141R is not expected to have a material effect on its financial position, results of operations or cash flows.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a “plain vanilla” option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 2 Going Concern – As Restated

As reflected in the accompanying financial statements, the Company has a net loss of $1,425,015 and net cash used in operations of $402,370 for the period ended March 31, 2008; and a deficit accumulated during the development stage of $1,425,015 at March 31, 2008. In addition, the Company is in the development stage and has not yet generated any revenues. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and to continue to raise funds through debt or equity raises. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Restatement

In the original issuance of the financial statements as of March 31, 2008, and for the period from November 15, 2007 (inception) to March 31, 2008, the Company did not assign a fair value to the warrants issued to the investors in connection with the convertible notes and warrants sold by Perf-Go Green, Inc. in January and February 2008 as described in Note 8. Generally accepted accounting principles requires that a fair value be assigned to those warrants and that such amount be recorded as a debt discount and amortized over the life of the related debt. Since these convertible notes were converted to equity prior to the maturity of the convertible debt, the remaining debt discount is charged to interest expense. The Company has determined that the fair value of those warrants was approximately $669,300 as discussed further in Note 5. Accordingly, the prior financial statements have been restated as follows:

Balance Sheet as of March 31, 2008:

	As originally reported	Restatement adjustment	Reclassification	As restated
Additional paid in capital	$ 804,028	$ 669,300	$ (76)	$ 1,473,252

Deficit accumulated during the development stage	$ (755,715)	$ (669,300)		$(1,425,015)

Total stockholders equity	$ 50,345	$ -		$ 50,345

Statement of Operations for the Period from
November 15, 2007 (inception) to March 31, 2008:

	As originally reported	Restatement adjustment	As restated
Interest expense, net	$ 128,690	$ 669,300	$ 797,990

Net loss	$ (755,715)	$(669,300)	$(1,425,015)

Net loss per share – basic and diluted	$ (0.04)	$ (0.04)	$ (0.08)

Statement of Cash Flows for the Period from
November 15, 2007 (inception) to March 31, 2008:

	As originally reported	Restatement adjustment	As restated
Net loss	$ (755,715)	$ (669,300)	$(1,425,015)

Warrants issued as compensation in connection with convertible debt funding	$ 42,697	$ 669,300	$ 711,997

A restated statement of changes in stockholders’ equity is not presented as the components of the restatement have been shown on the balance sheet and statement of operations tables above.

Note 4 Equipment

At March 31, 2008, equipment consisted of the following:

	Useful Life
Computer equipment	5 Years	$ 2,545
Less: accumulated depreciation		(85)

		$ 2,460

Note 5 Convertible Debt Offering - As Restated

On January 15, 2008, February 8, 2008 and February 28, 2008, respectively, the Company sold $350,000, $250,000 and $150,000, respectively, of convertible debt each with warrants. The terms for the debt and warrants were as follows:

(A) Convertible Debt

(1)	Terms

a.	Interest rate at 10%.
b.	Secured by substantially all assets of the Company.
c.	Due one year from issue date.
d.	Conversion – all debt and related accrued interest was convertible at $0.48/share.

(2)	Conversion

All debt and related accrued interest was converted on March 27, 2008. The Company issued 1,579,466 shares of common stock in exchange for $750,000 principal and $11,383 of accrued interest.

(3)	Debt Issue Costs

In connection with raising these proceeds, the Company paid $75,000 as direct offering costs to the placement agent. These costs were initially capitalized as debt issue costs and were being amortized over the life of the related convertible debt instrument. Upon conversion of the debt on March 27, 2008, the remaining unamortized portion of debt issue costs was charged to interest expense on the statement of operations.

(4) Beneficial Conversion Feature and Derivative Liability

Pursuant to EITF No.’s 98-5 and 00-27 and APB No. 14, the Company determined that the exercise price of $0.48 was equivalent to the market price of $0.48 on each commitment date discussed above. The market price was determined based upon the conversion price of the debt as evidenced by the investors who converted their debt and related accrued interest in March 2008. The conversion price represented the best evidence of fair value as this was a privately held entity. As a result, no allocation of fair value was required for the convertible debt since its market price and conversion price were equivalent..

The Company also determined that SFAS No. 133 and EITF 00-19 were not applicable, as the embedded conversion option did not require bifurcation and related fair value accounting.

(B) Warrants

(1)	Terms

a.	Exercise price - $0.75.
b.	Expected term – 1.5 years for the placement agent warrants and 5 years for the investor warrants.

(2)	Issuance

a.	The Company issued 1,500,000 warrants in the above debt offering. Each $1 of debt sold was accompanied by 2 stock warrants.
b.

The Company also issued, as a placement agent fee, 10% of the gross warrants sold with the convertible debt. Therefore, an additional 150,000 warrants were issued as additional compensation. The Company determined the valuation of these warrants by applying EITF 96-18 as follows:

(3)	Determining Fair Value

Under EITF No. 00-19, for the 1,500,000 warrants sold to investors, the Company concluded that these warrants met the definition of a freestanding financial instrument that could be classified as equity. The detachable stock purchase warrants permit the holders to purchase an aggregate of 1,500,000 shares of common stock of the Company at a price of $0.75 until January 2013 (with respect to 700,000 shares) or February 2013 (with respect to 800,000 shares). The Company recorded a fair value of $669,300 to debt issue costs, and then upon conversion of the related convertible debt in March 2008, expensed the remaining unamortized debt issue costs to interest expense. (See Note 3)

For the 150,000 placement agent warrants, the Company estimates the fair value of stock warrants granted using the Black-Scholes option-pricing model. The fair value of this warrant compensation to the placement agent was $42,697 and was charged to interest expense upon each commitment date for services rendered in the form of a direct debt offering cost. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding the number of highly subjective variables.

The fair value of these aggregate 1,650,000 warrant grants for the period from November 15, 2007 (Inception) to March 31, 2008 was estimated using the following weighted- average assumptions:

Risk free interest rate	1.90 – 2.70%
Expected term (in years)	1.5 - 5
Expected dividend yield	0%
Expected volatility of common stock	150%
Estimated annual forfeitures	0%

See Note 7 for additional warrant disclosure.

Note 6 Commitments and Related Party Transactions

During January 2008, the Company’s CEO contributed $100 for general corporate activities. The Company recorded this as contributed capital.

Effective January 1, 2008, the Company entered into four separate three-year employment agreements with its senior management. The agreements provided for salaries ranging from $75,000 - $175,000 per annum. Each of these individuals will be entitled to annual increase of 20% per annum over the term of the initial term of the employment agreement. There is additional compensation that can be earned given certain milestones.

The Company’s Chief Operating Officer and Chief Marketing Officer have subleased certain office space to the Company. For the period from November 15, 2007 (Inception) to March 31, 2008, the Company was charged fair market value rent of $15,500. Each of these leases is month to month, and there is no committed arrangement. Beginning April 2008, monthly rent will be approximately $9,500/month.

A director of our Company is the officer of a manufacturer that the Company has entered into an agreement with. The terms require the Company to purchase a minimum amount of products on a monthly basis. The minimum requirement is not required to be met until October 2008.

Note 7 Stockholders’ Equity

On January 15, 2008, the Company issued 19,500,000 shares of common stock to its founders, having a fair value of $1,880 (approximately $0.0001/ share), for pre-incorporation services rendered.

A summary of warrant activity at March 31, 2008 is as follows:

	Number of Warrants	Weighted Average Exercise Price
Granted	1,650,000	$0.75
Exercised	-	-
Forfeited	-	-
Cancelled	-	-
Balance – March 31, 2008	1,650,000	$0.75

All outstanding warrants are fully vested and exercisable.

	Warrants Outstanding/Exercisable
Range of Exercise Price	Number Outstanding/Exercisable	Weighted Average Remaining Contractual Life
$0.75	1,650,000	4.88 years

Note 8 Income Taxes – As Restated

SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling $701,602 at March 31, 2008, expiring through the year 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at March 31, 2008 are as follows:

Gross deferred tax assets:
Net operating loss carryforwards	$315,944
Total deferred tax assets	315,944
Less: valuation allowance	(315,944)
Net deferred tax asset recorded	$ -

The valuation allowance at January 7, 2008 (Inception of the “C” corporation) was $0. The net change in valuation allowance during the period ended March 31, 2008, was an increase of $315,944. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of March 31, 2008.

The actual tax benefit differs from the expected tax benefit for the period ended March 31, 2008 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 16.72 % for New York State/City income taxes, a blended rate of 45.03%) as follows:

Expected tax expense (benefit) – Federal – As restated	$(403,520)
Expected tax expense (benefit) – State/City – As restated	(238,191)
Non-deductible stock and warrant compensation - As restated	321,472
Meals and entertainment	4,295
Change in valuation allowance	315,944
Actual tax expense (benefit)	$ -

Note 9 Subsequent Event

In April 2008, the Company entered into a one-year agreement with a third party to provide public relations services. The Company is required to pay $12,000/month over the term of the agreement as well as certain related expenses.

PERF GO-GREEN HOLDINGS, INC. (F/K/A ESYS HOLDINGS, INC)
(A Development Stage Company)
BALANCE SHEETS

	April 30, 2008	October 31,
	(unaudited)	2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,100,636	$2,830

TOTAL ASSETS	$2,100,636	$2,830

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$34,486	$16,937
Accounts payable - related party	16,602	-
TOTAL CURRENT LIABILITIES	51,088	16,937

TOTAL LIABILITIES	51,088	16,937

STOCKHOLDERS’ EQUITY
Preferred stock, 5,000,000 shares authorized; $0.0001
par value; 0 shares issued and outstanding
Common stock, 100,000,000 shares authorized; $0.0001
par value; 32,208,404 and 28,008,399shares issued and outstanding, respectively	3,221	2,801
Additional paid-in capital	2,277,839	173,059
Accumulated deficit during development stage	(231,512)	(189,967)
TOTAL STOCKHOLDERS’ EQUITY	2,049,548	(14,107)

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$2,100,636	$2,830

The accompanying notes are an integral part of these financial statements.

PERF GO-GREEN HOLDINGS, INC. (F/K/A ESYS HOLDINGS, INC)
(A Development Stage Company)
STATEMENTS OF OPERATIONS

					From Inception
	Three Months	Three Months	Six Months	Six Months	(April 22, 2005)
	Ended	Ended	Ended	Ended	through
	January 31,	January 31,	April 30,	April 30,	April 30,
	2008	2007	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUES	$-	$-	$-	$-	$-

EXPENSES
General and administrative	5,405	17,807	19,801	41,736	138,266
Professional fees	7,364	30,719	25,245	33,209	101,798
Total Expenses	12,769	48,526	45,046	74,945	240,064

LOSS FROM OPERATIONS	(12,769)	(48,526)	(45,046)	(74,945)	(240,064)

OTHER INCOME
Other income	3,500	-	3,500	-	3,500
Interest	-	368	1	993	5,052
Total Other Income	3,500	368	3,501	993	8,552

NET LOSS BEFORE TAXES	(9,269)	(48,158)	(41,545)	(73,952)	(231,512)

INCOME TAX EXPENSE	-	-	-	-	-

NET LOSS	(9,269)	(48,158)	(41,545)	(73,952)	$(231,512)

BASIC AND DILUTED NET LOSS PER SHARE	$-	$-	$-	$-

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	32,897,293	28,008,404	31,617,244	28,008,404

The accompanying notes are an integral part of these financial statements.

PERF GO-GREEN HOLDINGS, INC. (F/K/A ESYS HOLDINGS, INC)
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
(UNAUDITED)

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance, April 22, 2005 (inception)	-	$-	$-	$-	$-

Common stock issued for cash at $0.0001
per share for founder	21,008,405	2,101	(2,051)	-	50

Common stock issued for cash at $0.10
per share to investors	8,296,217	830	196,630		197,460

Net loss for the period ended, October 31, 2005	-	-	-	(5,604)	(5,604)

Balance, October 31, 2005	29,304,622	2,931	194,579	(5,604)	191,906

Treasury stock purchased December 13, 2005	(1,296,218)	(130)	(30,720)	-	(30,850)

Net loss for the period ended October 31, 2006	-	-	-	(54,061)	(54,061)

Balance, October 31, 2006	28,008,404	2,801	163,859	(59,665)	106,995

In-kind contributions			9,200		9,200

Net loss for the period ended October 31, 2007				(130,302)	(130,302)

Balance, October 31, 2007	28,008,404	2,801	173,059	(189,967)	(14,107)

Common stock issued for cash at $0.50	5,200,000	520	2,599,480		2,600,000
per share to investors

Exchange of deposit for stock	(1,000,000)	(100)	(499,900)		(500,000)

In-kind contributions			5,200		5,200

Net loss for the period ended April 30, 2008	-	-	-	(41,545)	(41,545)

Balance, April 30, 2008	32,208,404	$3,221	$2,277,839	$(231,512)	$2,049,548

The accompanying notes are an integral part of these financial statements.

PERF GO-GREEN HOLDINGS, INC. (F/K/A ESYS HOLDINGS, INC)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

			From Inception
	Six Months	Six Months	(April 22, 2005)
	Ended	Ended	through
	April 30,	April 30,	April 30,
	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(41,545)	$(7,938)	$(231,512)
Adjustments to reconcile net loss to net cash used by operating activities:
In kind contribution of expenses	5,200	-	14,400
Accounts payable increase(decrease)	17,549	-	34,486
Accounts payable - related party	16,602		16,602
Net cash used by operating activities	(2,194)	(7,938)	(166,024)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposit - Merger	(500,000)	-	(500,000)
Net cash used by investing activities	(500,000)	-	(500,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	-	(30,850)	(30,850)
Proceeds from issuance of common stock	2,600,000	-	2,797,510
Net cash provided by financing activities	2,600,000	(30,850)	2,766,660

NET INCREASE (DECREASE) IN CASH	2,097,806	(38,788)	2,100,636

CASH, BEGINNING OF PERIOD	2,830	194,446	-

CASH, END OF PERIOD	$2,100,636	$155,658	$2,100,636

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

PERF GO-GREEN HOLDINGS, INC. (f/k/a ESYS HOLDINGS, INC.)

(Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

April 30, 2008

__________________________________________________________________________________________

NOTE 1 – DESCRIPTION OF BUSINESS

Perf Go-Green Holdings, Inc. (f/k/a ESYS Holdings, Inc.) (hereinafter, the “Company”) was incorporated on April 22, 2005 in the State of Delaware. ESYS Holdings, Inc. changed its name effective April 26, 2008 to Perf Go-Green Holdings, Inc.

We are currently negotiating a share exchange transaction (the “Share Exchange”) with the shareholders of Perf-Go Green, Inc. (“Perf”), a privately-held, early stage Delaware Corporation that intends to market and sell eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. Upon consummation of the prospective Share Exchange, we would acquire all of the outstanding shares of Perf in consideration of which the Perf stockholders would receive shares of our common stock and Perf would become our wholly-owned subsidiary.  While the parties are actively negotiating the Share Exchange, no definitive agreement has been signed and there can be no assurance that the transaction will be consummated.

Activities during the development stage include developing the business plan and raising capital.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed unaudited financial statements are presented in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal occurring accruals) considered necessary in order to make the financial statements not misleading, have been included. The financial statements are presented on the accrual basis. These financial statements should be read in conjunction with the Company’s audited financial statements and the accompanying notes included in the Company’s Form 10-KSB filed with the SEC. The results of operations for the six month period ended April 30, 2008, are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year.

Accounting Pronouncements - Recent

In February, 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

PERF GO-GREEN HOLDINGS, INC. (f/k/a ESYS HOLDINGS, INC.)

(Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

April 30, 2008

___________________________________________________________________________________________

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and non derivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

PERF GO-GREEN HOLDINGS, INC. (f/k/a ESYS HOLDINGS, INC.)

(Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

April 30, 2008

___________________________________________________________________________________________

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern

As shown in the accompanying financial statements, the Company had an accumulated deficit of $231,512 incurred through April 30, 2008. The Company has no revenues and limited operations. Management is negotiating a share exchange transaction (the “Share Exchange”) with the shareholders of Perf-Go Green, Inc. (“Perf”), a privately-held, early stage Delaware Corporation that intends to market and sell eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. Upon consummation of the prospective Share Exchange, Perf would become our wholly-owned subsidiary. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company expects to be able to control its cash outflows based upon funds received.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted losses per share were the same at April 30, 2008 as the effect of 4,200,000 warrants was anti-dilutive. The Company did not have any outstanding dilutive securities outstanding as of April 30, 2007.

PERF GO-GREEN HOLDINGS, INC. (f/k/a ESYS HOLDINGS, INC.)

(Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

April 30, 2008

___________________________________________________________________________________________

Fair Value of Financial Instruments

The Company’s financial instruments as defined by Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” include cash and accounts payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at the reporting dates.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Stock-Based Compensation

The Company measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period. In accordance with Statement of Financial Accounting Standards No. 123 (R), the fair value of stock options and warrants granted are estimated using the Black-Scholes option pricing model. No stock options were granted as of April 30, 2008.

NOTE 3 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001. As of April 30, 2008, the Company has not issued any preferred stock.

Common Stock

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share.

In its initial capitalization in 2005, the Company issued 8,296,217 shares of common stock for a total of $197,510 in cash ($0.02 per share)

In fiscal year 2006, the Company purchased back and retired 1,296,218 shares of common stock for a total of $ 30,850 ($0.02 per share).

During December 2007, the Company offered units which consisted of 100,000 common shares and a three year warrant to purchase 100,000 common shares at an exercise price of $0.75 per share for $50,000 per unit. The Company issued 5,200,000 common shares and 5,200,000 warrants and received cash proceeds of $2,600,000 ($0.50 per share).

PERF GO-GREEN HOLDINGS, INC. (f/k/a ESYS HOLDINGS, INC.)

(Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

April 30, 2008

___________________________________________________________________________________________

Effective December 18, 2007, the Company stock affected a 1 to 4.20168 forward stock split of its common stock. All share and per share amounts have been retroactively adjusted to reflect the forward stock split.

During April 2008, a stockholder exchanged 1,000,000 shares of stock and 1,000,000 warrants for the assignment of a deposit of $500,000. The shares were retired by the Company.

In-Kind Contribution of Services

During 2007, the President of the Company contributed his services valued at $ 9200.

During the six months ended April 30, 2008, the President of the Company contributed his services valued at $5,200.

NOTE 4 – STOCK OPTIONS

On June 3, 2005, the Company’s board approved the 2005 Equity Compensation Plan to issue up to 1,300,000 non-qualified stock options.  As of April 30, 2008, the Company has not issued any options under the plan.

NOTE 5 – LETTER OF INTENT

During December 2007, the Company entered into a letter of intent to acquire Epitome Systems (“Epitome”). The LOI contained several conditions that needed to be met by Epitome prior to a definitive agreement being signed. Under the agreement, the Company paid a refundable deposit of $500,000, which was due if back to the Company if a definitive agreement was not signed by January 21, 2008. On March 27, 2008, we executed a letter agreement that terminated the Letter of Intent and agreed to specific terms of the repayment of the $500,000 earnest money Deposit paid to Epitome which repayment shall be made upon the earlier of (a) April 30, 2008, or (b) the consummation of one or more financings resulting in aggregate gross proceeds to Epitome of at least $12 million. Pursuant to an Assignment Agreement entered into in April 2008 between us and E&P Fund, Ltd., we agreed to assign the right to this repayment of the deposit to E&P Fund, Ltd. in exchange for the return of 1,000,000 shares of common stock that E&P Fund, Ltd. subscribed for pursuant to the offering that was concluded on December 20, 2007.

Webb & Company, P.A.
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of: La Solucion, Inc.

We have audited the accompanying balance sheet of La Solucion, Inc. and as of October 31, 2007 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended. The financial statements of La Solucion, Inc. for the period April 22, 2005 (inception) to October 31, 2006 were audited by other auditors whose report was dated January 24, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of as of October 31, 2007 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has losses from inception of $189,967, no revenues and limited capital resources. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.

Boynton Beach, Florida December 12, 2007

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426

Telephone: (561) 752-1721 • Fox: (561) 734-8562

www.cpawebb.com

Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

La Solucion, Inc.

Chapel Hill, NC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of La Solucion, Inc. (a development stage company) as of October 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Solucion, Inc. as of October 31, 2006, and the results of its operations, stockholders’ equity and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Williams & Webster, P.S.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

January 24, 2007

LA SOLUCION, INC.
(A Development Stage Company)
BALANCE SHEETS

	October 31,	October 31,
	2007	2006
ASSETS

CURRENT ASSETS
Cash	$2,830	$109,383
Total Current Assets	2,830	109,383

TOTAL ASSETS	$2,830	$109,383

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Accounts payable	$16,937	$2,388
Total Current liabilities	16,937	2,388

TOTAL LIABILITIES	16,937	2,388

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock, 5,000,000 shares authorized; $0.0001
par value; 0 shares issued and outstanding
Common stock, 100,000,000 shares authorized; $0.0001	-	-
par value; 6,666,000 and 6,666,000 shares issued and outstanding, respectively	666	666
Additional paid-in capital	175,194	165,994
Deficit accumulated during development stage	(189,967)	(59,665)
Total Stockholders’ (Deficit) Equity	(14,107)	106,995

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$2,830	$109,383

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

			From Inception
			(April 22, 2005)
	Year Ended		through
	October 31,	October 31,	October 31,
	2007	2006	2007

REVENUES	$-	$-	$-

EXPENSES
General and administrative	79,328	33,533	118,465
Professional fees	52,012	24,541	76,553
TOTAL EXPENSES	131,340	58,074	195,018

LOSS FROM OPERATIONS	(131,340)	(58,074)	(195,018)

OTHER INCOME
Interest Income	1,038	4,013	5,051

LOSS BEFORE TAXES	(130,302)	(54,061)	(189,967)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(130,302)	$(54,061)	$(189,967)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$(0.02)	$ nil

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	6,666,000	6,691,708

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Period April 22, 2005 (Inception) to October 31, 2007

				Deficit
				Accumulated
	Common Stock		Additional	During	Total
	Number		Paid-in	Development	Stockholders’
	of Shares	Amount	Capital	Stage	Equity (Deficit)

Balance, April 22, 2005 (inception)	-	$-	$-	$-	$-

Common stock issued for cash at $0.0001 per share for founder	5,000,000	500	(450)	-	50

Common stock issued for cash at $0.10 per share for investors	1,974,500	197	197,263		197,460

Net loss for the period ended, October 31, 2005	-	-	-	(5,604)	(5,604)

Balance, October 31, 2005	6,974,500	697	196,813	(5,604)	191,906

Treasury stock purchased December 13, 2005	(308,500)	(31)	(30,819)	-	(30,850)

Net loss	-	-	-	(54,061)	(54,061)

Balance, October 31, 2006	6,666,000	666	165,994	(59,665)	106,995

In-kind contribution of services	-	-	9,200	-	9,200

Net loss	-	-	-	(130,302)	(130,302)

Balance, October 31, 2007	6,666,000	$66	$175,194	$(189,967)	$(14,107)

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

			From Inception
			(April 22, 2005)
	Year Ended		through
	October 31,	October 31,	October 31,
	2007	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(130,302)	$(54,061)	$(189,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase (decrease) in accounts payable	14,549	(152)	16,937
In-kind contribution of services	9,200	-	9,200
Net cash used by operating activities	(106,553)	(54,213)	(163,830)

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:	-	-	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Issuance of common stock for cash	-	-	197,510
Purchase of treasury stock	-	(30,850)	(30,850)
Net cash provided by (used in) financing activities	-	(30,850)	166,660

NET INCREASE (DECREASE) IN CASH	(106,553)	(85,063)	2,830

CASH - BEGINNING OF PERIOD	109,383	194,446	-

CASH - END OF PERIOD	$2,830	$109,383	$2,830

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2007

___________________________________________________________________________________________

NOTE 1 – DESCRIPTION OF BUSINESS

La Solucion, Inc. (hereinafter, the “Company”) was incorporated on April 22, 2005 in the State of Delaware.

The principal business of the Company is to provide daily assistance, such as facilitation of the processes relating to banking, renting an apartment, etc., to the non-English speaking Hispanic population in North Carolina. The Company’s year-end is October 31.

The Company is in the development stage and the Company’s activities during the development stage include developing a business plan and raising capital.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of La Solucion, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements - Recent

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

LA SOLUCION, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2007

___________________________________________________________________________________________

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Going Concern

As shown in the accompanying financial statements, the Company had an accumulated deficit of $189,967 incurred through October 31, 2007. The Company has no revenues and limited cash. Management has established plans to begin generating revenues. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted losses per share were the same at the reporting dates as there were no common stock equivalents outstanding during 2007 and 2006.

LA SOLUCION, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2007

___________________________________________________________________________________________

Fair Value of Financial Instruments

The Company’s financial instruments as defined by Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” include cash and accounts payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at the reporting dates.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At October 31, 2007, the Company had  deferred tax assets calculated at an expected rate of 34% of approximately $61,461 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the  deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at October 31, 2007. The significant components of the deferred tax asset at October 31, 2007 were as follows:

	October 31,	October 31,
	2007	2006

Net operating loss carryforward	$180,767	$59,665

Deferred tax asset	$61,461	$20,286
Deferred tax asset valuation allowance	$(61,461)	$(20,286)

At October 31, 2007, the Company has net operating loss carryforwards of approximately $180,767 which begin to expire in the year 2025.  The change in the valuation allowance for October 31, 2006 to 2007 was an increase of $41,175.

Stock-Based Compensation

The Company measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period. In accordance with Statement of Financial Accounting Standards No. 123 (R), the fair value of stock options and warrants granted are estimated using the Black-Scholes option pricing model. No stock options were granted as of October 31, 2007 and 2006.

LA SOLUCION, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2007

___________________________________________________________________________________________

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001. As of October 31, 2007, the Company has not issued any preferred stock.

Common Stock

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in 2005, the Company issued 6,974,500 shares of common stock for a total of $197,510 in cash.

In fiscal year 2006,  the Company purchased back and retired 308,500 shares of common stock for a total of 30,850.

In-Kind Contribution of Services

During 2007, the President of the Company contributed his services valued at $ 9,200.

NOTE 4 – STOCK OPTIONS

On June 3, 2005, the Company’s board approved the 2005 Equity Compensation Plan to issue up to 1,300,000 non-qualified stock options.  As of October 31, 2007, the Company has not issued any options under the plan.

La Solucion, Inc.

Chapel Hill, NC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of La Solucion, Inc. (a development stage company) as of October 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Solucion, Inc. as of October 31, 2006 and 2005, and the results of its operations, stockholders’ equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

WILLIAMS & WEBSTER, P.S.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

January 24, 2007

LA SOLUCION, INC.
(A Development Stage Company)
BALANCE SHEETS
	October 31, 2006	October 31, 2005
ASSETS

CURRENT ASSETS
Cash	109,383	194,446
Total Current Assets	109,383	194,446

TOTAL ASSETS	109,383	194,446

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	2,388	2,540
Total Current liabilities	2,388	2,540
TOTAL LIABILITIES	2,388	2,540

STOCKHOLDERS’ EQUITY
Preferred stock, 5,000,000 shares authorized; $0.0001
par value; 0 shares issued and outstanding
Common stock, 100,000,000 shares authorized; $0.0001	-	-
par value; 6,666,000 and 6,974,500 shares issued and outstanding, respectively	666	697
Additional paid-in capital	165,994	196,813
Deficit accumulated during development stage	(59,665)	(5,604)
Total Stockholders’ Equity	106,995	191,906
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	109,383	194,446

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
					From Inception
					(April 22, 2005)
		Year Ended			through
		October 31,		October 31,	October 31,
		2006		2005	2006

REVENUES		$-		$-	$-

EXPENSES
General and administrative		33,533		5,604	39,137
Professional fees		24,541		-	24,541
TOTAL EXPENSES		58,074		5,604	63,678

LOSS FROM OPERATIONS		(58,074)		(5,604)	(63,678)

OTHER INCOME
Interest Income		4,013		-	4,013

LOSS BEFORE TAXES		(54,061)		(5,604)	(59,665)

PROVISION FOR INCOME TAXES		-		-	-

NET LOSS		$(54,061)		$(5,604)	$(59,665)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$	nil	$	nil

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED		6,691,708		4,624,510

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY

				Deficit
				Accumulated
	Common Stock		Additional	During	Total
	Number		Paid-in	Development	Stockholders’
	of Shares	Amount	Capital	Stage	Equity

Balance, April 22, 2005 (inception)	-	$-	$-	$-	$-

Common stock issued for cash at $0.0001
per share for founder	5,000,000	500	(450)	-	50

Common stock issued for cash at $0.10
per share for investors	1,974,500	197	197,263		197,460

Net loss for the period ended, October 31, 2005	-	-	-	(5,604)	(5,604)

Balance, October 31, 2005	6,974,500	697	196,813	(5,604)	191,906

Treasury stock purchased December 13, 2005	(308,500)	(31)	(30,819)	-	(30,850)

Net loss for the period ended October 31, 2006	-	-	-	(54,061)	(54,061)

Balance, October 31, 2006	6,666,000	$666	$165,994	$(59,665)	$106,995

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

			From Inception
			(April 22, 2005)
			through
	October 31,	October 31,	October 31,
	2006	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(54,061)	$(5,604)	(59,665)
Adjustments to reconcile net loss to net cash used in
operating activities:
Increase (decrease) in accounts payable	(152)	2,540	2,388
Net cash used by operating activities	(54,213)	(3,064)	(57,277)

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:	-	-	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Issuance of common stock for cash	-	197,510	197,510
Purchase of treasury stock	(30,850)	-	(30,850)
Net cash provided (used) by financing activities	(30,850)	197,510	166,660

NET INCREASE (DECREASE) IN CASH	(85,063)	194,446	109,383

CASH - BEGINNING OF PERIOD	194,446	-	-

CASH - END OF PERIOD	$109,383	$194,446	$109,383

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

NOTE 1 DESCRIPTION OF BUSINESS

La Solucion, Inc. (hereinafter, the “ Company” ) was incorporated on April 22, 2005 in the State of Delaware. The principal business of the Company is to provide daily assistance, such as facilitation of the processes relating to banking, renting an apartment, etc., to the non-English speaking Hispanic population in North Carolina. The Company’ s year-end is October 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of La Solucion, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements – Recent

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (hereinafter “SFAS No. 157) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant immediate effect on its financial position or results of operations.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (hereinafter “FIN 48”), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material immediate impact on its financial reporting. The Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “ Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140” (hereinafter “ SFAS No. 155” ). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“ SPE” ) may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’ s fiscal year. Management believes the adoption of this statement will have no impact on the Company’ s financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “ Accounting Changes and Error Corrections,” (hereinafter “ SFAS No. 154” ) which replaces Accounting Principles Board Opinion No. 20, “ Accounting Changes,” and SFAS No. 3, “ Reporting Accounting Changes in Interim Financial Statements B An Amendment of APB Opinion No. 28.” SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company does not expect SFAS No. 154 to have a material impact on its financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004), “ Share-Based Payments” (hereinafter “ SFAS No. 123 (R)” ). This statement replaces FASB Statement No. 123, “ Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “ Accounting for Stock Issued to Employees.” SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’ s equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grand date (with limited exceptions). That cost will be recognized in the entity’ s financial statements over the period during which the employee is required to provide services in exchange for the award. Management does not expect the adoption of SFAS No. 123(R) to immediately impact its operations or financial position.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “ Accounting for Derivative Instruments and Hedging Activities” (hereinafter “ SFAS No. 133” ), as amended by SFAS No. 137, “ Accounting for Derivative Instruments and Hedging Activities B Deferral of the Effective Date of FASB No. 133,” and SFAS No. 138, “ Accounting for Certain Derivative Instruments and Certain Hedging Activities,” and SFAS No. 149, “ Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At October 31, 2006 and 2005, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted losses per share were the same at the reporting dates as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at the reporting dates.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At October 31, 2006, the Company had deferred tax assets calculated at an expected rate of 34% of $20,286 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been recorded. The significant components of the net deferred tax asset were as follows:

	October 31,	October 31,
	2005	2006

Net operating loss carryforward	$59,665	$5,604

Deferred tax asset	$20,286	$1,905
Deferred tax asset valuation allowance	(20,286)	(1,905)

Net deferred tax asset	$-	$-

At October 31, 2006, the Company has net operating loss carryforwards of $59,665 which begin to expire in the year 2025. The change in the valuation allowance for October 31, 2005 to 2006 was $ 18,381.

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation. This reclassification has resulted in no changes to the Company’s accumulated deficit or net losses presented.

Stock-Based Compensation

The Company measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period. In accordance with Statement of Financial Accounting Standards No. 123 (R), the fair value of stock options and warrants granted are estimated using the Black-Scholes option pricing model.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 - CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001. As of October 31, 2006, the Company has not issued any preferred stock.

Common Stock

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in fiscal year 2005, the Company issued 6,974,500 shares of common stock for a total of $197,510 in cash.

In fiscal year 2006, the Company purchased back and retired 308,500 shares of common stock for a total of $30,850.

NOTE 4 - STOCK OPTIONS

On June 3, 2005, the Company’s board approved the 2005 Equity Compensation Plan to issue up to 1,300,000 non-qualified stock options. As of October 31, 2006, the Company has not issued any options under the plan.

NOTE 5 – CONCENTRATIONS

Bank Accounts

The Company maintains its cash accounts in a single commercial bank. At October 31, 2006, the Company has $9,383 in excess of the federally insured amount in bank accounts maintained in the United States.

LA SOLUCION, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2006

Operating Concentrations

The Company is developing operations to provide a service to a specific market in a single geographic location, North Carolina.

MANAGEMENT

Executive Officers and Directors

Our Board of Directors currently consists of seven members, three of which have been determined to be “independent” as defined by the rules of the Nasdaq Capital Market. These independent directors are David Bach, Robert Dubner and Governor George E. Pataki. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to out management. At this time the Company does not maintain a separate compensation committee or nominating committee but we intend to form such committees in the future. All Directors of the Company hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors of the Company. There are no family relationships among any of the officers or directors.

The following table sets forth the names and ages of our directors and executive officers and the positions they hold with us as of January 27, 2009.

Name	Age	Position
Anthony Tracy	47	Chairman of the Board and Chief Executive Officer
Michael Caridi	44	Chief Operating Officer and Interim Chief Financial Officer
David Bach	41	Director
Charles Gargano	73	Director and Senior Vice President of Governmental Affairs
Robert Dubner	65	Director
Gov. George E. Pataki	62	Director
Ben Tran	42	Director
Linda Daniels	59	Director, Chief Marketing Officer and Secretary

The principal occupation and business experience of each of the directors and executive officers are as follows:

Anthony Tracy has been our Chairman of the Board of Directors and Chief Executive Officer since May 2008 and held the same positions with Perf-Go Green since January 2008. He is the Chief Executive Officer of Tracy Productions since 1996 and Prime 9 LLC since 2006 and is an entrepreneur and designer of 15 patented products ranging from household products, exercise equipment, and grooming products for men and women.

Michael Caridi has been our Chief Operating Officer since May 2008 and our interim Chief Financial Officer since January 2009 and held the same positions with Perf-Go Green since January 2008. He is currently or has been an executive officer of several companies including MAJIC Development Group LLC since 2003, Protection Plus Security Consultants, Inc. since 1993, Quest imports international since 1999 and Berkshire Financial Grip Inc. His business endeavors span various industries including residential construction and development, concrete operations, interior/exterior and ground-up commercial construction for Fortune 500 corporations. In addition, Michael is also engaged in a diverse mix of independent business ventures including residential and commercial property-management, management and banking, ship salvaging and dismantling, hotel ownership and development, consulting and management, corporate janitorial services, magazines publishing, and alcohol/non-

alcoholic import and export. Mr. Caridi is also a licensed real estate broker. As head of MAJIC Development Group LLC, he has been involved in several significant development projects, as well as construction for many Fortune 500 clients and retailers. Mr. Caridi also advises the Boards of Directors of Isonics since 2005, Immune Regen since 2004 and Vysiys since 2006.

Mr. Bach, 41, has been a director since June 2008. He has been the chief executive officer of FinishRich Media, a corporation dedicated to revolutionizing how people learn about money and the environment since 2005. Mr. Bach has also been an executive officer of Finish Rich, Inc. since 2002. Mr. Bach was a senior vice president of Morgan Stanley and a partner of The Bach Group which managed over a half billion dollars during his tenure from 1993-2001.

Mr. Gargano, 73, has been a director and Senior Vice President of Governmental Affairs since June 2008. Mr. Gargano currently is a partner at Greenview Realty Corporation. Mr. Gargano served as Chairman of the Empire State Development Corporation of New York State and Vice Chairman of the Port Authority of New York and New Jersey from 1995-2007.

Mr. Dubner, age 65, has been a director since July 2008. He is presently an independent consultant providing senior advisory services to companies including Momentive, a silicon manufacturing company (since October 2007) and Noranda, a company which manufactures aluminum castings (since march 2008). Mr. Dubner previously served as an independent consultant to Covalence, a company which manufactures plastic packaging (from September 2006 until July 2007). From October 2002 until December 2004, Mr. Dubner was a senior partner with IBM, serving as one of the leaders of IBM’s middle market consulting practice. In addition, Mr. Dubner serves on the board of directors of Hudson Highland Group, Inc., a temporary and permanent staffing company (since March 2006).

Governor George E. Pataki, age 61, has been a director since May 2008 and held the same positions with Perf-Go Green since January 2008. He has been of counsel to the law firm of Chadbourne & Park since March 2007. He is a principal of Pataki Cahill Group, a consulting firm specializing in climate change issues. He is a director of Cosan Ltd. Mr. Pataki was Governor of New York from 1995 until 2006.

Ben Tran, age 42, has been a director since May 2008 and held the same position with Perf-Go Green since January 2008. Mr. Tran has been President of Spectrum since 1995. From 1992 until 1995, Mr. Tran was a business manager for the Inteplast Group. From 1988 until 1992, he was a product manager for Mobil Corporation. Mr. Tran has bachelors degrees in economics and marketing.

Linda Daniels, age 59, has been our Chief Marketing Officer and Secretary since May 2008 and held the same positions with Perf-Go Green since January 2008. Ms. Daniels was the Senior Account Director for Jack Morton Worldwide from 1992 to 2002. She has 20 years of experience as a creative, strategic, global marketing executive with exceptionally diverse experience in creating business to business and business to consumer initiatives across many industries. She has worked with IBM, Xerox, NYSE, CNBC, MSNBC, Citigroup, Smith Barney, Prudential Securities and The New York Clearing House producing inventive, provocative, and engaging marketing strategies that succeed in building their brand equity. Ms. Daniels was President and Founder of The Punch Factory from 2002-January, 2008, a marketing consultancy based in Westport, CT. She is also a director of Prime 9, LLC.

Involvement in Certain Legal Proceedings

In accordance with a plea agreement entered into on May 15, 2006 in County Court, Rockland County New York, Michael Caridi, our Chief Operating Officer and Interim Chief Financial Officer, pled guilty to one misdemeanor count pertaining to the filing of a false certification in connection with a violation of a “prevailing wage” statute. Mr. Caridi received a conditional discharge by the Court.

Audit Committee

The members of the Audit Committee are Governor George E. Pataki, Robert Dubner and David Bach. Our Board of Directors has determined that Messrs. Dubner, Pataki and Bach are “independent” under Rule 10A-3(b) of the Exchange Act.

Our Audit Committee recommends our independent accountants for appointment to audit our financial statements and to perform services related to the audit, reviews the scope and results of the audit, reviews with management and the independent accountants our annual and quarterly operating results, considers the adequacy of the internal accounting procedures and controls, considers the effect of such procedures and controls on the accountant’s independence

Non-Employee Director Compensation

For the fiscal year ended March 31, 2008, we did not pay our non-employee directors any compensation. The Company has not adopted any formal policy as to how our directors shall be compensated and does not have a standing compensation committee. The Company has agreed to pay Dr. Dubner $2,500 for each Board of Director’s meeting he attends during the next three years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation of our chief executive officer and chief financial officer and our “named executive officers,” for the fiscal ended March 31, 2008. The Company has no executive officers other than the “named executive officers.”

Name and principal position	Year	Salary ($)	Total ($)
Anthony Tracy, Chairman of the Board and Chief Executive Officer	2008	45,066	45,066
Michael Caridi, Chief Operating Officer and Interim Chief Financial Officer	2008	31,533	31,533
Linda Daniels, Chief Marketing Officer	2008	31,270	31,270
Charles Gargano, Senior Vice President of Governmental Affairs	2008	____	____

Outstanding equity awards at March 31, 2008.

There were no option exercises or options outstanding as of March 31, 2008.

Option Exercises and Stock Vested

No options were exercised by our named executive officers as of March 31, 2008.

Pension Benefits

We do not currently maintain qualified or non-qualified defined benefit plans.

Non-qualified Deferred Compensation

We do not currently maintain non-qualified defined contribution plans or other deferred compensation plans.

Employee Agreements and Potential Payments Upon Termination or Change in Control

None.

Grants of Plan – Based Awards at March 31, 2008

None.

Each of Anthony Tracy and Michael Caridi have been granted reimbursements for the use of an individually owned vehicle. The use of the individually owned vehicle provides an expense-saving opportunity, as this vehicle is used for business-related travel as needed, helping to cut out-of-pocket travel expenses.

Employment Agreements

Mr. Tracy has entered into an employment agreement with us, dated as of January 1, 2008, providing for a base salary of $175,000 in the first year, plus a twenty (20%) percent increase in each year thereafter. The initial term of the agreement is three years, with yearly extensions thereafter, unless either party gives contrary notice at least thirty (30) days prior to any yearly extension. In addition to a base salary, Mr. Tracy is entitled to receive a twenty (20%) percent bonus per year upon receipt pf the Company’s first significant purchase order. In addition, Mr. Tracy is entitled to sales and override commissions. The Company can terminate the employment agreement with Mr. Tracy upon his death, disability or for “Cause,” as defined in the employment agreement.

Mr. Caridi has entered into an employment agreement with us, dated as of January 1, 2008, providing for a base salary of $125,000 in the first year, plus a twenty (20%) percent increase in each year thereafter. The initial term of the agreement is three years, with yearly extensions thereafter, unless either party gives contrary notice at least thirty (30) days prior to any yearly extension. In addition to a base salary, Mr. Caridi is entitled to receive a twenty (20%) percent bonus per year upon receipt of the Company’s first significant purchase order. In addition, Mr. Caridi is entitled to sales and override commissions. The Company can terminate the employment agreement with Mr. Caridi upon his death, disability or for “Cause,” as defined in the employment agreement.

Ms. Daniels has entered into an employment agreement with us, dated as of January 1, 2008, providing for a base salary of $125,000 in the first year, plus a twenty (20%) percent increase in each year thereafter. The initial term of the agreement is three years, with yearly extensions thereafter, unless either party gives contrary notice at least thirty (30) days prior to any yearly extension. In addition to a base salary, Ms. Daniels is entitled to receive a twenty (20%) percent bonus per year upon receipt pf the Company’s first significant purchase order. In addition, Ms. Daniels is entitled to sales and override commissions. The Company can terminate the employment agreement with Ms. Daniels upon her death, disability or for “Cause,” as defined in the employment agreement.

On June 6, 2008, the Board approved an agreement with Charles Gargano relating to the provision of long range strategic planning consultation (the “Consulting Agreement”). Mr. Gargano will be paid $2,000 per week as Senior Vice President of Governmental Affairs and shall receive 2% of all sales directly attributable to Mr. Gargano’s services plus out-of-pocket expenses. In addition he will receive options to purchase 200,000 shares of the Company’s Common Stock at an exercise price of $0.50 under the Registrant’s 2008 Share Incentive Plan (the “Plan”) approved by the Board on June 6, 2008.

Share Incentive Plan

In June, 2008, we adopted the Perf-Go Green Holdings, Inc. 2008 Share Incentive Plan (the “2008 Plan”), which provide for the grant of incentive stock options, non-qualified stock options and restricted stock to our officers, directors or employees, as well as advisers and consultants.

Under the 2008 Plan, we reserved 10,000,000 shares of common stock for the granting of options and rights. Such options and rights are to be granted at price to be determined by our board of directors. All stock options and rights are to vest over a period as determined by the Board of Directors and expire not more than ten years from the date they  were  granted.   Options to be granted under the plan will be either “incentive,” which are meant to qualify under Section 422 of the Internal Revenue Code or “non-qualified,” which do not qualify as incentive options under the Code. Other awards may be in the form of restricted stock. Subject to the terms of the plan, the Board will be solely responsible for the administration of the plan, including the granting of awards and the determination of the purchase price of options. Under the plan, the exercise price for qualified stock options may not be less than 100% of the fair market value of a share of common stock at the time the option is granted. Officers, Consultants and key employees will be eligible to receive options under the proposed plan. The Company intends to submit the 2008 Plan to stockholders for approval at the Company’s next Annual Meeting.

There were no stock options outstanding at March 31, 2008. On June 6, 2008, the board of directors granted 7,961,600 options to purchase common stock of which 4,498,541 were exercisable as of September 30, 2008, to directors, officers, employees and consultants. The Board of Directors also approved the issuance of shares of restricted common stock to a certain employee and a certain consultant.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Ethics for Senior Financial Officer. A copy of the Code of Ethics will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.

Transactions with Related Persons, Promoters and Certain Control Persons

The Punch Factory, of which Linda Daniels is the President, currently subleases certain office space to us at a monthly rent of $1,500 for the month.

Our former Chief Financial Officer, Arthur Stewart, subleased to the Company certain office space in Bay Shore, New York.  This office space is 1,000 square feet, of which 500 square feet was utilized by the Company, and was leased on a month-to-month basis with rent of $1,000 for the month until January 2009.

We recently entered into a letter agreement with Spectrum pursuant to which Spectrum agreed to manufacture certain biodegradable plastic products incorporation TDPA exclusively for us for so long as we purchase certain minimum amounts of products per month. The prices and times shall be mutually agreed upon between the parties. Ben Tran, a director of the Company, is the President of Spectrum.

David Tracy, our east coast sales manager and brother of our Chairman and Chief Executive Officer, recently entered into an employment agreement with the Company for a term of three years. The agreement provides for a salary of $85,000.

Jason Stewart, formerly assistant to our chief information officer and son of our former Chief Financial Officer was employed by the Company until January 2009 and was paid approximately $56,000 per year.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors does not maintain a standing compensation committee. As an early stage company, the founders of the Company did not believe it necessary or appropriate to maintain a standing compensation committee, instead decisions concerning compensation were discussed and recommended by Anthony Tracy, our chairman and chief executive officer, and Michael Caridi, our chief operating officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 26, 2009, information regarding the beneficial ownership of our common stock by (a) each person who is known to us to be the owner of more than five percent of our common stock, (b) each of our directors, (c) each of the named executive officers, and (d) all directors and executive officers and executive employees as a group. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares that such person has the right to acquire within 60 days of January 26, 2009.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Anthony Tracy	13,796,716 (2)	39.46%
Michael Caridi	4,942,221 (3)	13.82%

Robert Dubner	200,000 (4)	0.59%
Charles Gargano	200,000 (5)	0.59%
David Bach	810,000 (6)	2.34%
Gov. George Pataki	1,000,000 (7)	2.88%
Ben Tran	240,000 (8)	0.71%
Linda Daniels	867,995 (9)	2.52%
Officers and Directors as a group (8 persons)	22,056,932	55.03%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Rig Fund II A, Ltd. 40 A. Route De Malagnon Geneva, Switzerland 1208	6,000,000 (10)	16.32%
Semper Gestion SA 40 A. Route De Malagnon Geneva, Switzerland 1208	4,033,333 (11)	11.28%
Castlerigg Master Investments Ltd. 40 W. 57th Street, 26th Floor New York, NY 10019	6,722,222 (12)	18.12%
E&P Fund 40 A. Route De Malagnon Geneva, Switzerland 1208	2,000,000 (13)	5.75%
______________

* Less than 1% of the outstanding common stock or less than 1% of the voting power.

(1)

The address for Messrs. Tracy, Caridi, Dubner, Gargano, Bach, Pataki, and Tran and Ms. Daniels is c/o Perf-Go Green Holdings, Inc., 12 East 52nd Street, 4th Floor, New York, New York 10022. Beneficial ownership percentages gives effect to the completion of the Share Exchange, and are calculated based on shares of common stock issued and outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 11, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)

Includes options to purchase 1,204,110 shares of common stock of the Company to be issued at an exercise price of $2.00 per share vesting over a one year period under the 2008 Share Incentive Plan as approved by our Board of Directors on June 6, 2008.

(3)

Includes options to purchase 2,006,849 shares of common stock of the Company to be issued at an exercise price of $2.00 per share vesting over a one year period under the 2008 Share Incentive Plan as approved by our Board of Directors on June 6, 2008.

(4)

Includes options to purchase 200,000 shares of common stock of the Company at an exercise price of $1.95 per share under the 2008 Share Incentive Plan. Does not include options to purchase 10,000 shares of common stock at fair market value vesting 18 months after the date of grant at each Board meeting Mr. Dubner attends during the next three years. All of the aforesaid options will be granted pursuant to our 2008 Share Incentive Plan.

(5)

Includes options to purchase 200,000 shares of the Company’s common stock to be issued to be issued at an exercise price of $0.50 under the Registrant’s 2008 Share Incentive Plan as approved by our Board of Directors on June 6, 2008.

(6)

Includes options to purchase 650,000 shares of common stock of the Company to be issued at an exercise price of $1.81 per share under the 2008 Share Incentive Plan as approved by our Board of Directors on June 6, 2008 and includes options to purchase 160,000 shares of common stock of the Company to be issued at an exercise price of $1.00 per share under the 2008 Share Incentive Plan as approved by our Board of Directors on June 6, 2008.

(7)

Includes options to purchase 1,000,000 shares of common stock to be issued at an exercise price of $0.50 per share pursuant to our 2008 Share Incentive Plan approved by our Board of Directors on June 6, 2008.

(8)

Includes options to purchase 240,000 shares of our Common Stock to be issued at an exercise price of $0.50 per share granted to Spectrum pursuant to our 2008 Share Incentive Plan approved by our Board of Directors on June 6, 2008.

(9)

Includes options to purchase 500,0000 shares of common stock of the Company to be issued at an exercise price of $0.50 per share under the 2008 Share Incentive Plan and options to purchase 160,548 shares to be issued at an exercise price of $2.00 per share pursuant to our 2008 Share Incentive Plan approved by our Board of Directors on June 6, 2008.

(10)	Includes 3,000,000 shares issuable upon exercise of the 2007 Warrants and 3,000,000 shares of Common Stock held by Rig.

(11) Includes 2,000,000 shares of our common stock issuable upon conversion of the Notes and 2,000,000 shares issuable upon the exercise of the Pipe Warrants beneficially owned by Semper and shares issuable as interest on the Notes due within the next 60 days.

(12) Includes 3,333,333 shares of our common stock issuable upon conversion of the Notes and 3,333,333 shares issuable upon exercise of the Pipe Warrants beneficially owned by Castlerigg Master Investments Ltd. and shares issuable as interest on the Notes due within the next 60 days. The Interest Shares are calculated based on an assumed conversion price of $0.75. The conversion price may be adjusted to the lower of (i) the applicable Conversion Price (as defined in the Note) and (ii) the price computed as eighty-five percent (85%) of the arithmetic average of the weighted average price for the common stock during the five (5) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable Interest Payment Date.

(13) Includes 1,000,000 shares issuable upon the exercise of the 2007 Warrants and 1,000,000 shares of our common stock held by E&P.

Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share, and 5,000,000 shares of Preferred Stock $.0001 par value per share.

Common Stock

The holders of shares of common stock are entitled to share ratably in such dividends and distributions as may be legally declared by the Board of Directors with respect to the common stock and in any assets of the Company available for to stockholders upon its liquidation. Upon liquidation assets will only be available for distribution after satisfaction or provision for all debts and other obligations of the Company, including to holders of common stock designated as senior in right of payment upon liquidation. The holders of shares of common stock have one vote per share in person or by proxy at all meetings of stockholders. There are no cumulative voting rights with respect to the election of the Company, which means that holders of more than 50% of the shares of common stock voting in an election for directors can elect all of the directors then to be elected. There are no preemptive, conversion, sinking fund or redemption rights applicable to the common stock.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our Board of Directors without approval of our stockholders, is authorized to fix any dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing us flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect your voting power and the voting power of the holders of the common stock. Under certain circumstances, the issuance of preferred stock could also make it more difficult for a third party to gain control of our Company, discourage bids for our outstanding securities at a premium or otherwise adversely affect the price of our outstanding securities.

Senior Secured Convertible Notes

On May 13, 2008, the Company consummated the first closing of a private placement offering pursuant to which it issued to accredited investors, 10% senior secured convertible debentures and common stock purchase warrants. The Company issued $2,775,000 of its 10% Senior Secured Convertible Notes due May 13, 2011 at the first closing. On June 10, 2008, the Company issued 3,175,000 of its 10% Senior Secured Convertible Notes due on June 10, 2011. All of the Senior Secured Convertible Notes were secured by a first priority lien and security interest on substantially all of the assets of the Company subject to certain limited and specified exclusions. Under certain circumstances, the Note holders are entitled to have their conversion price adjusted to correspond to common stock holders’ rights to any stock dividend, stock split, stock combination or reclassification of shares. The $0.75 conversion price (the “Fixed Conversion Price”) may also be adjusted if the Company issues shares of its capital stock, or securities convertible, exercisable or exchangeable into capital stock at a price of less than the Fixed Conversion Price.

The Notes are convertible into shares of the Company’s common stock at the option of the holder and bear interest at a rate of 10% per annum and they will mature three years from the date of issue unless previously paid. Interest payments are to be made quarterly and may be paid, at the option of the Company, in cash or, subject to certain equity conditions, the Company’s common stock.

Warrants

There are warrants to purchase 14,996,666 shares outstanding. We issued 3,700,000 warrants to Investors to purchase common stock at the first closing on May 13, 2008. We issued 4,233,333 warrants to investors to purchase common stock at the second closing on June 11, 2008. The Warrants issued to the Investors are exercisable through May 13, 2013, with respect to the first closing investors, and June 10, 2013, with respect to the second closing investors, at an initial price of $1.00 per share, subject to adjustment as provided for therein. The Placement Agent was issued 793,333 Warrants in connection with the Offering. We issued 1,500,000 warrants to investors in a prior offering and 150,000 warrants to the Placement Agent in connection with the prior offering at an initial price of $0.75 per share, subject to adjustment as provided for therein (the “Bridge Warrants”). The Company also issued 4,200,000 Warrants to the Epitome Investors at an initial price of $1.00 per share, subject to adjustment as provided for therein. The Placement Agent was issued 420,000 Warrants in connection with the prior offering involving the Epitome Investors. The Warrants include certain anti-dilution provisions. In addition, with the exception of the Bridge Warrants, the Warrants provide that the Warrant Holder may not exercise such Warrant, to the extent that after giving effect to such exercise, such Holder, or their affiliates would beneficially own in excess of 4.99% of the shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise, which may be increased to 9.99% at the option of the Warrant Holder upon 61 days notice.

Delaware Anti-Takeover Law

The Company and its stockholders will be subject to Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a “business combination” within an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. “Business combination” includes merger, asset sales and other transactions resulting in a financing benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock was approved to trade on the OTC-BB and is quoted under the symbol “PGOG”. Our common stock has been listed on the OTC-BB since July 2007.

	High	Low
Fiscal Year 2006
First Quarter ended March 31, 2006	N/A	N/A
Second Quarter ended June 30, 2006	N/A	N/A
Third Quarter ended September 30, 2006	N/A	N/A
Fourth Quarter ended December 31, 2006	N/A	N/A

Fiscal Year 2007
First Quarter ended March 31, 2007	N/A	N/A
Second Quarter ended June 30, 2007	N/A	N/A
Third Quarter ended September 30, 2007	N/A	N/A
Fourth Quarter ended December 31, 2007	N/A	N/A

Fiscal Year 2008
First Quarter ended March 31, 2008	N/A	N/A
Second Quarter ended June 30, 2008	$3.08	$1.10
Third Quarter ended September 30, 2008	$1.63	$0.89
Fourth Quarter ended December 31, 2008	$1.10	$0.22

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

Holders

As of January 26, 2009, in accordance with our transfer agent records, we had 46 record holders of our Common Stock.

Dividends

Holders of our common stock are entitled to receive dividends if, and when declared by the Board of Directors out of funds legally available therefore. We have never declared or paid any dividends on our common stock. We intend to retain any future earnings for use in the operation and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future.

Equity Compensation Plan Information

In June, 2008, we adopted the Perf-Go Green Holdings, Inc. 2008 Share Incentive Plan (the “2008 Plan”), which provide for the grant of incentive stock options, non-qualified stock options and restricted stock to our officers, directors or employees, as well as advisers and consultants.

Under the 2008 Plan, we reserved 10,000,000 shares of common stock for the granting of options and rights. Such options and rights are to be granted at price to be determined by our board of directors. All stock options and rights are to vest over a period as determined by the Board of Directors and expire not more than ten years from the date they were granted. The Company intends to submit the 2008 Plan to stockholders for approval at the Company’s next Annual Meeting.

As of March 31, 2008, our Board of Directors did not authorize the issuance of any equity securities relating to compensation plans, including individual compensation arrangements.

Transfer Agent

The transfer agent for the common stock is Island Stock Transfer. The transfer agent phone number is 727-289-0010.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. On April 11, 2008, David Conklin, a stockholder of the Company, asserted a claim against Anthony Tracy, our Chairman of the Board of Directors and Chief Executive Officer, alleging that, based on Mr. Conklin’s prior contributions to other companies operated by Anthony Tracy as well as prior agreements between Mr. Conklin and Mr. Tracy, Mr. Conklin was entitled to be issued a ten (10%) percent interest in the Company. This dispute was resolved on July 8, 2008 and no litigation was commenced relating to this dispute. In accordance with the terms of the Mutual Release and Settlement Agreement dated July 8, 2008 by and among Mr. Tracy, Mr. Conklin and the Company, Mr. Conklin was issued 888,830 shares of common stock of the Company. Such shares were taken from Mr. Tracy’s interest in the Company and no additional shares were issued by the Company.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed on for us by Ruskin Moscou Faltischek, P.C.

EXPERTS

Our audited financial statements as of March 31, 2008 (as restated), included herein have been so included in reliance on the report of Berman & Company, P.A., an independent registered public accounting firm, given on the  authority  of  said  firm  as  experts  in  auditing and accounting in giving said report.   The audited financial

statements as of October 31, 2007 and October 31, 2006 of the accounting acquiree included herein have been so included in reliance on the reports of Webb & Company, P.A. and Williams & Webster, P.S., independent registered public accounting firms, given on the authority of said firm as experts in auditing and accounting in giving said report.

INTERESTS OF NAMED EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries, nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these materials by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC also maintains a website, the address of which is http://www.sec.gov. That website also contains our annual, quarterly and special reports, information statements and other information.

This prospectus is part of a registration statement that we filed with the SEC. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

PROSPECTUS

5,894,338 Shares of Common Stock

PERF-GO GREEN HOLDINGS, INC.

______________, 2009

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Perf-Go Green Holdings, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

____________________

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

•	except the common stock offered by this prospectus;

•	in any jurisdiction in which the offer or solicitation is not authorized;

•	in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

•	to any person to whom it is unlawful to make the offer or solicitation; or

•	to any person who is not a United States resident or who is outside the jurisdiction of the United States.

        The delivery of this prospectus or any accompanying sale does not imply that:

•	there have been no changes in the affairs of Perf-Go Green Holdings, Inc. after the date of this prospectus; or

•	the information contained in this prospectus is correct after the date of this prospectus.

____________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$ 1,178
Transfer Agent’s and Registrar Fees	0
Printing and engraving expenses	0
Legal Fees and Expenses	75,000
Accounting Fees and Expenses	40,000
Miscellaneous	0
Total Expenses	$116,178

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During December 2007, the Company offered units which consisted of 100,000 common shares and a three-year warrant to purchase 100,000 common shares at an exercise price of $0.75 per share for $50,000 per unit. The Company issued 5,200,000 common shares and 5,200,000 warrants to three investors (the “Epitome Investors”) and received cash proceeds of $2,600,000 ($0.50 per share) in connection with the offering. This offering was done in connection with a letter of intent between Perf-Go Green Holdings, Inc. and Epitome Systems, Inc. whereby the two companies entered into good faith negotiations in furtherance of entry into a definitive merger agreement which was not consummated but the Epitome Investors did not rescind their investment. The Epitome Investors committed $2.1 million dollars of the prior $2.6 million dollar investment to Perf-Go Green Holdings, Inc. in connection with the Share Exchange and remain as stockholders of the Company. One of the Epitome Investors, E&P Fund, Ltd., has reduced its investment in the Company by $500,000 and has returned one million shares of the Company’s common stock to the Company which have been cancelled. In connection with the cancellation and, pursuant to an Assignment Agreement entered into in April 2008 between the Company and E&P Fund, Ltd., the Company agreed to assign the right to the repayment of a refundable deposit of $500,000 paid to Epitome Systems, Inc. in connection with the abandoned merger, to E&P Fund, Ltd. in exchange for the return of 1,000,000 shares of common stock. In addition, the Epitome Investors have agreed to cancel the warrants they  received as part of the Epitome investment in exchange for the same number of warrants currently being offered in the Company’s current offering of 10% Senior Secured Convertible Notes and Common Stock Purchase Warrants and have signed releases releasing Perf Holdings from any liability resulting from the prior transaction with Epitome. The securities were offered and issued pursuant to Regulation S promulgated by the SEC.

In January and February 2008, our wholly-owned subsidiary, Perf-Go Green, Inc. offered securities to investors pursuant to the terms and conditions of (i) subscription agreements by and between Perf-Go Green, Inc. and certain Selling Stockholders, (ii) senior secured convertible bridge debenture by and between the Company and certain Selling Stockholders (the “Bridge Notes”), and (iii) certain warrants issued by the Company to certain Selling Stockholders to purchase the Company’s Common Stock (the “Bridge Warrants”). The Bridge Notes had a term of one year from the date of closing, an interest rate of ten percent (10%) per annum, and were convertible into shares of the Company’s Common Stock at an initial conversion price of $0.50 per share. The Bridge Notes were converted into 1,522,767 shares of Perf-Go Green, Inc.’s common stock on March 27, 2008. The Bridge Warrants are exercisable for five years at an exercise price of $0.75 per share, and are convertible into 1,500,000 shares of our common stock. The securities were offered and issued pursuant to Regulation D, Rule 506 promulgated by the SEC. The Company received proceeds of $750,000 in the aggregate in connection with this offering.

The Notes and Pipe Warrants were issued in connection with a transaction whereby certain Selling Stockholders invested an aggregate of $5,950,000 in cash in the Company in exchange for the Notes and Pipe Warrants. On May 13, 2008, we consummated the first closing of the Offering pursuant to which we issued to certain Selling Stockholders, Notes and Pipe Warrants. The Pipe Warrants have an exercise price of $1.00 per share and are exercisable for a period of five years. We issued Notes in the principal amount of $2,775,000, in the aggregate, and Pipe Warrants to purchase a total of 3,700,000 shares of the Company’s common stock at the first closing.

In connection with the first closing, we entered into a security agreement, as security for the payment of the obligations represented by the Note and a Registration Rights Agreement with each of the investors in the Offering.

On June 11, 2008, we consummated the second closing of the Offering pursuant to which we issued to certain Selling Stockholders. Notes in the aggregate principal amount of $3,175,000, and Pipe Warrants to purchase a total of 4,233,333 shares of the Company’s common stock.

The gross proceeds of the Offering to the Company was $5,950,000. The Note, Pipe Warrant, Registration Rights Agreement and Security Agreement executed at the first closing were modified at the second closing to be on the same terms as the Note, Pipe Warrant, Registration Rights Agreement and Security Agreement executed at the second closing. All the investors issued Notes and Pipe Warrants at the first closing: (i) executed an amended Registration Rights Agreement and amended Security Agreement and (ii) were reissued Notes and Warrants, all on the same terms granted to the investors in the second closing. The Notes and Pipe Warrants issued to the investors in the first closing were cancelled. The Notes are convertible into shares of our common stock at an initial conversion price of $0.75 per share. The Pipe Warrants may be exercised for a period of five years at an exercise price of $1.00 per share. We entered into a registration rights agreement with the investors in the Offering under which we have an obligation to prepare and file with the Securities and Exchange Commission a registration statement to register the common stock underlying the Notes and Pipe Warrants. As security for the payment of the obligations represented by the Notes, we entered into a Security Agreement with the investors and granted the investors a first priority interest in substantially all of our assets subject to limited and specified exceptions.

The securities were offered and issued pursuant to Regulation D, Rule 506 promulgated by the SEC.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits
See Exhibit Index immediately preceding the exhibits.

(b) Financial Statement Schedules

Schedule	Page

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1) (i), (1) (ii) and (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Not applicable.

(5)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser.

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned on February 9, 2009.

PERF-GO GREEN HOLDINGS, INC.
By: /s/ Michael Caridi
Michael Caridi Interim Chief Financial Officer and Controller (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Anthony Tracy	Chairman of the Board and Chief Executive Officer and Director (Principal Officer)	February 9, 2009
Anthony Tracy

/s/ Michael Caridi	Interim Chief Financial Officer (Principal Financing and Accounting Officer	February 9, 2009
Michael Caridi

Director
David Bach

/s/ Charles Gargano	Director	February 9, 2009
Charles Gargano

Director
Robert Dubner

/s/ George E. Pataki	Director	February 9, 2009
George E. Pataki

Director
Ben Tran

/s/ Linda Daniels	Director, Chief Marketing Officer and Secretary	February 9, 2009
Linda Daniels

EXHIBIT INDEX

Exhibit	Description
(3)(i)

Certificate of Incorporation is incorporated by reference to Form SB-2 filed on March 5, 2007. Amendment to Certificate of Incorporation is incorporated by reference to Current Report on Form 8-K filed December 21, 2007. Amendment to Certificate of Incorporation is incorporated by reference to Current Report on Form 8-K filed January 7, 2007. Amendment to Certificate of Incorporation is incorporated by reference to Current Report on Form 8-K filed June 12, 2008.

(3)(ii)	Bylaws incorporated by reference to Form SB-2 filed on March 5, 2007. Amendment to Bylaws is incorporated by reference to Current Report on Form 8-K filed May 16, 2008.
4.1	Form of Common Stock Certificate filed herewith.
4.2	Form of 10% Secured Convertible Debenture issued to certain Selling Stockholders incorporated by reference to Current Report on Form 8-K filed June 17, 2008.
4.3	Form of Warrant issued to Selling Stockholders incorporated by reference to Current Report on Form 8-K filed June 17, 2008.
4.4	Form of Security Agreement issued to certain Selling Stockholders incorporated by reference to Current Report on Form 8-K filed June 17, 2008.
4.5	Form of Registration Rights Agreement issued to certain Selling Stockholders incorporated by reference to Current Report on Form 8-K filed June 17, 2008.
5	Opinion of Ruskin Moscou Faltischek, P.C. incorporated by reference to Amendment No. 4 to Registration Statement on Form S-1 filed on December 24, 2008.
10.1	Form of Subscription Agreement by and between the Company and certain Selling Stockholders incorporated by reference to Current Report on Form 8-K filed December 28, 2007.
10.2	Form of Subscription Agreement by and between the Company and certain Selling Stockholders incorporated by reference to Current Report on Form 8-K filed May 16, 2008.
10.3	Form of Subscription Agreement dated June 10, 2008, by and between the Company and a certain Selling Stockholder incorporated by reference to Current Report on Form 8-K filed June 17, 2008.
10.4	Share Exchange Agreement by and among the Company, Perf-Go Green, Inc. and the stockholders of Perf-Go Green, Inc. incorporated by reference to Current Report on Form 8-K filed May 16, 2008.
10.5	Employment Agreement between the Company and Anthony Tracy incorporated by reference to Current Report on Form 8-K filed May 16, 2008.
10.6	Employment Agreement between the Company and Michael Caridi incorporated by reference to Current Report on Form 8-K filed May 16, 2008.
10.7	Employment Agreement between the Company and Linda Daniels incorporated by reference to Current Report on Form 8-K filed May 16, 2008.
10.8	Consulting Services Agreement between the Company and Charles Gargano incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 filed on September 25, 2008.
10.9	Exclusive Manufacturing Agreement between the Company and Spectrum Plastics incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 filed on September 25, 2008.
10.10	Office lease by and between Dryland 52, LLC and the Registrant dated October 1, 2008 incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2008.
16	Letter regarding change in certifying account incorporated by reference to Current Report on Form 8-K filed May 21, 2008.
21	Subsidiaries of the Registrant incorporated by reference to Registration Statement on Form S-1 filed August 11, 2008.

23.1	Consent of Ruskin Moscou Fatlischek, P.C. filed herewith.
23.2	Consent of Berman & Company, P.A. filed herewith.
23.3	Consent of Webb & Company, P.A. filed herewith.
23.4	Consent of Williams & Webster, P.S. relating to financial statements as of October 31, 2006 and 2005 filed herewith.
23.5	Consent of Williams & Webster, P.S. relating to financial statements as of October 31, 2006 filed herewith.